Exhibit 99.1

CLIFFORD CHANCE LLP EXECUTION VERSION

US$150,000,000

FACILITIES AGREEMENT

DATED              FEBRUARY 2009

FOR

INNOSPEC INC.

AND

OTHERS

WITH

BARCLAYS CAPITAL, CLYDESDALE BANK PLC TRADING AS YORKSHIRE BANK,

CREDIT SUISSE, LLOYDS TSB CORPORATE MARKETS

AND

THE ROYAL BANK OF SCOTLAND PLC

ACTING AS AGENT FOR NATIONAL WESTMINSTER BANK PLC

ACTING AS ARRANGER

AND

LLOYDS TSB BANK PLC

ACTING AS AGENT AND SECURITY AGENT

MULTICURRENCY TERM AND REVOLVING FACILITIES

AGREEMENT

- i -

33.	Partial invalidity	138

34.	Remedies and waivers	138

35.	Amendments and waivers	138

36.	Obligors' Agent	140

37.	USA Patriot Act	141

38.	Counterparts	141

39.	Publicity	141

40.	Governing law	142

41.	Enforcement	142

42.	Waiver of Jury Trial	142

SCHEDULE 1 THE ORIGINAL PARTIES		143

	Part I The Original Obligors	143
	Part II The Original Lenders	145
	Part III The Original Bilateral Banks	146
	Part IV The Hedging Banks	147

SCHEDULE 2 CONDITIONS PRECEDENT		148

	Part I Conditions precedent to initial Utilisation	148
	Part II Conditions Precedent required to be delivered by an Additional Obligor	152

SCHEDULE 3 REQUESTS		154

	Part I Utilisation Request	154
	Part II Selection Notice	155

SCHEDULE 4 MANDATORY COST FORMULAE		156

SCHEDULE 5 FORM OF TRANSFER CERTIFICATES		159

	Part I	159
	Part II LMA Transfer Certificate (Par)	161

SCHEDULE 6 FORM OF ACCESSION LETTER		165

SCHEDULE 7 FORM OF RESIGNATION LETTER		166

SCHEDULE 8 FORM OF COMPLIANCE CERTIFICATE		167

SCHEDULE 9 LMA FORM OF CONFIDENTIALITY UNDERTAKING		169

1.	Confidentiality Undertaking	169

2.	Permitted Disclosure	169

3.	Notification of Disclosure	170

4.	Return of Copies	170

5.	Continuing Obligations	170

6.	No Representation; Consequences of Breach, etc	170

- ii -

7.	ENTIRE AGREEMENT; No Waiver; Amendments, etc	171

8.	Inside Information	171

9.	Nature of Undertakings	171

SCHEDULE 10 TIMETABLES		175

- iii -

THIS AGREEMENT is dated             February 2009 and made between:

(1)	INNOSPEC INC. (the “Parent”);

(2)	THE SUBSIDIARIES of the Parent listed in Part I of Schedule 1 (The Original Parties) as original borrowers (together with the Parent, the “Original Borrowers”);

(3)	THE SUBSIDIARIES of the Parent listed in Part I of Schedule 1 (The Original Parties) as original guarantors (together with the Parent, the “Original Guarantors”);

(4)	BARCLAYS CAPITAL, CLYDESDALE BANK PLC TRADING AS YORKSHIRE BANK, CREDIT SUISSE, LLOYDS TSB BANK PLC, CORPORATE MARKETS and THE ROYAL BANK OF SCOTLAND PLC acting as agent for NATIONAL WESTMINSTER BANK PLC (whether acting individually or together the “Arranger”);

(5)	THE FINANCIAL INSTITUTIONS listed in Part II of Schedule 1 (The Original Parties) as lenders (the “Original Lenders”);

(6)	THE FINANCIAL INSTITUTIONS listed in Part III of Schedule 1 (The Original Parties) as bilateral lenders (the “Original Bilateral Banks”)

(7)	THE INSTITUTIONS listed in Part IV of Schedule 1 (The Original Parties) as hedging banks (the “Original Hedging Banks”);

(8)	LLOYDS TSB BANK PLC as agent of the Lenders (the “Agent”); and

(9)	LLOYDS TSB BANK PLC as security agent and trustee for the Finance Parties (the “Security Agent”).

IT IS AGREED as follows:

SECTION 1

INTERPRETATION

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement and in the Key Property Debentures:

“Accession Letter” means a document substantially in the form set out in Schedule 6 (Form of Accession Letter).

“Additional Borrower” means a company which becomes an Additional Borrower in accordance with Clause 25 (Changes to the Obligors).

“Additional Guarantor” means a company which becomes an Additional Guarantor in accordance with Clause 25 (Changes to the Obligors).

“Additional Obligor” means an Additional Borrower or an Additional Guarantor.

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

“Agent’s Spot Rate of Exchange” means the Agent’s spot rate of exchange for the purchase of the relevant currency with the Base Currency in the London foreign exchange market at or about 11:00 a.m. on a particular day.

“Alcor Chemie” means Alcor Chemie Vertriebs GmbH, a company incorporated in Switzerland with registered number CH-170.4.002.974-7.

“Approved Accounting Principles” means those accounting principles, standards and practices which were used in the Original Financial Statements of the Parent.

“Approved Lenders” means any bank or financial institution:

(a)	which is listed on the list of approved banks agreed by the Agent from time to time and identified by the Agent as such list for the purposes of this Agreement;

(b)	which has a long term credit rating assigned to it by Standard & Poor’s of not less than A or A- by Fitch or A-3 by Moody’s; or

(c)	approved in writing by the Majority Lenders, provided that such approval shall not be unreasonably withheld or delayed.

“Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation, or registration.

“Availability Period” means:

(a)	in relation to Facility A the period from and including the date of this Agreement to and including the day falling 1 Month after the date of this Agreement; and

(b)	in relation to Facility B, the period from and including the date of this Agreement to and including the day falling 1 week prior to the Termination Date.

If any of the above provisions of this definition of Availability Period would operate so that (but for this provision) any Availability Period ended on a day which is not a Business Day, then such Availability Period shall end on the first Business Day to occur before such day.

“Available Commitment” means, in relation to a Facility, a Lender’s Commitment under that Facility minus:

(a)	the Base Currency Amount of its participation in any outstanding Loans under that Facility; and

(b)	in relation to any proposed Utilisation, the Base Currency Amount of its participation in any Loans that are due to be made under that Facility on or before the proposed Utilisation Date,

other than, in relation to any proposed Utilisation under Facility B only, that Lender’s participation in any Facility B Loans that are due to be repaid or prepaid on or before the proposed Utilisation Date.

“Available Facility” means, in relation to a Facility, the aggregate for the time being of each Lender’s Available Commitment in respect of that Facility.

“Base Currency” means dollars.

“Base Currency Amount” means, in relation to a Loan, the amount specified in the Utilisation Request delivered by a Borrower for that Loan (or, if the amount requested is not denominated in the Base Currency, that amount converted into the Base Currency at the Agent’s Spot Rate of Exchange on the date which is three Business Days before the Utilisation Date or, if later, on the date the Agent receives the Utilisation Request) adjusted to reflect any repayment (other than, in relation to Facility A, a repayment arising from a change of currency), prepayment, consolidation or division of the Loan.

“Bilateral Bank” means:

(a)	any Original Bilateral Bank;

(b)	any Lender or Lenders; and

(c)	any Approved Lender which has acceded to this Agreement as a Bilateral Bank,

and in the case of (b) and (c) above, in each case as selected as a Bilateral Bank by the Parent by notice to the Agent. The Original Bilateral Banks are Bilateral Banks as at the date of this Agreement.

“Bilateral Borrower” means any Group Company to which a Bilateral Bank has provided a Bilateral Facility.

“Bilateral Commitment” means, in relation to a Bilateral Bank, the maximum amount from time to time of the Bilateral Facilities made available by such Bilateral Bank to the extent not cancelled.

“Bilateral Facility Documents” means those documents relating to or evidencing the terms of any Bilateral Facility.

“Bilateral Facility” means any of the following facilities (or a combination thereof) provided by a Bilateral Bank to any Group Company and identified by such Bilateral Bank and the Parent as a Bilateral Facility for the purpose of this Agreement and confirmed by the Agent in writing to such Bilateral Bank and the Parent that such facility is a Bilateral Facility for the purpose of the Finance Documents:

(a)	overdraft, cash pooling and similar facilities and spot and forward foreign exchange facilities; and

(b)	guarantee, bonding, documentary or demand letter of credit facilities.

The Agent hereby confirms by its signature to this Agreement that the following are Bilateral Facilities at the date of this Agreement:

(i)	a £5,000,000 (net), £20,000,000 (gross) facility incorporating money market loans, sterling and currency overdrafts made between Barclays Bank PLC and various Borrowers evidenced by letters dated 18 April 2008 as amended or amended and restated, as the case may be, from time to time;

(ii)	a $15,000,000 bond/guarantee facility made between, among others, Barclays Bank PLC and Innospec Limited and evidenced by a letter dated 18 April 2008 as amended or amended and restated, as the case may be, from time to time;

(iii)	a spot and forward foreign exchange facility made between Barclays Bank PLC and Innospec Limited evidenced by a letter dated 18 April 2008 as amended or amended and restated, as the case may be, from time to time;

(iv)	a spot and forward foreign exchange facility made between Barclays Bank PLC and Innospec Finance Limited evidenced by a letter dated 18 April 2008 as amended or amended and restated, as the case may be, from time to time;

(v)	a $3,500,000 bond/guarantee and documentary credit facility made between Alcor Chemie and Credit Suisse dated 14 May 2004 as amended or amended and restated, as the case may be, from time to time;

(vi)	a $8,000,000 bond/guarantee and documentary credit facility made between Lloyds TSB Bank plc and Innospec Limited and evidenced by an agreement dated 6 May 2008 as amended or amended and restated, as the case may be, from time to time;

(vii)	a $5,000,000 bond/guarantee facility made between National Westminster Bank Plc and Innospec Limited and evidenced by an agreement dated 13 July 2006 (as amended by an agreement dated 28 July 2008) and as further amended or amended and restated, as the case may be, from time to time; and

(viii)	twenty forward foreign exchange agreements in an aggregate amount of £2,000,000 made between National Westminster Bank Plc and Innospec Finance Limited and evidenced by twenty separate agreements entered into prior to the date of this Agreement as amended or amended and restated, as the case may be, from time to time.

The Agent will confirm that any facility is a Bilateral Facility if it is satisfied that such facility falls within (a) or (b) above and that the provisions of paragraph (e) of Clause 22.12 (Indebtedness) are not breached as a result of such facility being confirmed as a Bilateral Facility.

“Bilateral Outstandings” means, at any time, the dollar equivalent of the aggregate of the following amounts outstanding at such time under any Bilateral Facility:

(a)	all amounts of principal then outstanding under any overdraft facilities determined on the same basis as that for determination of any limit on such facilities imposed by the terms thereof;

(b)	the maximum potential liability (excluding any cash cover) under all guarantees, bonds and letters of credit issued by the relevant Bilateral Bank which are then outstanding under the relevant Bilateral Facility; and

(c)	in relation to any other Bilateral Facilities, the amount fairly representing the aggregate exposure (excluding interest and similar charges) of that Bilateral Bank under each other type of accommodation provided under that Bilateral Facility as determined by such Bilateral Bank in accordance with the relevant Bilateral Facility Document or market practice.

“Bilateral Utilisation” means an advance made or guarantee, bond or letter of credit issued under a Bilateral Facility.

“Borrower” means an Original Borrower or an Additional Borrower unless it has ceased to be a Borrower in accordance with Clause 25 (Changes to the Obligors).

“Break Costs” means the amount (if any) by which:

(a)	the interest (excluding the Margin) which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(b)	the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the London interbank market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

“Business” means the octane additives, fuel specialties, active chemicals and related businesses carried on by Parent and other members of the Group.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in London, New York and:

(a)	(in relation to any date for payment or purchase of a currency other than euro) the principal financial centre of the country of that currency; or

(b)	(in relation to any date for payment or purchase of euro) any TARGET Day.

“Capital Expenditure” means expenditure which should be treated as capital expenditure in the audited consolidated accounts of the Group in accordance with the Approved Accounting Principles.

“Capital Stock” of any person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Cash Equivalents” means:

(a)	marketable direct obligations issued by, or unconditionally guaranteed by, the United Kingdom Government or Swiss Government or issued by any agency of either such government and backed by the full faith and credit of the United Kingdom or Switzerland (as applicable), in each case maturing within one year from the date of acquisition thereof by a member of the Group;

(b)	commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from Standard & Poor’s Corporation or at least P-1 from Moody’s Investors Service Inc.;

(c)	certificates of deposit or bankers’ acceptances maturing within one year from the date of acquisition thereof issued by any bank having a rating of at least A-1 from Standard & Poor’s Corporation or at least P-1 from Moody’s Investors Service Inc.;

(d)	any investments in marketable direct obligations of the United States government (or any agency thereof) or in obligations fully and unconditionally guaranteed by the United States government (or any agency thereof), in each case maturing within one year from the date of acquisition thereof by a member of the Group; and

(e)	investments in money market funds which invest substantially all their assets in securities of the types described in paragraphs (a) to (d) above.

“Charged Property” means all of the assets of the Obligors which from time to time are, or are expressed to be, the subject of the Transaction Security.

“Commitment” means a Facility A Commitment or Facility B Commitment.

“Compliance Certificate” means a certificate substantially in the form set out in Schedule 8 (Form of Compliance Certificate).

“Confidentiality Undertaking” means a confidentiality undertaking substantially in a recommended form of the LMA as set out in Schedule 9 (LMA Form of Confidentiality Undertaking) or in any other form agreed between the Parent and the Agent.

“Contribution Notice” means a contribution notice issued by the Pensions Regulator under section 38 or section 47 of the Pensions Act 2004.

“Credit Participation” means, in relation to a Lender, Bilateral Bank or Hedging Bank, the aggregate of:

(a)	its aggregate Commitments (if any); and

(b)	its aggregate Bilateral Commitments (if any); and

(c)	the amount, if any, which would be payable to it under any Hedging Agreement calculated in accordance with Section 6(e)(i)(3) of the relevant ISDA 1992

Master Agreement, or, as the case may be, Section 6(e)(ii) of the relevant ISDA 2002 Master Agreement if the date on which the calculation is made was deemed to be an Early Termination Date for which the relevant Borrower party to such Hedging Agreement is the Defaulting Party (and for this purpose “Early Termination Date” and “Defaulting Party” shall have the meanings given to them in the ISDA 1992 Master Agreement) or, as the case may be, the ISDA 2002 Master Agreement, such amount to be certified by the relevant Lender in accordance with the ISDA 1992 Master Agreement or the ISDA 2002 Master Agreement as the case may be.

“Debentures” means each debenture entered into by each of the Original Obligors which is incorporated in England in favour of the Security Agent and dated after the date of this Agreement and prior to first Utilisation.

“Default” means an Event of Default or any event or circumstance specified in Clause 23 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

“Default Rate” means the same rate at which default interest is payable under Clause 9.3 (Default interest).

“Delegate” means any delegate, agent, attorney or co-trustee appointed by the Security Agent.

“Disruption Event” means either or both of:

(a)	a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facilities (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)	from performing its payment obligations under the Finance Documents; or

(ii)	from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

“Dormant Company” means a member of the Group (other than Innospec (Plant)) which:

(a)	during the most recently ended financial year of the Group was dormant within the meaning of section 250(3) of the Companies Act 1985 (which, for the purposes of this definition, shall be deemed to apply to any body corporate, wherever incorporated);

(b)	has not entered into any significant accounting transaction (for the purposes of that section) since the end of that financial year; and

(c)	does not own assets with an aggregate realisable value greater than $50,000 (or its equivalent in other currencies) and has no material liabilities.

“EBITDA” has the meaning ascribed to it in Clause 21 (Financial Covenants).

“Employee Share Scheme” means any arrangement or scheme for the remuneration or incentivisation of employees and/or officers of any member of the Group by way of issue of stock of the Parent or the grant of any rights to receive, acquire or sell stock of the Parent in the future.

“English Share Pledge” means, the charge over shares in Innospec International Limited made by the Parent in favour of the Security Agent dated after the date of this Agreement and prior to first Utilisation.

“Environment” means all gases, air, vapours, liquids, water, land, surface and sub-surface soils, rock, flora, fauna, wetlands and all other natural resources or part thereof including artificial or man-made buildings, structures or enclosures.

“Environmental Approval” means any permit, licence, authorisation, consent or other approval required under or in relation to Environmental Laws.

“Environmental Disclosure Schedule” means the report entitled “Dames and Moore Environmental Liability and Compliance Assessment, Executive Summary Only, First Reported on 30 August 2001 and Updated by Innospec Management in January 2004”, delivered by the Parent to the Agent prior to the date of this Agreement.

“Environmental Laws” means all European Union, foreign, national, federal, state or local statutes, orders, regulations or other law or subordinate legislation or common law or regulatory codes of practice concerning the Environment or health and safety which are in existence now or in the future and are binding upon any member of the Group in the relevant jurisdiction in which the relevant member of the Group has been or is operating (including by the export of its products or its waste thereto).

“ERISA” means, at any date, the Employee Retirement Income Security Act of 1974 of the United States of America as amended from time to time, or any successor legislation thereto and the regulations promulgated and rulings issued thereunder, all as the same may be in effect at such date.

“ERISA Affiliate” means any person that for purposes of Title I and Title IV of ERISA and Section 412 of the Internal Revenue Code would be deemed at any relevant time to be a single employer with a U.S. Group Member, pursuant to Section 414(b), (c), (m) or (o) of the Internal Revenue Code or Section 4001 of ERISA.

“ERISA Event” means (a) a “reportable event” within the meaning of Section 4043(c) of ERISA and the regulations issued thereunder with respect to any Pension Plan

(excluding those for which the provision for 30-day notice to the Pension Benefit Guaranty Corporation (“PBGC”) has been waived by regulation); (b) the existence with respect to any Pension Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Internal Revenue Code or Section 302 or ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Internal Revenue Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan or Multiemployer Plan; (d) the incurrence by any Obligor or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Pension Plan; (e) the receipt by any Obligor or any of its ERISA Affiliates from the PBGC (or any successor entity under ERISA) or a plan administrator of any notice relating to an intention to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan; (f) the incurrence by any Obligor or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Pension Plan or Multiemployer Plan; (g) the receipt by any Obligor or any of its ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from such Obligor or any of its ERISA Affiliates of any notice concerning the imposition of “Withdrawal Liability” or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganisation, in each case within the meaning of Title IV of ERISA; (h) the failure to make a required contribution to any Pension Plan that would result in the imposition of an encumbrance under Section 412 of the Internal Revenue Code or Section 302 of ERISA; or (i) an engagement in a non-exempt prohibited transaction within the meaning of Section 4975 of the Internal Revenue Code or Section 406 of ERISA with respect to a Single Employer Plan.

“EURIBOR” means in relation to any Loan in euro:

(a)	the applicable Screen Rate; or

(b)	(if no Screen Rate is available for the Interest Period of that Loan) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request quoted by the Reference Banks to leading banks in the European interbank market;

as of the Specified Time on the Quotation Day for the offering of deposits in euro for a period comparable to the Interest Period of the relevant Loan.

“Event of Default” means any event or circumstance specified as such in Clause 23 (Events of Default).

“Existing Hedging Agreement” means each of the following hedging agreements:

(a)	a $20,000,000 interest rate swaption made between Barclays Bank PLC and Innospec Finance Limited with an effective date of 14 December 2007;

(b)	a $15,000,000 interest rate swap made between Barclays Bank PLC and Innospec Finance Limited with an effective date of 14 December 2005;

(c)

a $5,000,000 derivatives, commodity and foreign exchange facility made between Barclays Bank PLC and Octel Developments PLC (now known as Innospec Developments Limited) and evidenced by a 1992 ISDA agreement dated 29 October 2001 as amended or amended and restated, as the case may be, from time to time;

(d)	an interest rate swap transaction between HBOS Treasury Services plc (now known as Bank of Scotland plc) and Innospec Finance Limited with an effective date of 14 December 2005;

(e)	a $15,000,000 derivatives, commodity trading and foreign exchange facility made between Clydesdale Bank PLC trading as Yorkshire Bank and Innospec Finance Limited and evidenced by a 1992 ISDA agreement dated 13 July 2008 as amended or amended and restated as the case may be, from time to time and between National Australia Bank Limited (ABN 12 044 044 937) and Innospec Finance Limited and evidenced by a 1992 ISDA agreement dated 14 July 2006 as amended or amended and restated, as the case may be, from time to time and between National Australia Bank Limited (ABN 12 044 044 937) and Innospec Finance Limited and evidenced by a 1992 ISDA agreement dated 13 July 2006 as amended or amended and restated, as the case may be, from time to time; and

(f)	a £6,000,000 derivatives and £4,000,000 foreign exchange facility made between Lloyds TSB Bank plc and Innospec Finance Limited and evidenced by an agreement dated 1 May 2008 as amended or amended and restated, as the case may be, from time to time.

“Facility” means Facility A or Facility B.

“Facility A” means the term loan facility made available under this Agreement as described in paragraph (a) of Clause 2.1 (The Facilities).

“Facility A Borrowers” means Innospec Limited, Innospec Fuel Specialties Limited and Innospec Finance Limited.

“Facility A Commitment” means:

(a)	in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading “Facility A Commitment” in Part II of Schedule 1 (The Original Parties) and the amount of any other Facility A Commitment transferred to it under this Agreement; and

(b)	in relation to any other Lender, the amount in the Base Currency of any Facility A Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Facility A Loan” means a loan made or to be made under Facility A or the principal amount outstanding for the time being of that loan.

“Facility A Repayment Date” means each of the dates specified in Clause 7.1 (Repayment of Facility A Loans) under the column headed Facility A Repayment Dates provided that if any such date is not a Business Day then the relevant Facility A Repayment Date shall be the Business Day immediately preceding such date.

“Facility B” means the revolving loan facility made available under this Agreement as described in paragraph (b) of Clause 2.1 (The Facilities).

“Facility B Commitment” means:

(a)	in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading “Facility B Commitment” in Part II of Schedule 1 (The Original Parties) and the amount of any other Facility B Commitment transferred to it under this Agreement; and

(b)	in relation to any other Lender, the amount in the Base Currency of any Facility B Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Facility B Loan” means a loan made or to be made under Facility B or the principal amount outstanding for the time being of that loan.

“Facility Office” means the office or offices notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement.

“Fee Letter” means any letter or letters dated on or about the date of this Agreement between the Agent and the Obligors Agent (or the Agent or Security Agent and the Obligors’ Agent) setting out any of the fees referred to in Clause 12 (Fees) or any other fee payable by the Borrower to the Agent.

“Finance Document” means this Agreement, any Fee Letter, any Accession Letter, any Resignation Letter, any Security Document, any Hedging Agreement, any Bilateral Facility Document and any other document designated as such by the Agent and the Parent or the Agent and the Obligors’ Agent provided that from and including the Security Release Date, the Security Documents shall cease to be designated as Finance Documents.

“Finance Parties” means the Agent, the Security Agent, the Arranger, each Lender, each Hedging Bank and each Bilateral Bank and “Finance Party” means any of them.

“Financial Indebtedness” means any indebtedness for or in respect of:

(a)	moneys borrowed;

(b)	any amount raised by acceptance under any acceptance credit facility;

(c)	any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)	the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with Approved Accounting Principles, be treated as a finance or capital lease;

(e)	receivables sold or discounted (other than any receivables to the extent they are sold or discounted on a non-recourse basis);

(f)	any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;

(g)	any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account);

(h)	any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution;

(i)	any amount raised by the issue of redeemable shares if the shares are redeemable at the option of their holder or if the relevant member of the Group is otherwise obliged, or may on the occurrence of any event or circumstance become otherwise obliged, to redeem such shares on or before the date falling 36 Months after the date of this Agreement;

(j)	any amount of any liability under an advance or deferred purchase agreement if one of the primary reasons behind the entry into this agreement is to raise finance or if the deferred payment is to be paid more than 180 days after the date of the acquisition or supply (as appropriate) of the relevant asset or service provided under such agreement; and

(k)	the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (j) above,

and so that, where the amount of Financial Indebtedness falls to be calculated, no amount shall be taken into account more than once in the same calculation.

“Financial Support Direction” means a financial support direction issued by the Pensions Regulator under section 43 of the Pensions Act 2004.

“Group” means the Parent and its Subsidiaries for the time being.

“Group Company” means a member of the Group.

“Group Structure Chart” means a group structure chart, in the agreed form, showing as at the date of this Agreement:

(a)	all members of the Group;

(b)	any person in which any Group member has (or members of the Group together have) an interest of more than 25% in the issued share capital or equivalent ownership interest of such person;

(c)	the jurisdiction of incorporation of each person within (a) and (b) above; and

(d)	that all members of the Group are wholly-owned Subsidiaries of the Parent or, if any members of the Group are not wholly-owned Subsidiaries of the Parent, specifying the percentage shareholding or other economic interest which the Parent (directly or indirectly) holds in such members of the Group.

“Guarantor” means an Original Guarantor or an Additional Guarantor, unless it has ceased to be a Guarantor in accordance with Clause 25 (Changes to the Obligors).

“Guidelines” means, together, the guidelines S-02.122.1 in relation to bonds of April 1999 as issued by the Swiss Federal Tax Administration (Merkblatt S-02.122.1 vom April 1999 betreffend “Obligationen”), S-02.122.2 in relation to customer credit balances of April 1999 as issued by the Swiss Federal Tax Administration (Merkblatt S-02.122.2 vom April 1999 betreffend Kundenguthaben), S-02.123 in relation to inter bank transactions of 22 September 1986 as issued by the Swiss Federal Tax Administration (Merkblatt S-02-.123 vom 22 September 1986 betreffend Zinsen von Bankguthaben, deren Gläubiger Banken sind (Interbankguthaben)), S-02.128 in relation to syndicated credit facilities of January 2000 (Merkblatt S-02.128 vom Januar 2000 “Steuerliche Behandlung von Konsortialdarlehen, Schuldscheindarlehen, Wechseln und Unterbeteiligungen”), and S-02.130.1 in relation to accounts receivable of Swiss debtors of April 1999 (Merkblatt S-02.130.1 vom April 1999 “Geldmarktpapiere und Buchforderungen inländischer Schuldner”), and the circular letter No. 15 (1-015-DVS-2007) of 7 February 2007 in relation to bonds and derivative financial instruments as subject matter of taxation of Swiss federal income tax, Swiss federal withholding tax and Swiss federal stamp taxes (Kreisschreiben Nr. 15 “Obligationen und derivative Finanzinstrumente als Gegenstand der direkten Bundessteuer, der Verrechnungssteuer und der Stempelabgaben” vom 7. Februar 2007) as issued, and as amended from time to time, by the Swiss Federal Tax Administration.

“Hedging Agreements” means (a) any Existing Hedging Agreement and (b) any hedging agreement entered into by an Obligor with a Hedging Bank in respect of hedging interest rate exposure or any other hedging which is permitted under Clause 22.16 (Permitted Hedging Transactions) and in each case which complies with the provisions of paragraph (a)(i) of Clause 22.9 (Hedging Arrangements) and which is secured by the Transaction Security.

“Hedging Bank” means any Lender or Affiliate of a Lender which is an Original Hedging Bank, has acceded to this Agreement or is a party to this Agreement, in its capacity as provider of hedging under a Hedging Agreement, including under any Existing Hedging Agreement.

“Holding Company” means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

“Indebtedness” means all money and liabilities now or hereafter due, owing or incurred to the Finance Parties (or any of them) by the Obligors (except a U.S. Obligor and, for the avoidance of doubt, a U.S. Bilateral Borrower) under the Finance Documents (or any of them) (including, for the avoidance of doubt, any increase in the amount of the facilities provided under any of them) in any currency or currencies, whether present or future, actual or contingent, whether incurred solely or jointly with any other person and whether as principal, guarantor or surety, together with all interest accruing thereon and all costs, charges and expenses incurred in connection therewith.

“Indebtedness for Borrowed Money” means Financial Indebtedness save for any indebtedness for or in respect of paragraphs (g) or (h) of the definition of “Financial Indebtedness” in this Clause 1.1.

“Information Package” means each of the following:

(a)	the financial model dated November 2008 prepared by the Parent; and

(b)	the report titled “Project Lucius: information for banks” dated 28 November 2008 prepared by the Parent, including, among other things: (i) the business and financial strategy for the Group; (ii) the projected financial results of the Group; (iii) the investment highlights of the Group; and (iv) an overview of the Parent’s business, delivered to the Lenders prior to the date of this Agreement and initialled by the Agent for identification purposes.

“Innospec” means Innospec Limited, a company incorporated in England with registered number 344359.

“Innospec Alchemy” means Innospec Alchemy (an unlimited company incorporated in England with registered number 04998182).

“Innospec Developments” means Innospec Developments Limited (a company incorporated in England with registered number 3516662).

“Innospec Finance” means Innospec Finance Limited (a company incorporated in England and Wales with registered number 5330706).

“Innospec GmbH” means Innospec GmbH (a company incorporated in Switzerland with registered number CH-170.4.004.645-1).

“Innospec Fuel” means Innospec Fuel Specialties Limited (a company incorporated in England with registered number 3316334).

“Innospec (Plant)” means Innospec (Plant) Limited, a company incorporated in England with registered number 873396.

“Innospec Trading” means Innospec Trading Limited (a company incorporated in England with registered number 3516648).

“Intellectual Property” means the Intellectual Property Rights owned by members of the Group throughout the world or the interests of any member of the Group in any of the foregoing, together with the benefit of all agreements entered into or the benefit of which is enjoyed by any member of the Group relating to the use or exploitation of any of the aforementioned rights.

“Intellectual Property Rights” means all patents and patent applications, trade and service marks and trade and/or service mark applications (and all goodwill associated with such applications), all brand and trade names, all copyrights and rights in the nature of copyright, all design rights, all registered designs and applications for registered designs, all trade secrets, know-how and all other intellectual property rights.

“Interest Period” means, in relation to a Loan, each period determined in accordance with Clause 10 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 9.3 (Default Interest).

“Internal Revenue Code” means, at any date, the Internal Revenue Code of 1986 of the United States of America or any successor legislation thereto as amended from time to time, and the regulations promulgated and rules issued thereunder, all as the same may be in effect at such date.

“IRS” means the United States Internal Revenue Service or any successor.

“ITA” means the Income Tax Act 2007.

“Joint Venture” means all joint venture entities, whether a company, unincorporated firm, undertaking, association, joint venture or partnership or other entity, in each case which is not a Group Company.

“Key Properties” means the land and buildings at Oil Sites Road, Ellesmere Port, Cheshire comprising:

(a)	the freehold land abutting The Manchester Ship Canal registered at HM Land Registry with freehold title absolute under title number CH420032; and

(b)	the freehold land to the north of Oil Sites Road registered at HM Land Registry with freehold title absolute under title number CH363860; and

(c)	the freehold land on the North side of Oil Sites Road, Ellesmere Port, Cheshire registered at HM Land Registry with title absolute under title number CH425646; and

(d)	the leasehold property being the Armco Barriers, Oil Sites Road, Ellesmere Port registered at HM Land Registry with good leasehold title under title number CH403291; and

(e)	land abutting the Manchester Ship Canal demised by a lease dated 14 October 1998 and made between The Manchester Ship Canal Company (1) and Innospec (Plant) (2) and registered at HM Land Registry under Title Number CH431481.

“Key Property Debentures” means the Debenture entered into by Innospec (Plant) dated after the date of this Agreement and prior to first Utilisation creating Security over, inter alia, the Key Properties.

“Legal Reservations” means (a) the principle that equitable remedies are remedies which may be granted or refused at the discretion of the court, (b) the limitation on enforcement as a result of laws relating to bankruptcy, insolvency, liquidation, reorganisation, court schemes, moratoria, administration and other laws generally affecting the rights of creditors generally, (c) the principle that certain types of security expressed to take effect as fixed security may, as a result of the ability of an Obligor to deal with the assets subject to that security on terms permitted under the Finance Documents, take effect as floating security, (d) the time-barring of claims under the Limitation Acts, (e) rules against penalties and similar principles and (f) any other qualifications or reservations as to matters of law only contained in the legal opinions referred to in paragraph 2 of Part I of Schedule 2 (Conditions Precedent) or any other written legal opinion obtained by the Agent or Security Agent from its legal advisers under the terms of the Finance Documents.

“Lender” means:

(a)	any Original Lender; and

(b)	any bank, financial institution, trust, fund or other entity which has become a Party as a Lender in accordance with Clause 24 (Changes to the Finance Parties),

which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

“Leverage Ratio” means, in relation to any period, the ratio of Total Net Debt as at the last day of that period to EBITDA for that period, each as determined in accordance with Clause 21 (Financial Covenants).

“LIBOR” means, in relation to any Loan:

(a)	the applicable Screen Rate; or

(b)	(if no Screen Rate is available for the currency or Interest Period of that Loan) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request quoted by the Reference Banks to leading banks in the London interbank market, as of the Specified Time on the Quotation Day for the offering of deposits in the currency of that Loan and for a period comparable to the Interest Period for that Loan.

“LMA” means the Loan Market Association.

“Loan” means a Facility A Loan or a Facility B Loan.

“Majority Creditors” means, at any time, one or more Lenders, Bilateral Banks and Hedging Banks whose Credit Participations at that time in aggregate are equal to or greater than 66 2/3% of the total Credit Participations at that time.

“Majority Lenders” means, at any time:

(a)	a Lender or Lenders whose Commitments in aggregate are equal to or greater than 66 2/3% of the Total Commitments at that time;

(b)

or, if the Total Commitments have been reduced to zero, a Lender or Lenders whose Commitments in aggregate were equal to or greater than 66 2/3% of the Total Commitments immediately prior to the reduction.

“Management” means, at any time, in respect of the Parent at that time:

(a)	one director; and

(b)	any one of the following:

(i)	the chief financial officer;

(ii)	the Group treasurer; or

(iii)	the company secretary.

“Mandatory Cost” means the percentage rate per annum calculated by the Agent in accordance with Schedule 4 (Mandatory Cost Formulae).

“Margin” means 2.50 per cent. per annum, but if:

(a)	no Event of Default has occurred and is continuing; and

(b)	the Leverage Ratio in respect of the most recently completed Relevant Period falls in one of the ranges set out in the table below,

then, for so long as the Leverage Ratio continues to fall in such range and no Event of Default is continuing, the Margin shall be the percentage rate per annum set out below opposite such range:

Leverage Ratio	Margin (% per annum)
Greater than 2:1	3.25
Less than or equal to 2:1 and greater than 1.5:1	3.00
Less than or equal to 1.5:1 and greater than 1:1	2.75
Less than or equal to 1:1	2.50

However:

(a)	any reduction or increase in the Margin shall take effect 5 Business Days after receipt by the Agent of the Compliance Certificate for that Relevant Period pursuant to Clause 20.2 (Compliance Certificate);

(b)	if, following receipt by the Agent of the annual audited financial statements of the Group and related Compliance Certificate, those statements and Compliance Certificate do not confirm the basis for the Margin applied by the Agent in respect of the previous Interest Period, then the provisions of Clause 9.2 (Payment of interest) shall apply and the Margin for that Loan shall be the percentage per annum determined using the table above and the revised Leverage Ratio calculated using the figures in the Compliance Certificate; and

(c)	while:

(i)	an Event of Default has occurred and is continuing; or

(ii)	a Compliance Certificate relating to financial statements for a Relevant Period has not been delivered by the Parent within the applicable period and remains outstanding,

the Margin will be 3.25 per cent. per annum.

“Margin Stock” means margin stock or “margin security” within the meaning of Regulations T, U and X.

“Material Adverse Effect” means any effect, event or matter:

(a)	which is materially adverse to:

(i)	the business, assets, operations or financial condition of the Group (taken as a whole); or

(ii)	the ability of the Obligors (taken as a whole) to perform in a timely manner any of their material obligations (including without limitation their payment obligations and their obligations under Clause 21 (Financial Covenants)) under any of the Finance Documents; or

(b)	which results in (A) any of the rights or obligations arising under the Finance Documents not being legal, valid and binding on and (subject to the Legal Reservations) enforceable against any party thereto (other than a Finance Party) and/or (B), prior to the Security Release Date in the case of any Security Documents, not providing to the Security Agent (on behalf of itself and the other Finance Parties) perfected enforceable Security (subject to the Legal Reservations) over the assets expressed to be secured under the Security Documents, in each case to an extent or in a manner reasonably considered by the Majority Lenders to be materially adverse to their interests under the Finance Documents.

“Material Group Company” means:

(a)	each Obligor;

(b)	any other Subsidiary of the Parent which is not party to a Joint Venture:

(i)	whose gross assets account for more than five per cent. of the consolidated gross assets of the Group; or

(ii)	whose EBITDA (“Subsidiary EBITDA”) accounts for more than five per cent. of the EBITDA of the Group,

and for this purpose the calculation of Subsidiary EBITDA and gross assets shall:

(i)	be made in accordance with U.S. GAAP;

(ii)	in the case of a company which itself has Subsidiaries, be made by using the consolidated Subsidiary EBITDA or consolidated gross assets, as the case may be, of it and its Subsidiaries; and

(iii)	be determined by reference to:

(1)	the latest accounts of the relevant company used for the purposes of the then latest audited annual financial statements of the Group delivered by the Parent under Clause 20.1 (Financial Statements); or

(2)	if the relevant company becomes a Subsidiary of the Parent after the end of the financial year to which those latest audited annual financial statements of the Group relate, the latest accounts of that Subsidiary; and

(iv)	Subsidiary EBITDA shall be calculated on the same basis as EBITDA in Clause 21.1 (Financial definitions) but adjusted so that references to the Group are references to the relevant Subsidiary and its Subsidiaries; or

(c)	any Subsidiary of the Parent to which has been transferred (whether by one transaction or a series of transactions, related or not) the whole or substantially the whole of the assets of a Subsidiary of the Parent which immediately prior to those transactions was a Material Group Company.

A report by the auditors of the Parent that a Subsidiary is or is not a Material Group Company shall, in the absence of manifest error, be conclusive and binding on all Parties.

“Material Insurances” means all insurance policies of the Group relating to property damage and business interruption.

“Minority Investment” means any company or other entity in which any member of the Group has an interest from time to time and which company or entity is not a direct or indirect Subsidiary of the Parent.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 3(37) of ERISA contributed to for any employees of a U.S. Group Company or any ERISA Affiliate.

“Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)	(subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(c)	if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

The above rules will only apply to the last Month of any period.

“Non-Qualifying Bank Rules” means the Ten Non-Qualifying Bank Rule and the Twenty Non-Qualifying Bank Rule.

“Non-U.S. Borrower” means each Borrower which is not a U.S. Borrower.

“Non Wholly-Owned Subsidiary” means any direct or indirect Subsidiary of the Parent which is not a wholly-owned Subsidiary of the Parent.

“Obligors” means each Borrower, each Guarantor, the Obligors’ Agent and each other member of the Group which has undertaken (or in the future undertakes) obligations to any Finance Party pursuant to any Finance Document and “Obligor” means any of them.

“Obligors’ Agent” means Innospec Finance appointed to act on behalf of each Obligor in relation to the Finance Documents pursuant to Clause 36 (Obligors’ Agent).

“Operating Budget” means, in relation to each financial year of the Parent, a budget comprising projected balance sheet, projected profit and loss account and projected cashflow statement (including details of projected Capital Expenditure) for the Group for that financial year delivered to the Agent pursuant to Clause 20.4 (Operating Budget).

“Operating Properties” means all real property (including, without limitation, all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by any member of the Group.

“Optional Currency” means a currency (other than the Base Currency) which complies with the conditions set out in Clause 4.3 (Conditions relating to Optional Currencies).

“Original Facilities Agreement” means the US$167,143,000 term and revolving facilities agreement dated 29 October 2001 (as amended on 21 December 2001, 18 March 2002, 27 March 2003 and as amended and restated on 30 January 2004, 31 August 2004, 13 December 2005 and 12 September 2008) between, among others, Innospec Inc. and Lloyds TSB Bank plc (as agent and security agent).

“Original Financial Statements” means:

(a)	in relation to the Parent, the audited consolidated financial statements of the Group for the financial year ended 31 December 2007; and

(b)	in relation to each Original Obligor other than the Parent, its audited financial statements for its financial year ended 31 December 2007.

“Original Obligor” means an Original Borrower or an Original Guarantor.

“Participating Member State” means any member state of the European Communities that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union.

“Party” means a party to this Agreement and includes its successors in title, permitted assigns and permitted transferees.

“PBGC” has the meaning given to it in the definition of “ERISA Event”.

“Pension Plan” means any employee pension benefit plan, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Internal Revenue Code or Section 302 of ERISA, and in respect of which any U.S. Obligor or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Pensions Regulator” means the body corporate called the Pensions Regulator established under Part I of the Pensions Act 2004.

“Permitted Acquisition” means any acquisition falling within the provisions of paragraph (b) of Clause 22.18 (Acquisitions and Investments).

“Permitted Guarantee” has the meaning ascribed to it in Clause 22.13 (Guarantees).

“Permitted Indebtedness” has the meaning ascribed to it in Clause 22.12 (Indebtedness).

“Permitted Security “ means any Security falling within the provisions of paragraph (b) of Clause 22.3 (Negative Pledge).

“Preferred Stock”, as applied to the Capital Stock of any person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such person, over shares of Capital Stock of any other class of such person.

“Qualifying Bank” means any entity, which effectively conducts banking activities as principal purpose with its own infrastructure and staff and which is recognised as a bank by the banking laws in force in the jurisdiction of its incorporation as per the Guidelines.

“Qualifying Lender” has the meaning given to it in Clause 13 (Tax gross-up and indemnities).

“Quarter Date” has the meaning given to it in Clause 21.1 (Financial definitions).

“Quotation Day” means, in relation to any period for which an interest rate is to be determined:

(a)	(if the currency is domestic sterling or, in the case of a Same-Day Dollar Loan, dollars) the first day of that period;

(b)	(if the currency is euro) two TARGET Days before the first day of that period; or

(c)	(for any other currency) other than dollars in the case of a Same-Day Dollar Loan) two Business Days before the first day of that period,

unless market practice differs in the London Interbank Market for a currency, in which case the Quotation Day for that currency will be determined by the Agent in accordance with market practice in the London Interbank Market (and if quotations would normally be given by leading banks in the London Interbank Market on more than one day, the Quotation Day will be the last of those days).

“Receiver” means a receiver or receiver and manager or administrative receiver of the whole or any part of the Charged Property.

“Recovery” means any sum of money received or recovered by a Relevant Bilateral Bank on account of any amount outstanding under the Bilateral Facility Documents to which it is a party, whether as proceeds of enforcement of security, the exercise of a right of set-off, the receipt or recovery of payment or otherwise howsoever after deducting therefrom (a) the reasonable and proper costs and expenses (including without limitation the reasonable costs of legal advisers) incurred by that Relevant Bilateral Bank in effecting such recovery, and (b) any sums required by law or court order to be paid to third parties on account of claims preferred by law over the claims of that Relevant Bilateral Bank, as the case may be.

“Reference Banks” means, in relation to LIBOR and Mandatory Cost the principal London offices of Barclays Bank PLC, Lloyds TSB Bank plc and The Royal Bank of Scotland plc and, in relation to EURIBOR, the principal office in London of Barclays Bank PLC, Lloyds TSB Bank plc and The Royal Bank of Scotland plc or such other banks as may be appointed by the Agent in consultation with the Parent.

“Reference Bank Rate” means in relation to any Same-Day Dollar Loan, the arithmetic mean (rounded upwards to four decimal places) as supplied to the Agent at its request quoted by the Reference Banks to leading banks in the London interbank market as of the Specified Time on the Quotation Day for the offering of deposits in dollars and for a period comparable to the Interest Period for that Same-Day Dollar Loan.

“Regulations T, U and X” means, respectively, Regulations T, U and X of the Board of Governors of the Federal Reserve System of the United States (or any successor) as now and from time to time in effect.

“Relevant Bilateral Bank” means any Bilateral Bank which provides a Bilateral Facility to a Bilateral Borrower which is not an Obligor.

“Relevant Permitted Acquisition” has the meaning ascribed to it in Clause 21.3 (Financial testing).

“Relevant GAAP” means, in relation to a company, accounting principles and practices generally accepted from time to time in such company’s jurisdiction of incorporation.

“Relevant Period” has the meaning ascribed it in Clause 21 (Financial Covenants).

“Relevant Indebtedness” means all money and liabilities now or hereafter due, owing or incurred to the Finance Parties (or any of them) by the Obligors under the Finance Documents (or any of them) (including, for the avoidance of doubt, any increase in the amount of the facilities provided under any of them) in any currency or currencies, whether present or future, actual or contingent, whether incurred solely or jointly with any other person and whether as principal, guarantor or surety, together with all interest accruing thereon and all costs, charges and expenses incurred in connection therewith.

“Repayment Instalment” means each instalment for repayment of the Facility A Loans referred to in Clause 7.1 (Repayment of Facility A Loans).

“Repeating Representations” means each of the representations set out in Clause 19 (Representations) except the representations set out in Clause 19.5 (Validity and admissibility in evidence), Clause 19.6 (Governing law and enforcement), Clause 19.7 (No filing or stamp taxes), paragraph (a) of Clause 19.12 (Material Adverse Changes), Clause 19.19 (Information Package) and Clause 19.23 (Group Structure Chart) are only Repeating Representations for the purposes of the first Utilisation Request and the first day of the first Interest Period.

“Resignation Letter” means a letter substantially in the form set out in Schedule 7 (Form of Resignation Letter).

“Restructuring Charges” means any cost or expense that is, or will be, charged to the income statement of any Group Company as a consequence of the restructuring of the Group including the restructuring into a specialty chemicals group or to further reduce the capacity of the TEL manufacturing facility at Ellesmere Port.

“Rollover Loan” means one or more Facility B Loans:

(a)	made or to be made on the same day that a maturing Facility B Loan is due to be repaid;

(b)	the aggregate amount of which is equal to or less than the maturing Facility B Loan;

(c)	made or to be made under the same Tranche and in the same currency as the maturing Facility B Loan (unless it arose as a result of the operation of Clause 6.2 (Unavailability of a currency)); and

(d)	made or to be made to the same Borrower for the purpose of refinancing a maturing Facility B Loan.

“Same-Day Dollar Loan” means a Loan in the Base Currency for which the Utilisation Date requested is the same date as the Utilisation Request relating thereto.

“Screen Rate” means in relation to LIBOR and EURIBOR, the British Bankers’ Association Interest Settlement Rate for the relevant currency and period displayed on the appropriate page of the Reuters screen. If the agreed page is replaced or service ceases to be available, the Agent may specify another page or service displaying the appropriate rate after consultation with the Obligors’ Agent and the Lenders.

“Secured Obligations” means all obligations at any time due, owing or incurred by any Obligor or Bilateral Borrower (other than an Obligor) to any Finance Party under the Finance Documents, whether present or future, actual or contingent (and whether incurred solely or jointly and whether as principal or surety or in some other capacity).

“Security” means a mortgage, charge, pledge, lien, hypothecation, right of set-off, security trust, assignment by way of security, reservation of title or other security interest securing any obligation of any person or any other agreement or arrangement (including, without limitation, a sale and repurchase agreement) having the commercial effect of conferring security.

“Security Documents” means:

(a)	the Debentures;

(b)	the U.S. Security Documents;

(c)	the Swiss Assignment Agreement;

(d)	the Swiss Share Pledges; and

(e)	the English Share Pledge,

together with any other document entered into by any member of the Group creating or expressed to create Security over all or any part of its assets in respect of the obligations of any of the Obligors under any of the Finance Documents.

“Security Release Date” means the date on which:

(a)	the Agent has confirmed to the Lenders that:

(i)	the Facility A Loans have been prepaid or repaid; and/or

(ii)	the Available Facility for Facility A has been cancelled; and/or

(iii)	the Available Facility for Facility B has been cancelled,

by an aggregate amount of $115,000,000 or more; and

(b)	no Default has occurred which is continuing.

“Selection Notice” means a notice substantially in the form set out in Part II of Schedule 3 (Requests) given in accordance with Clause 10 (Interest Periods) in relation to Facility A.

“Share Capital Redemption” means any redemption, repurchase, retirement, disposal, return, repayment or reduction by a company of its share capital and any redemption or reduction by a company of its capital or other reserve.

“Single Employer Plan” means an employee pension benefit plan subject to Title IV of ERISA or Section 412 of the Internal Revenue Code or Section 302 of ERISA that is maintained or contributed to by any U.S. Obligor or with respect to which any U.S. Obligor has any liability.

“Specified Time” means a time determined in accordance with Schedule 10 (Timetables).

“Subsidiary” means:

(a)	a subsidiary within the meaning of section 1159 of the Companies Act 2006; or

(b)	a subsidiary undertaking within the meaning of Section 1162 of the Companies Act 2006; or

(c)	whether or not falling within paragraphs (a) or (b) above, in relation to any company or corporation, a company or corporation:

(i)	which is controlled, directly or indirectly, by the first mentioned company or corporation;

(ii)	more than half the issued share capital of which is beneficially owned, directly or indirectly by the first mentioned company or corporation; or

(iii)	which is a Subsidiary of another Subsidiary of the first mentioned company or corporation,

and for this purpose, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body.

“Swiss Assignment Agreement” means the assignment agreement entered into by Alcor Chemie in favour of the Security Agent dated after the date of this Agreement and prior to first Utilisation.

“Swiss Borrower” means a Borrower incorporated or established under the laws of, or for tax purposes resident in, Switzerland, or for tax purposes having a permanent establishment in Switzerland with which a Finance Document is effectively connected.

“Swiss Share Pledges” means:

(a)	the share pledge agreement dated after the date of this Agreement and prior to first Utilisation between OBOAdler Company Limited as pledgor and the Security Agent pursuant to which a share in Alcor Chemie is pledged by way of security to the Lenders (represented by the Security Agent);

(b)	the share pledge agreement dated after the date of this Agreement and prior to first Utilisation between Innospec GmbH as pledgor and the Security Agent pursuant to which a share in Alcor Chemie is pledged by way of security to the Lenders (represented by the Security Agent); and

(c)	the share pledge agreement dated after the date of this Agreement and prior to first Utilisation between the Parent as pledgor and the Security Agent pursuant to which all of the shares in Innospec GmbH are pledged by way of security to the Lenders (represented by the Security Agent).

“Swiss Withholding Tax” means the tax levied pursuant to the Swiss Federal Act on Withholding Tax (Bundesgesetz über die Verrechnungssteuer vom 13 Oktober 1965, SR 642.21).

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilises a single shared platform and which was launched on 19 November 2007.

“TARGET Day” means any day on which TARGET2 is open for the settlement of payments in euro.

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Ten Non-Qualifying Bank Rule” means the rule that the aggregate number of creditors, other than Qualifying Banks, of a Swiss Borrower under the Finance Documents must not exceed 10 (ten), all in accordance with the meaning of the Guidelines.

“Termination Date” means in relation to Facility A and Facility B, the day falling 36 Months after the date of this Agreement.

“Total Commitments” means the aggregate of the Total Facility A Commitments and the Total Facility B Commitments being $150,000,000 at the date of this Agreement.

“Total Facility A Commitments” means the aggregate of the Facility A Commitments, being $50,000,000 at the date of this Agreement.

“Total Net Debt” has the meaning ascribed to it in Clause 21 (Financial Covenants).

“Total Facility B Commitments” means the aggregate of the Facility B Commitments, being $100,000,000 at the date of this Agreement.

“Tranche” means Tranche B1 or Tranche B2.

“Tranche B1” shall have the meaning given to such term in paragraph (b) of Clause 2.1 (The Facilities).

“Tranche B2” shall have the meaning given to such term in paragraph (b) of Clause 2.1 (The Facilities).

“Transaction Security” means the Security created or expressed to be created under the Security Documents.

“Transfer Certificate” means a certificate substantially in one of the forms set out in Schedule 5 (Form of Transfer Certificates) or any other form agreed between the Agent and the Obligors’ Agent.

“Transfer Date” means, in relation to a transfer, the later of:

(a)	the proposed Transfer Date specified in the Transfer Certificate; and

(b)	the date on which the Agent executes the Transfer Certificate.

“Twenty Non-Qualifying Bank Rule” means the rule that the aggregate number of creditors (including the Lenders), other than Qualifying Banks, of a Swiss Borrower under all outstanding debts relevant for classification as debenture (Kassenobligation) (within the meaning of the Guidelines), such as (intragroup) loans, facilities and/or private placements (including under the Finance Documents) must not at any time exceed 20 (twenty), all in accordance with the meaning of the Guidelines.

“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Internal Revenue Code for the applicable plan year.

“Unpaid Sum” means any sum due and payable but unpaid by an Obligor under the Finance Documents.

“UK GAAP” means accounting principles and practices generally accepted from time to time in the United Kingdom.

“U.S.” or “USA” means the United States of America.

“U.S. Bilateral Borrower” means (a) a Bilateral Borrower formed in the U.S., or (b) a Bilateral Borrower that is not a Group Company as at the date of this Agreement and is not formed in the U.S. but is treated, for US federal income tax purposes, as a fiscally transparent branch or partnership owned (directly or indirectly) by the Parent.

“U.S. Borrower” means the Parent and Innospec Fuel Specialties LLC and any Additional Borrower which is a U.S. Guarantor.

“U.S. Facility” means Tranche B1, being at no time greater than an aggregate amount of $50,000,000 or its equivalent in other currencies.

“U.S. GAAP” means accounting principles and practices generally accepted from time to time in the U.S.

“U.S. Group Member” means a member of the Group formed in the U.S.

“U.S. Guarantor” means (a) a Guarantor formed in the U.S., (b) Innospec International Limited, Innospec Developments Limited and Innospec GmbH, or (c) a Guarantor that is not an Obligor as at the date of this Agreement and is not formed in the U.S. but is treated, for US federal income tax purposes, as a fiscally transparent branch or partnership owned (directly or indirectly) by the Parent.

“U.S. Obligor” means a U.S. Borrower or a U.S. Guarantor.

“U.S. Security Documents” means each security agreement and pledge agreement governed by the laws of a State of the U.S.A. entered into by each of the Original Obligors in favour of the Security Agent and dated after the date of this Agreement and prior to first Utilisation.

“Utilisation” means a utilisation of a Facility.

“Utilisation Date” means the date of a Utilisation, being the date on which the relevant Loan is to be made.

“Utilisation Request” means a notice substantially in the form set out in Part I of Schedule 3 (Requests).

“VAT” means value added tax as provided for in the Value Added Tax Act 1994 and any other tax of a similar nature.

1.2	Construction

(a)	Unless a contrary indication appears a reference in this Agreement or the Key Property Debentures to:

(i)	the “Agent”, the “Arranger”, the “Security Agent”, any “Finance Party”, any “Lender”, any “Hedging Bank”, any “Bilateral Bank”, any “Obligor” or any “Party” shall be construed so as to include its successors in title, permitted assigns and permitted transferees and in the case of Security Agent, any person for the time being appointed as Security Agent or Security Agents in accordance with this Agreement;

(ii)	“assets” includes present and future properties, revenues and rights of every description;

(iii)	a document being in the “agreed form” means in a form agreed between the Obligors’ Agent and the Agent;

(iv)	a “Finance Document” or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, novated, supplemented, extended, replaced or restated;

(v)	“guarantee” means (other than in Clause 18 (Guarantee and Indemnity)) any guarantee, letter of credit, bond, indemnity or similar assurance against financial loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness;

(vi)	“indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(vii)	a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership (whether or not having separate legal personality) of two or more of the foregoing;

(viii)	a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(ix)	a provision of law is a reference to that provision as amended or re-enacted; and

(x)	a time of day is a reference to London time.

(b)	Section, Clause and Schedule headings are for ease of reference only.

(c)	Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(d)	A Default (other than an Event of Default) is “continuing” if it has not been remedied or waived and an Event of Default is “continuing” if it has not been remedied or waived.

1.3	Currency Symbols and Definitions

“$” and “dollars” denote lawful currency of the United States of America, “£” and “sterling” denotes lawful currency of the United Kingdom and “EUR” and “euro” means the single currency unit of the Participating Member States.

1.4	Third party rights

(a)	Except as provided in a Finance Document, the terms of a Finance Document may be enforced only by a party to it and the operation of the Contracts (Rights of Third Parties) Act 1999 is excluded.

(b)	Notwithstanding any provision of any Finance Document, the Parties to a Finance Document do not require the consent of any third party to rescind or vary any Finance Document at any time.

1.5	Barclays Capital

References in the Finance Documents to “Barclays Capital” are references to Barclays Capital, the investment banking division of Barclays Bank PLC.

SECTION 2

THE FACILITIES

2.	THE FACILITIES

2.1	The Facilities

Subject to the terms of this Agreement, the Lenders make available:

(a)	to the Facility A Borrowers a multicurrency term loan facility in an aggregate amount equal to the Total Facility A Commitments; and

(b)	a multicurrency revolving loan facility in an aggregate amount equal to the Total Facility B Commitments, in two tranches (“Tranche B1” and “Tranche B2” respectively) in maximum principal amounts as follows:

(i)	to the U.S. Borrowers, Tranche B1 in the maximum principal amount of $50,000,000; and

(ii)	to the Non-U.S. Borrowers, Tranche B2 in the maximum principal amount equal to the Total Facility B Commitments (excluding Tranche B1).

2.2	Bilateral Facilities

(a)	Each Bilateral Bank makes available to the relevant Group Company the Bilateral Facilities applicable to that Bilateral Bank on the terms set out in the relevant Bilateral Facility Documents.

(b)	Each Bilateral Bank and the relevant Obligor or, if such Group Company is not an Obligor, the Parent shall promptly notify the Agent of:

(i)	the establishment of any Bilateral Facility applicable to it or, in the case of notification by the Parent, its Subsidiary; and

(ii)	such information relating to the operation of any Bilateral Facility applicable to it (including, without limitation, the Bilateral Outstandings and Bilateral Commitments thereunder) as the Agent may from time to time request and each Group Company hereby consents on its behalf and on behalf of its Subsidiaries to all such information being released to the Agent and each Lender.

(c)	In case of any inconsistency between any term of any Bilateral Facility and this Agreement, the terms of this Agreement shall prevail.

(d)	Each Bilateral Bank and the relevant Obligor or, in the case of a Group Company which is not an Obligor, the Parent on behalf of such Group Company acknowledge the terms of paragraph (e) of Clause 22.12 (Indebtedness).

2.3	Lender’s rights and obligations

(a)

The obligations of each Lender under the Finance Documents are several. Failure by a Lender to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents.

No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)	The rights of each Lender under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Lender from an Obligor shall be a separate and independent debt.

(c)	A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

2.4	U.S. Facility

For the avoidance of doubt, (i) the U.S. Borrowers shall only be permitted to borrow the U.S. Facility and at no time shall the amount borrowed under the U.S. Facility exceed an aggregate of $50,000,000 or its equivalent in other currencies; and (ii) no Non-U.S. Borrower shall be permitted to borrow the U.S. Facility.

3.	PURPOSE

3.1	Purpose

The Borrowers shall apply all amounts borrowed by it under the Facilities towards:

(a)	refinancing existing indebtedness of the Group arising under the Original Facilities Agreement and the payment of any fees or expenses, legal or otherwise, incurred in connection with such refinancing; and

(b)	the general corporate and working capital purposes of the Group including funding Capital Expenditure, Permitted Acquisitions (including refinancing any indebtedness of any relevant acquired company or business or any subsidiary thereof and costs, fees and expenses incurred in relation thereto) and share buy backs.

3.2	Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.	CONDITIONS OF UTILISATION

4.1	Initial conditions precedent

No Borrower may deliver a Utilisation Request unless the Agent has received all of the documents and other evidence listed in Part I of Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Agent. The Agent shall notify the Obligors’ Agent and the Lenders promptly upon being so satisfied.

4.2	Further conditions precedent

(a)	The Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation) if on the date of the Utilisation Request and on the proposed Utilisation Date:

(i)	in the case of a Rollover Loan, no Event of Default is continuing or would result from the proposed Loan and, in the case of any other Loan, no Default is continuing or would result from the proposed Loan; and

(ii)	the Repeating Representations to be made by each Obligor are true in all material respects.

(b)	The Lenders will only be obliged to comply with Clause 6.3 (Change of currency) if, on the first day of an Interest Period, no Default is continuing or would result from the change of currency and the Repeating Representations to be made by each Obligor are true in all material respects.

4.3	Conditions relating to Optional Currencies

(a)	A currency will constitute an Optional Currency in relation to a Loan if it is sterling or euro or (in the case of any other currency) if:

(i)	it is readily available in the amount required and freely convertible into the Base Currency in the London interbank market on the Quotation Day and the Utilisation Date for that Loan; and

(ii)	it has been approved by the Agent (acting on the instructions of all the Lenders) on or prior to receipt by the Agent of the relevant Utilisation Request or Selection Notice for that Loan.

(b)	If the Agent has received a written request from the Obligors’ Agent for a currency to be approved under paragraph (a)(ii) above, the Agent will confirm to the Obligors’ Agent by the Specified Time:

(i)	whether or not the Lenders have granted their approval; and

(ii)	if approval has been granted, the minimum amount (and, if required, integral multiples) for any subsequent Utilisation in that currency.

4.4	Maximum number of Loans and Optional Currencies

(a)	A Borrower may not deliver a Utilisation Request if as a result of the proposed Utilisation:

(i)	more than:

(A)	two Facility A Loans; and

(B)	twenty Facility B Loans would be outstanding; or

(ii)	the Loans would be outstanding in more than three currencies.

(b)	A Borrower may not request that a Facility A Loan be divided if, as a result of the proposed division, more than two Facility A Loans would be outstanding.

(c)	Any Loan made by a single Lender under Clause 6.2 (Unavailability of a currency) shall not be taken into account in this Clause 4.4.

SECTION 3

UTILISATION

5.	UTILISATION

5.1	Delivery of a Utilisation Request

A Borrower may utilise a Facility by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time.

5.2	Completion of a Utilisation Request

(a)	Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(i)	it identifies the Facility to be utilised and if Facility B is to be utilised, whether it is Tranche B1 or Tranche B2 which is to be utilised;

(ii)	the proposed Utilisation Date is a Business Day within the Availability Period applicable to that Facility;

(iii)	the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount); and

(iv)	the proposed Interest Period complies with Clause 10 (Interest Periods).

(b)	Only one Loan may be requested in each Utilisation Request.

(c)	Only a U.S. Borrower may deliver a Utilisation Request in relation to the U.S. Facility.

5.3	Currency and amount

(a)	The currency specified in a Utilisation Request must be the Base Currency or an Optional Currency.

(b)	The amount of the proposed Loan must be an amount whose Base Currency Amount is not more than the Available Facility and which is:

(i)	if the currency selected is the Base Currency, a minimum of $2,000,000 or, if less, the Available Facility; or

(ii)	if the currency selected is sterling or euro, a minimum of £1,500,000 or €1,500,000 or, if less, the Available Facility; or

(iii)	if the currency selected is an Optional Currency other than sterling or euro, the minimum amount (or an integral multiple, if required) specified by the Agent pursuant to paragraph (b)(ii) of Clause 4.3 (Conditions relating to Optional Currencies) or, if less, the Available Facility; or

(iv)	if the proposed loan is to be made to a U.S. Borrower, in compliance with the provisions of Clause 2.4.

5.4	Lenders’ participation

(a)	If the conditions set out in this Agreement have been met, each Lender shall make its participation in each Loan available by the Utilisation Date through its Facility Office.

(b)	The amount of each Lender’s participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan.

(c)	The Agent shall determine the Base Currency Amount of each Loan which is to be made in an Optional Currency and shall notify each Lender of the amount, currency and the Base Currency Amount of each Loan and the amount of its participation in that Loan, in each case by the Specified Time.

5.5	Cancellation of Commitment

(a)	The Total Facility A Commitments shall be immediately cancelled at the end of the Availability Period for Facility A.

(b)	The Total Facility B Commitments shall be immediately cancelled at the end of the Availability Period for Facility B.

6.	OPTIONAL CURRENCIES

6.1	Selection of currency

(a)	A Borrower (or the Obligors’ Agent on behalf of a Borrower) shall select the currency of a Loan:

(i)	(in the case of an initial Utilisation) in a Utilisation Request; and

(ii)	(afterwards in relation to a Facility A Loan made to it) in a Selection Notice.

(b)	If a Borrower (or the Obligors’ Agent on behalf of a Borrower) fails to issue a Selection Notice in relation to a Facility A Loan, the Loan will remain denominated for its next Interest Period in the same currency in which it is then outstanding.

(c)	If a Borrower (or the Obligors’ Agent on behalf of a Borrower) issues a Selection Notice requesting a change of currency and the first day of the requested Interest Period is not a Business Day for the new currency, the Agent shall promptly notify the Borrower and the Lenders and the Loan will remain in the existing currency (with Interest Periods running from one Business Day until the next Business Day) until the next day which is a Business Day for both currencies, on which day the requested Interest Period will begin.

6.2	Unavailability of a currency

If before the Specified Time on any Quotation Day:

(a)	the Agent has received notice from a Lender that the Optional Currency requested is not readily available to it in the amount required; or

(b)	a Lender notifies the Agent that compliance with its obligation to participate in a Loan in the proposed Optional Currency would contravene a law or regulation applicable to it,

the Agent will give notice to the relevant Borrower to that effect by the Specified Time on that day. In this event, any Lender that gives notice pursuant to this Clause 6.2 will be required to participate in the Loan in the Base Currency (in an amount equal to that Lender’s proportion of the Base Currency Amount, or in respect of a Rollover Loan, an amount equal to that Lender’s proportion of the Base Currency Amount of the maturing Facility B Loan that is due to be repaid) and its participation will be treated as a separate Loan denominated in the Base Currency during that Interest Period.

6.3	Change of currency

(a)	If a Facility A Loan is to be denominated in different currencies during two successive Interest Periods:

(i)	if the currency for the second Interest Period is an Optional Currency, the amount of the Loan in that Optional Currency will be calculated by the Agent as the amount of that Optional Currency equal to the Base Currency Amount of the Loan at the Agent’s Spot Rate of Exchange at the Specified Time;

(ii)	if the currency for the second Interest Period is the Base Currency, the amount of the Loan will be equal to the Base Currency Amount;

(iii)	(unless the Agent and the Borrower agree otherwise in accordance with paragraph (b) below) the Borrower that has borrowed the Loan shall repay it on the last day of the first Interest Period in the currency in which it was denominated for that Interest Period; and

(iv)	(subject to Clause 4.2 (Further conditions precedent)) the Lenders shall re-advance the Loan in the new currency in accordance with Clause 6.5 (Agent’s calculations).

(b)	If the Agent and the Borrower that has borrowed the Facility A Loan agree, the Agent shall:

(i)	apply the amount paid to it by the Lenders pursuant to paragraph (a)(iv) above (or so much of that amount as is necessary) in or towards purchase of an amount in the currency in which the Facility A Loan is outstanding for the first Interest Period; and

(ii)	use the amount it purchases in or towards satisfaction of the relevant Borrower’s obligations under paragraph (a)(iii) above.

(c)	If the amount purchased by the Agent pursuant to paragraph (b)(i) above is less than the amount required to be repaid by the relevant Borrower, the Agent shall promptly notify that Borrower and that Borrower shall, on the last day of the first Interest Period, pay an amount to the Agent (in the currency of the outstanding Facility A Loan for the first Interest Period) equal to the difference.

(d)	If any part of the amount paid to the Agent by the Lenders pursuant to paragraph (a)(iv) above is not needed to purchase the amount required to be repaid by the relevant Borrower, the Agent shall promptly notify that Borrower and pay that Borrower, on the last day of the first Interest Period that part of that amount (in the new currency).

6.4	Same Optional Currency during successive Interest Periods

(a)	If a Facility A Loan is to be denominated in the same Optional Currency during two successive Interest Periods, the Agent shall calculate the amount of the Facility A Loan in the Optional Currency for the second of those Interest Periods (by calculating the amount of Optional Currency equal to the Base Currency Amount of that Facility A Loan at the Agent’s Spot Rate of Exchange at the Specified Time) and (subject to paragraph (b) below):

(i)	if the amount calculated is less than the existing amount of that Facility A Loan in the Optional Currency during the first Interest Period, promptly notify the Borrower that has borrowed that Facility A Loan and that Borrower shall pay, on the last day of the first Interest Period, an amount equal to the difference; or

(ii)	if the amount calculated is more than the existing amount of that Facility A Loan in the Optional Currency during the first Interest Period, promptly notify each Lender and, if no Event of Default is continuing, each Lender shall, on the last day of the first Interest Period, pay its participation in an amount equal to the difference.

(b)	If the calculation made by the Agent pursuant to paragraph (a) above shows that the amount of the Facility A Loan in the Optional Currency for the second of those Interest Periods converted into the Base Currency at the Agent’s Spot Rate of Exchange at the Specified Time has increased or decreased by less than 5 per cent. compared to its Base Currency Amount, no notification shall be made by the Agent and no payment shall be required under paragraph (a) above.

6.5	Agent’s calculations

(a)	All calculations made by the Agent pursuant to this Clause 6 will take into account any repayment, prepayment, consolidation or division of Facility A Loans to be made on the last day of the first Interest Period.

(b)	Each Lender’s participation in a Loan will, subject to paragraph (a) above, be determined in accordance with paragraph (b) of Clause 5.4 (Lenders’ participation).

SECTION 4

REPAYMENT, PREPAYMENT AND CANCELLATION

7.	REPAYMENT

7.1	Repayment of Facility A Loans

(a)	Each Facility A Borrower shall repay the Facility A Loans made to it in instalments by repaying on each Facility A Repayment Date the amount specified opposite the relevant Facility A Repayment Date below:

Facility A Repayment Date	Repayment Instalment ($)
12 Months from the date of this Agreement	$10,000,000
24 Months from the date of this Agreement	$15,000,000
Termination Date	$25,000,000

(b)	If, in relation to a Facility A Repayment Date, the aggregate amount of the Facility A Loans made to a Facility A Borrower exceeds the Repayment Instalment to be repaid by that Facility A Borrower, the Obligors’ Agent may, if it gives the Agent not less than five Business Days’ prior notice, select which of those Facility A Loans will be wholly or partially repaid so that the Repayment Instalment is repaid on the relevant Facility A Repayment Date in full. The Obligors’ Agent may not make a selection if as a result more than one Facility A Loan will be partially repaid.

(c)	If the Obligors’ Agent fails to deliver a notice to the Agent in accordance with paragraph (b) above, the Agent shall select the Facility A Loans to be wholly or partially repaid.

(d)	Any repayment or prepayment of a Facility A Loan denominated in an Optional Currency shall reduce the amount of that Facility A Loan by the amount of that Optional Currency repaid and shall reduce the Base Currency Amount of that Facility A Loan proportionally.

7.2	Repayment of Facility B Loans

(a)	Subject to paragraph (b) below, each Borrower which has drawn a Facility B Loan shall repay that Loan on the last day of its Interest Period.

(b)	Without prejudice to each Borrower’s obligation under paragraph (a) above, if one or more Facility B Loans are to be made available to a Borrower:

(i)	on the same day that a maturing Facility B Loan is due to be repaid by that Borrower;

(ii)	in the same currency as the maturing Facility B Loan (unless it arose as a result of the operation of Clause 6.2 (Unavailability of a currency)); and

(iii)	for the purpose of refinancing the maturing Facility B Loan,

the Agent will apply the new Facility B Loans in or towards repayment of the maturing Facility B Loan so that:

(i)	if the amount of the maturing Facility B Loan exceeds the aggregate amount of the new Facility B Loans, the relevant Borrower will only be required to pay an amount in cash in the relevant currency equal to that excess; and

(ii)	if the amount of the maturing Facility B Loan is equal to or less than the aggregate amount of the new Facility B Loans, the relevant Borrower will not be required to make any payment in cash.

8.	PREPAYMENT, CANCELLATION AND INCREASE

8.1	Illegality

If it becomes unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Loan:

(a)	that Lender shall promptly notify the Agent upon becoming aware of that event;

(b)	upon the Agent notifying the Obligors’ Agent, the Commitment of that Lender will be immediately cancelled; and

(c)	each Borrower shall repay that Lender’s participation in the Loans made to that Borrower on the last day of the Interest Period for each Loan occurring after the Agent has notified the Obligors’ Agent or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law).

8.2	Change of control

(a)	If any person or group of persons acting in concert gains control of the Parent (a “Change of Control”):

(i)	the Parent shall promptly notify the Agent upon becoming aware of that event;

(ii)	a Lender shall not be obliged to fund a Utilisation (except for a Rollover Loan);

(iii)	if the Parent so requires, the Parties shall enter into good faith negotiations with a view to determining whether and on what terms the Facilities can continue to remain outstanding and be provided;

(iv)

if no agreement between the Lenders and the Parent is reached within 30 days of the Change of Control occurring as to the terms on which the Facilities can continue to remain outstanding and be provided and if a Lender so requires, the Agent shall cancel that Lender’s Commitment under the Facilities and declare that Lender’s participation in the outstanding Loans, together with accrued interest, and all other amounts accrued under the Finance Documents owing to that Lender immediately due and payable, whereupon that Lender’s Commitment under the Facilities will be cancelled and all such outstanding amounts owing to that Lender will become immediately due and payable.

(b)	For the purpose of paragraph (a) above “control” means:

(i)	the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:

(1)	cast, or control the casting of, more than one-half of the maximum number of votes that might be cast at a general meeting of the Parent; or

(2)	appoint or remove all, or the majority, of the directors or other equivalent officers of the Parent; or

(3)	give directions with respect to the operating and financial policies of the Parent which the directors or other equivalent officers of the Parent are obliged to comply with; or

(ii)	the holding of more than one-half of the issued share capital of the Parent (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital).

(c)	For the purpose of paragraph (a) above “acting in concert” means a group of persons who, pursuant to an agreement or understanding (whether formal or informal), actively co-operate, through the acquisition by any of them, either directly or indirectly, of shares in the Parent, to obtain or consolidate control of the Parent.

8.3	Disposal of assets

Upon the occurrence of the disposal of all or substantially all of the assets of the Group (whether in a single transaction or a series of related transactions) all of the Commitments shall immediately be cancelled and all outstanding Loans, together with all accrued interest and all other amounts accrued or outstanding under the Facilities shall become immediately due and payable.

8.4	Voluntary cancellation

The Parent may, if it gives the Agent not less than five Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of $5,000,000 and in integral multiples of $2,500,000) of an Available Facility without premium or penalty. Any cancellation under this Clause 8.4 shall reduce the Commitments of the Lenders rateably under that Facility.

8.5	Voluntary prepayment of Facility A Loans

(a)	A Facility A Borrower may, if it gives the Agent not less than five Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice,

prepay the whole or any part of any Facility A Loan made to it (but, if in part, being an amount that reduces the Base Currency Amount of the Facility A Loan by a minimum amount of $5,000,000 and in integral multiples of $2,500,000).

(b)	A Facility A Loan may only be prepaid after the last day of the applicable Availability Period (or, if earlier, the day on which the applicable Available Facility is zero).

(c)	Any prepayment under this Clause 8.5 shall satisfy the obligations under Clause 7.1 (Repayment of Facility A Loans) pro rata across the repayment instalments of the Facility A Loans then outstanding.

8.6	Voluntary Prepayment of Facility B Loans

The Borrower to which a Facility B Loan has been made may, if it gives the Agent not less than five Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of such Facility B Loan made to such Borrower (but if in part, being an amount that reduces the Base Currency Amount of the Facility B Loan by a minimum amount of $5,000,000 and in integral multiples of $2,500,000).

8.7	Right of repayment and cancellation in relation to a single Lender

(a)	If:

(i)	any sum payable to any Lender by an Obligor is required to be increased under paragraph (c) of Clause 13.2 (Tax gross-up);

(ii)	any Lender claims indemnification from the Obligors’ Agent under Clause 13.3 (Tax indemnity) or Clause 14.1 (Increased costs); or

(iii)	any Lender notifies the Agent of its Additional Cost Rate under paragraph 3 of Schedule 4 (Mandatory Cost Formulae),

the Parent may, whilst (in the case of paragraphs (i) and (ii) above) the circumstance giving rise to the requirement or indemnification continues or (in the case of paragraph (iii) above) the Additional Cost Rate is greater than zero, give the Agent notice of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender’s participation in the Loans.

(b)	On receipt of a notice referred to in paragraph (a) above, the Commitment of that Lender shall immediately be reduced to zero.

(c)	On the last day of each Interest Period which ends after the Parent has given notice under paragraph (a) above (or, if earlier, the date specified by the Parent in that notice), each Borrower to which a Loan is outstanding shall repay that Lender’s participation in that Loan.

8.8	Restrictions

(a)	Any notice of cancellation or prepayment given by any Party under this Clause 8 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

(b)	Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

(c)	The Facility A Borrowers may not reborrow any part of Facility A which is prepaid.

(d)	Unless a contrary indication appears in this Agreement, any part of Facility B which is prepaid may be reborrowed in accordance with the terms of this Agreement.

(e)	The Borrowers shall not repay or prepay all or any part of the Loans or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

(f)	No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

(g)	If the Agent receives a notice under this Clause 8 it shall promptly forward a copy of that notice to either the Parent or the affected Lender, as appropriate.

SECTION 5

COSTS OF UTILISATION

9.	INTEREST

9.1	Calculation of interest

The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(a)	Margin;

(b)	in the case of:

(i)	a Loan:

(1)	(other than a Loan in euro), LIBOR; and

(2)	in euro, EURIBOR; or

(ii)	a Same-Day Dollar Loan, Reference Bank Rate; and

(c)	Mandatory Cost, if any.

9.2	Payment of interest

(a)	The Borrower to which a Loan has been made shall pay accrued interest on that Loan on the last day of each Interest Period (and, if the Interest Period is longer than six Months, on the dates falling at six Monthly intervals after the first day of the Interest Period).

(b)	If the annual audited financial statements of the Group and related Compliance Certificate show that a lower or higher Margin should have applied during a certain period then any subsequent payments of interest by such Borrower under this Agreement shall be adjusted either in the case of a lower Margin by way of set-off against the immediately succeeding interest payment at the end of the current Interest Period or in the case of a higher Margin by way of increasing the subsequent interest payment to ensure that such Borrower has paid the correct amount of interest based on the correct Margin for such period and to put the Agent and the Lenders or the Relevant Borrower in the position they would have been in had the appropriate rate of the Margin applied during such period provided that in the case of any Lender which became a Lender only during any such period, the adjustment will only apply to any interest received by it during the period for which it was a Lender and provided that in the case of any Lender which ceased to become a Lender during any such period, the adjustment will only apply to any interest received by it during the period for which it was a Lender.

9.3	Default interest

(a)

If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment), subject to paragraph (b) below, at a rate one per cent. higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this Clause 9.3 shall be immediately payable by the Obligor on demand by the Agent.

(b)	If any overdue amount consists of all or a part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:

(i)	the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

(ii)	the rate of interest applying to the overdue amount during that first Interest Period shall be the sum of one per cent. and the rate which would have applied if the overdue amount had not become due.

(c)	Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

9.4	Notification of rates of interest

The Agent shall promptly notify the Lenders and the relevant Borrower of the determination of a rate of interest under this Agreement.

9.5	Minimum Interest

By entering into this Agreement, the Parties have assumed that the interest payable hereunder is not and will not become subject to Swiss Withholding Tax. Therefore, all payments under this Agreement by an Obligor subject to Tax in Switzerland, including, but not limited to, the rate of interest as determined in accordance with this Clause 9 (Interest) have been computed as minimum payments net of any Swiss withholding tax. If it is required under Swiss law to deduct Swiss withholding tax from any amount payable or paid by the relevant Obligor on account of interest hereunder, then (a) the relevant Obligor shall increase such interest payment by paying such additional amounts as may be necessary to ensure that the net amounts received by the relevant Finance Party after deducting the amount of such Swiss withholding taxes is equal to the full amount which the relevant Finance Party would have received had payments not been subject to such Swiss withholding tax, (b) withholding tax shall be calculated on the increased interest rate, and (c) the respective Obligor shall provide the documents and information required for the purposes of applying for the refund of Swiss withholding taxes. Without prejudice to the foregoing, the provisions set forth in Clause 13 (Tax Gross Up and Indemnities) shall apply in relation to deductions of Tax.

10.	INTEREST PERIODS

10.1	Selection of Interest Periods

(a)	A Borrower (or the Obligors’ Agent on behalf of a Borrower) may select an Interest Period for a Loan in the Utilisation Request for that Loan or (if the Loan has already been borrowed) in a Selection Notice.

(b)	Each Selection Notice for a Facility A Loan is irrevocable and must be delivered to the Agent by the Borrower (or the Obligors’ Agent on behalf of a Borrower) to which that Facility A Loan was made not later than the Specified Time.

(c)	If a Borrower (or the Obligors’ Agent) fails to deliver a Selection Notice to the Agent in accordance with paragraph (b) above, the relevant Interest Period will, subject to Clause 10.2 (Changes to Interest Periods), be three Months.

(d)	Subject to this Clause 10, a Borrower (or the Obligors’ Agent) may select an Interest Period of one, three or six Months or any other period agreed between the Obligors’ Agent and the Agent (acting on the instructions of all the Lenders). In addition a Borrower (or the Obligors’ Agent on its behalf) may (in relation to Facility A) select an Interest Period of less than one Month, if necessary to ensure that there are Facility A Loans (with an aggregate Base Currency Amount equal to or greater than the Repayment Instalment) which have an Interest Period ending on a Facility A Repayment Date for the Borrowers to make the Repayment Instalment due on that date.

(e)	An Interest Period for a Loan shall not extend beyond the Termination Date applicable to its Facility.

(f)	Each Interest Period for a Facility A Loan shall start on the Utilisation Date or (if already made) on the last day of its preceding Interest Period.

(g)	A Facility B Loan has one Interest Period only.

10.2	Changes to Interest Periods

(a)	Prior to determining the interest rate for a Facility A Loan, the Agent may shorten an Interest Period for any Facility A Loan to ensure there are sufficient Facility A Loans with an Interest Period ending on a Facility A Repayment Date for the Borrowers to make the Repayment Instalment due on that Facility A Repayment Date.

(b)	If the Agent makes any of the changes to an Interest Period referred to in this Clause 10.2, it shall promptly notify the Obligors’ Agent and the Lenders.

10.3	Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

10.4	Consolidation and division of Facility A Loans

(a)	Subject to paragraph (b) below, if two or more Interest Periods:

(i)	relate to Facility A Loans in the same currency; and

(ii)	end on the same date; and

(iii)	are made to the same Borrower,

those Facility A Loans will, unless that Borrower (or the Obligors’ Agent on its behalf) specifies to the contrary in the Selection Notice for the next Interest Period, be consolidated into, and treated as, a single Facility A Loan on the last day of the Interest Period.

(b)	Subject to Clause 4.4 (Maximum number of Loans and Optional Currencies) and Clause 5.3 (Currency and amount), if a Borrower (or the Obligors’ Agent on its behalf) requests in a Selection Notice that a Facility A Loan be divided into two or more Facility A Loans, that Facility A Loan will, on the last day of its Interest Period, be so divided with Base Currency Amounts specified in that Selection Notice, being an aggregate Base Currency Amount equal to the Base Currency Amount of the Facility A Loan immediately before its division.

11.	CHANGES TO THE CALCULATION OF INTEREST

11.1	Absence of quotations

Subject to Clause 11.2 (Market disruption), if:

(a)	the Reference Bank Rate;

(b)	LIBOR; or

(c)	if applicable, EURIBOR,

is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by the Specified Time on the Quotation Day, the applicable Reference Bank Rate, LIBOR or EURIBOR, as the case may be, shall be determined on the basis of the quotations of the remaining Reference Banks.

11.2	Market disruption

(a)	If a Market Disruption Event occurs in relation to a Loan for any Interest Period, then the rate of interest on each Lender’s share of that Loan for the Interest Period shall be the percentage rate per annum which is the sum of:

(i)	the Margin;

(ii)	the rate notified to the Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in that Loan from whatever source it may reasonably select; and

(iii)	the Mandatory Cost, if any, applicable to that Lender’s participation in the Loan.

(b)	In this Agreement “Market Disruption Event” means:

(i)

where interest is calculable by reference to the Reference Bank Rate or at or about noon on the Quotation Day for the relevant Interest Period the Screen Rate is not available and none or only one of the Reference Banks supplies a rate to the Agent to determine the Reference Bank Rate,

LIBOR or, if applicable, EURIBOR for the relevant currency and Interest Period; or

(ii)	before close of business in London on the Quotation Day for the relevant Interest Period, the Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed 20 per cent. of that Loan) that the cost to it of obtaining matching deposits in the London Interbank Market would be in excess of LIBOR or, if applicable, EURIBOR.

11.3	Alternative basis of interest or funding

(a)	If a Market Disruption Event occurs and the Agent or the Obligors’ Agent so requires, the Agent and the Obligors’ Agent shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.

(b)	Any alternative basis agreed pursuant to paragraph (a) above shall, with the prior consent of all the Lenders and the Obligors’ Agent, be binding on all Parties.

11.4	Break Costs

(a)	Each Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by that Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

(b)	Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount and basis of calculation of its Break Costs for any Interest Period in which they accrue.

12.	FEES

12.1	Commitment fee

(a)	The Borrowers shall pay to the Agent (for the account of each Lender) a fee in the Base Currency computed at the Applicable Rate on:

(i)	that Lender’s Available Commitment under Facility A for the Availability Period applicable to Facility A; and

(ii)	that Lender’s Available Commitment under Facility B for the Availability Period applicable to Facility B.

(b)	The accrued commitment fee is payable on the last day of each successive period of three Months which ends during the relevant Availability Period, on the last day of the relevant Availability Period and on the cancelled amount of the relevant Lender’s Commitment at the time the cancellation is effective.

(c)	The “Applicable Rate” for the purposes of this Clause 12.1 means the percentage rate per annum equal to 50% of the Margin applicable to the relevant Facility at that time.

12.2	Arrangement and participation fee

The Borrowers shall pay to the Arranger an arrangement fee and a participation fee in the amounts and at the times agreed in a Fee Letter.

12.3	Agency fees

The Borrowers shall pay to the Agent (for its own account) an agency fee and to the Security Agent (for its own account) a security agency fee in the amounts and at the times agreed in a Fee Letter.

SECTION 6

ADDITIONAL PAYMENT OBLIGATIONS

13.	TAX GROSS UP AND INDEMNITIES

13.1	Definitions

(a)	In this Clause 13:

“Protected Party” means a Finance Party which is or will be subject to any liability or required to make any payment for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

“Qualifying Lender” means:

(i)	in respect of a payment made by an Obligor incorporated in the United Kingdom, a Lender which is:

(A)	within the charge to United Kingdom corporation tax as respects that payment and that is a Lender in respect of an advance made by a person that was a bank (as defined for the purpose of section 879 of ITA) at the time that advance was made; or

(B)	a Treaty Lender with respect to the United Kingdom;

(ii)	in respect of a payment made by an Obligor which would be required under the Internal Revenue Code to pay United States source interest in connection with this Agreement, a Lender which is:

(A)	a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code, provided such Lender timely has delivered to the Agent for transmission to the Obligor making such payment two original copies of IRS Form W-9 (or any successor form) either directly or under cover of IRS Form W-8IMY (or any successor form) certifying its status as a “United States person”; or

(B)	a Treaty Lender with respect to the United States of America that is entitled to receive payments under the Finance Documents without deduction or withholding of any United States federal income Taxes, provided such Lender timely has delivered to the Agent for transmission to the Obligor making such payment two original copies of IRS Form W-8BEN (or any successor form) either directly or under cover of IRS Form W-8IMY (or any successor form) certifying its entitlement to receive such payments without any such deduction or withholding under a double taxation treaty; or

(C)

otherwise entitled to receive payments under the Finance Documents without deduction or withholding of any United States federal income Taxes either as a result of such payments being effectively connected with the conduct by such Lender of a trade or business within the United States or under the portfolio interest exemption of Section 871(h) or 881(c) of the Internal Revenue Code, provided such Lender timely has delivered to the Agent for transmission to the U.S. Obligor making such payment two original copies of either (1) IRS Form W-8ECI (or any successor form) either directly or under cover of IRS Form W-8IMY (or any successor form) certifying that the payments made pursuant to the Finance Documents are effectively connected with the conduct by that Lender of a trade or business within the United States or (2) Internal Revenue Service Form W-8BEN (or any successor form) either directly or under cover of IRS Form W-8IMY (or any successor form) claiming exemption from withholding in respect of payments made pursuant to the Finance Documents under the portfolio interest exemption and a Statement that such Lender is not a person described in Section 871(h)(3)(B) or Section 881(c)(3) of the Internal Revenue Code or (3) such other applicable form prescribed by the IRS certifying as to such Lender’s entitlement to exemption from United States withholding tax with respect to all payments to be made to such Lender under the Finance Documents; and

(iii)	in respect of a payment by an Obligor incorporated other than in the United Kingdom or the United States of America, any Lender.

“Tax Credit” means a credit against, relief or remission for, or repayment of, any Tax.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

“Tax Payment” means an increased payment made by an Obligor to a Finance Party under Clause 13.2 (Tax gross-up) or a payment under Clause 13.3 (Tax indemnity).

“Treaty Lender” means, in respect of a jurisdiction, a Lender entitled under the provisions of a double taxation treaty to receive payments of interest from a person resident in such jurisdiction without a Tax Deduction (subject to the completion of any necessary procedural formalities).

(b)	In this Clause 13 a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination.

13.2	Tax gross-up

(a)	Each Obligor shall make all payments to be made by it under any Finance Document without any Tax Deduction, unless a Tax Deduction is required by law.

(b)	The Obligors’ Agent or a Lender shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. If the Agent receives such notification from a Lender it shall notify the Obligors’ Agent and that Obligor.

(c)	If a Tax Deduction is required by law to be made by an Obligor in one of the circumstances set out in paragraph (d) below, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)	The circumstances referred to in paragraph (c) above are where a person entitled to the payment:

(i)	is the Agent, the Security Agent or the Arranger (on its own behalf); or

(ii)	is a Qualifying Lender, unless that Qualifying Lender is a Treaty Lender or described in Section (ii)(c) of the definition of Qualifying Lender and the Obligor making the payment is able to demonstrate the Tax Deduction is required to be made as a result of the failure of that Qualifying Lender to comply with paragraph (g) below; or

(iii)	is not or has ceased to be a Qualifying Lender solely to the extent that this altered status results from any change in (or in the interpretation, administration, or application of) any law or double taxation agreement or any published practice or published concession of any relevant taxing authority after the date that such person becomes a Lender.

(e)	If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(f)	Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

(g)	A Lender and each Obligor which makes a payment to which that Lender is entitled shall co-operate as soon as reasonably practicable in completing any procedural formalities necessary for that Obligor to obtain authorisation to make that payment without a Tax Deduction.

(h)	No increased payment shall be made under paragraph (c) above to the extent that it is compensated for by an increased interest payment under Clause 9.5 (Minimum Interest).

13.3	Tax indemnity

(a)	The Obligors’ Agent shall (within three Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in connection with any Finance Document or the transactions occurring under such Finance Document.

(b)	Paragraph (a) above shall not apply with respect to any Tax assessed on a Finance Party:

(i)	under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(ii)	under the law of the jurisdiction in which that Finance Party’s Facility Office is located in respect of amounts received or receivable (but not any sum deemed to be received or receivable) in that jurisdiction, in the case of both (i) and (ii) if that Tax is imposed on or calculated by reference to the net income or profits received or receivable by that Finance Party; or

(iii)	to the extent a loss, liability or cost:

(A)	is compensated for by an increased payment under Clause 9.5 (Minimum Interest) or Clause 13.2 (Tax gross-up); or

(B)	would have been compensated for by an increased payment under Clause 13.2 (Tax gross-up) but was not so compensated because of a failure to qualify for such compensation under paragraph (d) of Clause 13.2 (Tax gross-up).

(c)	A Protected Party making, or intending to make a claim pursuant to paragraph (a) above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Obligors’ Agent.

(d)	A Protected Party shall, on receiving a payment from an Obligor under this Clause 13.3, notify the Agent.

13.4	Tax Credit

If an Obligor makes a Tax Payment or an increased payment under Clause 9.5 (Minimum Interest) and the relevant Finance Party determines that:

(a)	a Tax Credit is attributable to that Tax Payment or payment under Clause 9.5 (Minimum Interest); and

(b)	that Finance Party has obtained, utilised or retained that Tax Credit,

the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment or the payment under Clause 9.5 (Minimum Interest) not been made by the Obligor.

13.5	Stamp taxes

The Obligors’ Agent shall pay and, within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all notarial fees, stamp duty, registration, excise and other similar Taxes payable in respect of any Finance Document or the transactions occurring under any of them or, prior to the Security Release Date, any Transaction Security.

13.6	Value added tax

(a)	All consideration payable under a Finance Document by an Obligor to a Finance Party shall be deemed to be exclusive of any VAT. If VAT is chargeable, the Obligor shall pay to the Finance Party (in addition to paying the consideration) an amount equal to the amount of the VAT on production by the relevant Finance Party of a valid VAT invoice.

(b)	Where a Finance Document requires an Obligor to reimburse a Finance Party for any costs or expenses, that Obligor shall also at the same time pay and indemnify that Finance Party against all VAT incurred by that Finance Party in respect of the costs or expenses save to the extent that Finance Party is entitled to repayment or credit in respect of the VAT.

14.	INCREASED COSTS

14.1	Increased costs

(a)	Subject to Clause 14.3 (Exceptions) the Obligors’ Agent shall, within three Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of:

(i)	the introduction of or any change in (or in the interpretation or application of) any law or regulation; or

(ii)	compliance with any law or regulation,

made after the date of this Agreement.

(b)	In this Agreement “Increased Costs” means:

(i)	a reduction in the rate of return from the Facility or on a Finance Party’s (or its Affiliate’s) overall capital;

(ii)	an additional or increased cost; or

(iii)	a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

14.2	Increased cost claims

(a)	A Finance Party intending to make a claim pursuant to Clause 14.1 (Increased costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Obligors’ Agent.

(b)	Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount and basis of calculation of its Increased Costs.

14.3	Exceptions

(a)	Clause 14.1 (Increased costs) does not apply to the extent any Increased Cost is:

(i)	attributable to a Tax Deduction required by law to be made by an Obligor;

(ii)	compensated for by Clause 9.5 (Minimum Interest) or Clause 13.3 (Tax indemnity) (or would have been compensated for under Clause 13.3 (Tax indemnity) but was not so compensated solely because an exclusion in paragraph (b) of Clause 13.3 (Tax indemnity) applied);

(iii)	compensated for by the payment of the Mandatory Cost; or

(iv)	attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation or the gross negligence of the relevant Finance Party or its Affiliates.

(b)	In this Clause 14.3, a reference to a “Tax Deduction” has the same meaning given to the term in Clause 13.1 (Definitions).

15.	OTHER INDEMNITIES

15.1	Currency indemnity

(a)	If any sum due from an Obligor under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)	making or filing a claim or proof against that Obligor;

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall as an independent obligation, within three Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)	Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

15.2	Other indemnities

The Borrowers shall (or shall procure that an Obligor will), within three Business Days of demand, indemnify each Lender against any cost, loss or liability incurred by that Lender as a result of:

(a)	the occurrence of any Event of Default;

(b)	a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 28 (Sharing among the Finance Parties);

(c)	funding, or making arrangements to fund, its participation in a Loan requested by a Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Lender alone); or

(d)	a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by a Borrower or the Obligors’ Agent.

15.3	Indemnity to the Agent

The Borrowers shall promptly indemnify the Agent against any cost, loss or liability incurred by the Agent (acting reasonably) as a result of:

(a)	investigating any event which it reasonably believes is a Default; or

(b)	entering into or performing any foreign exchange contract for the purposes of Clause 6 (Optional Currencies); or

(c)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.

15.4	Indemnity to the Security Agent

(a)	Each Obligor shall promptly indemnify the Security Agent and every Receiver and Delegate against any cost, loss or liability incurred by any of them as a result of:

(i)	the taking, holding, protection or enforcement of the Transaction Security;

(ii)	the exercise of any of the rights, powers, discretions and remedies vested in the Security Agent and each Receiver and Delegate by the Finance Documents or by law; and

(iii)	any default by any Obligor in the performance of any of the obligations expressed to be assumed by it in the Finance Documents.

(b)	The Security Agent may, in priority to any payment to the Finance Parties, indemnify itself out of the Charged Property in respect of, and pay and retain, all sums necessary to give effect to the indemnity in this Clause 15.4 and shall have a lien on the Transaction Security and the proceeds of the enforcement of the Transaction Security for all monies payable to it.

15.5	Limitation on indemnities

Nothing in this Clause 15 shall require any Borrower or other Obligor to pay any amount to any Finance Party or to undertake any obligation or liability to pay such amount, if the payment (or undertaking of any obligation or liability to make such payment) would cause or result in any “deemed dividend” to any U.S. Obligor or U.S. Bilateral Borrower pursuant to the U.S. Internal Revenue Code of 1986 and the regulations promulgated and the judicial and administrative decisions rendered under it.

16.	MITIGATION BY THE LENDERS

16.1	Mitigation

(a)	Each Finance Party shall, in consultation with the Obligors’ Agent, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under, or cancelled pursuant to, any of Clause 8.1 (Illegality), Clause 13 (Tax gross-up and indemnities) or Clause 14 (Increased costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)	Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

16.2	Limitation of liability

(a)	The Borrowers shall indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 16.1 (Mitigation).

(b)	A Finance Party is not obliged to take any steps under Clause 16.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

17.	COSTS AND EXPENSES

17.1	Transaction expenses

The Borrowers shall promptly on demand pay the Agent, the Security Agent and the Arranger the amount of all costs and expenses (including legal fees) reasonably incurred by any of them in connection with:

(a)	subject to the Fee Letter the negotiation, preparation, printing and execution of this Agreement and any Finance Document;

(b)	any other Finance Documents executed after the date of this Agreement;

(c)	the completion of the transactions and perfection of the Transaction Security contemplated in the Finance Documents; and

(d)	the release of the Transaction Security on the Security Release Date pursuant to paragraph (i) of Clause 22.23 (Guarantors and Security).

The Agent, Security Agent or Arranger (as the case may be) shall obtain the consent of the Obligors’ Agent prior to incurring costs and expenses relating to (a) or (b) or (c) above which will exceed £5,000 (or its equivalent in other currencies) if such Finance

Party intends to demand payment of such costs and expenses pursuant to this Clause 17.1.

17.2	Amendment costs

If (a) an Obligor requests an amendment, waiver or consent or (b) an amendment is required pursuant to Clause 29.9 (Change of currency), the Obligors’ Agent shall, within three Business Days of demand, reimburse the Agent and the Security Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by the Agent and the Security Agent in responding to, evaluating, negotiating or complying with that request or requirement.

17.3	Enforcement costs

The Obligors’ Agent shall, within three Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document or the Transaction Security and the Security Agent may, in priority to any payment to the Finance Parties but only to the extent that the costs and expenses arise prior to the Security Release Date, indemnify itself out of the Charged Property in respect of (and pay and retain) all sums necessary to give effect to this Clause.

SECTION 7

GUARANTEE

18.	GUARANTEE AND INDEMNITY

18.1	Guarantee and indemnity

(a)	Each Guarantor (other than a U.S. Guarantor) irrevocably and unconditionally, jointly and severally:

(i)	guarantees to each Finance Party punctual performance by each Borrower (other than a U.S. Borrower) of all that Borrower’s obligations under the Finance Documents;

(ii)	undertakes with each Finance Party that whenever a Borrower (other than a U.S. Borrower) does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

(iii)	indemnifies each Finance Party immediately on demand against any cost, loss or liability suffered by that Finance Party if any obligation guaranteed by it under this paragraph (a) of Clause 18.1 (Guarantee and Indemnity) is or becomes unenforceable, invalid or illegal. The amount of the cost, loss or liability shall be equal to the amount which that Finance Party would otherwise have been entitled to recover;

(b)	Each U.S. Guarantor irrevocably and unconditionally, jointly and severally:

(i)	guarantees to each Finance Party punctual performance by each Borrower of all that Borrower’s obligations under the Finance Documents;

(ii)	undertakes with each Finance Party that whenever a Borrower does not pay any amount when due under or in connection with any Finance Document, that U.S. Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

(iii)	indemnifies each Finance Party immediately on demand against any cost, loss or liability suffered by that Finance Party if any obligation guaranteed by it under this paragraph (b) of Clause 18.1 (Guarantee and Indemnity) is or becomes unenforceable, invalid or illegal. The amount of the cost, loss or liability shall be equal to the amount which that Finance Party would otherwise have been entitled to recover;

(c)	Each U.S. Guarantor irrevocably and unconditionally, jointly and severally:

(i)	guarantees to each Finance Party punctual performance by each Bilateral Borrower (other than a Borrower) of all that Bilateral Borrower’s obligations under the Finance Documents;

(ii)

undertakes with each Finance Party that whenever a Bilateral Borrower (other than a Borrower) does not pay any amount when due under or in connection with any Finance Document, that U.S. Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

(iii)	indemnifies each Finance Party immediately on demand against any cost, loss or liability suffered by that Finance Party if any obligation guaranteed by it under this paragraph (c) of Clause 18.1 (Guarantee and Indemnity) is or becomes unenforceable, invalid or illegal. The amount of the cost, loss or liability shall be equal to the amount which that Finance Party would otherwise have been entitled to recover;

(d)	Each Guarantor which is not a U.S. Guarantor irrevocably and unconditionally, jointly and severally:

(i)	guarantees to each Finance Party punctual performance by each Bilateral Borrower that is not a Borrower or a U.S. Borrower or a U.S. Bilateral Borrower of all that Bilateral Borrower’s obligations under the Finance Documents;

(ii)	undertakes with each Finance Party that whenever a Bilateral Borrower that is not a Borrower or a U.S. Borrower or a U.S. Bilateral Borrower does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

(iii)	indemnifies each Finance Party immediately on demand against any cost, loss or liability suffered by that Finance Party if any obligation guaranteed by it under this paragraph (d) of Clause 18.1 (Guarantee and Indemnity) is or becomes unenforceable, invalid or illegal. The amount of the cost, loss or liability shall be equal to the amount which that Finance Party would otherwise have been entitled to recover.

18.2	Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor or Bilateral Borrower (other than an Obligor) under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

18.3	Reinstatement

If any payment by an Obligor or Bilateral Borrower (other than an Obligor) or any discharge given by a Finance Party (whether in respect of the obligations of any Obligor or Bilateral Borrower (other than an Obligor) or any security for those obligations or otherwise) is avoided or reduced as a result of insolvency or any similar event:

(a)	the liability of each Obligor and Bilateral Borrower (other than an Obligor) shall continue as if the payment, discharge, avoidance or reduction had not occurred; and

(b)	each Finance Party shall be entitled to recover the value or amount of that security or payment from each Obligor and Bilateral Borrower (other than an Obligor), as if the payment, discharge, avoidance or reduction had not occurred.

18.4	Waiver of defences

The obligations of each Guarantor under this Clause 18 will not be affected by an act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause 18 (without limitation and whether or not known to it or any Finance Party) including:

(a)	any time, waiver or consent granted to, or composition with, any Obligor, any Bilateral Borrower (other than an Obligor) or other person;

(b)	the release of any other Obligor, any Bilateral Borrower (other than an Obligor) or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(c)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor, any Bilateral Borrower (other than an Obligor) or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor, a Bilateral Borrower (other than an Obligor) or any other person;

(e)	any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or security including without limitation any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or any other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

(g)	any insolvency or similar proceedings.

18.5	Guarantor Intent

Without prejudice to the generality of Clause 18.4 (Waiver of Defences), each Guarantor expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental and of whatsoever nature and whether or not more onerous) variation, increase, extension or addition of or to any of the Finance Documents and/or any facility or amount made available under any of the Finance Documents for the purposes of or in connection with any of the following: acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.

18.6	Immediate recourse

Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 18. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

18.7	Appropriations

Until all amounts which may be or become payable by the Obligors and the Bilateral Borrowers (other than Obligors) under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may while a Default is continuing:

(a)	refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

(b)	hold in an interest-bearing suspense account (bearing interest at an appropriate market rate) any moneys received from any Guarantor or on account of any Guarantor’s liability under this Clause 18.

18.8	Deferral of Guarantors’ rights

Until all amounts which may be or become payable by the Obligors and the Bilateral Borrowers (other than Obligors) under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents:

(a)	to be indemnified by an Obligor or a Bilateral Borrower (other than an Obligor);

(b)	to claim any contribution from any other guarantor of any obligations of an Obligor or a Bilateral Bank (other than an Obligor) under the Finance Documents; and/or

(c)	to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party.

If the Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Finance Parties by the Borrower under or in connection with the Finance Documents to be repaid in full on trust for the Finance Parties and shall promptly pay or transfer the same to the Agent or as the Agent may direct for application in accordance with Clause 29 (Payment mechanics) of this Agreement.

18.9	Release of Guarantors’ right of contribution

If any Guarantor (a “Retiring Guarantor”) ceases to be a Guarantor in accordance with the terms of the Finance Documents for the purpose of any sale or other disposal of that Retiring Guarantor then on the date such Retiring Guarantor ceases to be a Guarantor:

(a)	that Retiring Guarantor is released by each other Guarantor from any liability (whether past, present or future and whether actual or contingent) to make a contribution to any other Guarantor arising by reason of the performance by any other Guarantor of its obligations under the Finance Documents; and

(b)	each other Guarantor waives any rights it may have by reason of the performance of its obligations under the Finance Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under any Finance Document or of any other security taken pursuant to, or in connection with, any Finance Document where such rights or security are granted by or in relation to the assets of the Retiring Guarantor.

18.10	Additional security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

18.11	Specific limitations for Swiss Guarantors

(a)	Notwithstanding any other provision of this Agreement or any other document in connection therewith, if and to the extent the payment obligations (including, for the avoidance of doubt, any obligation to gross-up pursuant to Clause 13.2 (Tax gross-up) or to indemnify any Finance Party pursuant to this Agreement) of a Guarantor incorporated in Switzerland (a “Swiss Guarantor”) as a Guarantor would, at the time payment is due, under Swiss laws and regulations not be permitted or be of an amount rendering the directors of that Swiss Guarantor personally liable pursuant to Swiss law to any of its creditors as a consequence of paying such amount, then such payment obligations shall remain limited to the amount permitted to be paid and not triggering such directors’ liability. Such limited amount shall however in no event be less than the unrestricted equity capital surplus (including the unrestricted portion of general reserves, other free reserves, retained earnings and current net profits) freely available for distribution to the shareholder(s) of that Swiss Guarantor under the Swiss Code of Obligations at the time or times payment(s) under or pursuant to this Agreement is requested from that Swiss Guarantor, less Swiss withholding tax if and to the extent required by applicable law in force at the relevant time, at the rate of 35% or such other rate as in force from time to time.

(b)	If and to the extent at the time a payment from a Swiss Guarantor as Guarantor is demanded such payment is subject to the limitation pursuant to paragraph (a) above and may only be made as a distribution of profits, then such payment shall only be made upon completion of the following measures to the extent they are from time to time required under Swiss corporate law:

(i)	an audited balance sheet of that Swiss Guarantor has been prepared;

(ii)	the auditors of that Swiss Guarantor have approved the amount of the proposed payment based on applicable Swiss corporate law and the articles of association;

(iii)	the shareholder(s) of that Swiss Guarantor must have had access to the above mentioned audited balance sheet as well as to the auditors’ report; and

(iv)	the shareholders of that Swiss Guarantor must properly be convened (or all shareholders must be present) and vote in favour of the payment of the amount under the guarantee given by that Swiss Guarantor.

(c)	Each Swiss Guarantor and each immediate Holding Company of each Swiss Guarantor and the Parent undertake to taken and/or cause all measures necessary or useful, as the case may be, to implement the foregoing documents and other acts referred to in paragraph (b) above.

Subject only to the foregoing, such payments to be made by a Swiss Guarantor under this guarantee shall be timely made in full as provided for in this Agreement.

18.12	Specific Provision for U.S. Guarantors

Notwithstanding any term or provision of this Clause 18 or any other term in this Agreement or any Finance Document, if any U.S. federal or state fraudulent conveyance laws are determined by a court of competent jurisdiction to be applicable to the obligations of a U.S. Guarantor hereunder, such U.S. Guarantor’s obligations hereunder shall be limited to the maximum aggregate amount of the obligations that would not render such U.S. Guarantor’s obligations subject to avoidance under applicable U.S. federal or state fraudulent conveyance laws.

SECTION 8

REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

19.	REPRESENTATIONS

Each Obligor makes the representations and warranties set out in this Clause 19 to each Finance Party on the date of this Agreement except that to the extent that any representation and warranty relates to a Finance Document which has not at the date of this Agreement been executed it shall be made on the date of that Finance Document in relation to that Finance Document.

19.1	Status

(a)	It is a corporation, duly incorporated and validly existing (and, with respect to any Obligor formed in the U.S., in good standing) under the law of its jurisdiction of incorporation or formation.

(b)	It and each of its Subsidiaries has the power to own its assets and carry on its business as it is being conducted.

19.2	Binding obligations

The obligations expressed to be assumed by it in each Finance Document are legal, valid, binding and (subject to the Legal Reservations) enforceable obligations.

19.3	Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not:

(a)	conflict with any law or regulation applicable to it or any of its Subsidiaries;

(b)	contravene its constitutional documents; or

(c)	breach (in a manner or to an extent which could reasonably be expected to have a Material Adverse Effect) any agreement or instrument binding upon it or any member of the Group or any of its or any member of the Group’s assets; or

(d)	oblige it, or any of its Subsidiaries, to create any Security or result in the creation of any Security over its or their respective assets other than under the Security Documents.

19.4	Power and authority

It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

19.5	Validity and admissibility in evidence

All Authorisations required or desirable:

(a)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party;

(b)	to make the Finance Documents to which it is a party admissible in evidence in its jurisdiction of incorporation (save for any filings or registrations required in relation to the Security constituted by the Security Documents, which filings or registrations will be made promptly after execution of the relevant Security Documents and in any event within applicable time limits); and

(c)	to create the Security constituted by the Security Documents to which it is party and, subject to the Legal Reservations, to ensure that such Security has the ranking specified therein,

have been obtained or effected and are in full force and effect.

19.6	Governing law and enforcement

(a)	The choice of English law as the governing law of the Finance Documents (or, in respect of any Security Document to which it is a party, the relevant governing laws of that Security Document) will (subject to the Legal Reservations) be recognised and enforced in its jurisdiction of incorporation.

(b)	Any judgment obtained in England in relation to a Finance Document (or, in respect of any Security Document to which it is a party, any judgment obtained in the courts which are expressed to have jurisdiction to hear disputes under such Security Document) will (subject to the Legal Reservations) be recognised and enforced in its jurisdiction of incorporation.

19.7	No filing or stamp taxes

Save to the extent identified in any legal opinion delivered pursuant to Clause 4 (Conditions of Utilisation) or Clause 25 (Changes to the Obligors), under the law of its jurisdiction of incorporation it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents.

19.8	Security interests

(a)	It is the absolute legal and, where applicable, beneficial owner of all the assets over which it purports to create Security pursuant to the Security Documents and (subject to the Legal Reservations) each Security Document to which it is a party creates the Security which that Security Document purports to create or, if that Security Document purports to evidence Security, accurately evidences Security which has been validly created.

(b)	The shares of any member of the Group mortgaged or pledged by it pursuant to the Security Documents are all fully paid up and not subject to any option to purchase or similar rights. The constitutional documents of any such member of the Group do not restrict or inhibit any transfer of such shares on creation or enforcement of such Security over such shares.

19.9	No misleading information

All written information (other than the Information Package) supplied by any member of the Group after the date of this Agreement to the Agent in or pursuant to or in connection with any Finance Document is correct in all material respects as at the date it was given and was not misleading in any material respect as at the date it was given.

19.10	No default

(a)	No Event of Default is continuing or would result from the making of any Utilisation.

(b)	No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or its Subsidiaries’) assets are subject which could reasonably be expected to have a Material Adverse Effect.

19.11	Financial statements

(a)	Its Original Financial Statements were prepared in accordance with U.S. GAAP (in the case of the Parent) or UK GAAP (in the case of Innospec and each other Original Obligor incorporated in England) or Relevant GAAP (in the case of any other Obligor) in each case consistently applied unless expressly disclosed to the contrary.

(b)	Its Original Financial Statements fairly represent its financial condition and operations (consolidated in the case of the Parent) during the relevant financial year.

19.12	Material Adverse Changes

(a)	There has been no change in the Business or the assets of the Group to that set out in the Original Financial Statements delivered pursuant to Clause 4.1 (Conditions of Utilisation) which has or is reasonably likely to have a Material Adverse Effect.

(b)	There has been no change in the financial condition, business or assets of the Group since the date of the most recently delivered audited consolidated financial statements pursuant to paragraph (a)(i) of Clause 20.1 (Financial Statements) which has or is reasonably likely to have a Material Adverse Effect.

19.13	Pari passu ranking

Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

19.14	No proceedings pending or threatened

No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which are reasonably likely to be adversely determined and, if adversely determined, would be reasonably likely to have a Material Adverse Effect have (to the best of its knowledge and belief) been started or threatened against it or any of its Subsidiaries.

19.15	No Security or Guarantees

(a)	No Security (or agreement to create the same) exists on or over its or any of its Subsidiaries’ assets, other than Permitted Security (or an agreement to create the same).

(b)	Neither it nor any of its Subsidiaries has granted or agreed to grant any guarantee, other than a Permitted Guarantee.

19.16	Assets

It or its Subsidiaries have good title to or valid leases or licences of or are otherwise entitled to use all material assets (including, without limitation, all Intellectual Property) necessary to conduct the Business.

19.17	Consents for Business Operations

All consents, licences and filings have been obtained or effected which are necessary for the carrying on of the Business and all such consents, licences and filings are in full force and effect and there are no circumstances known to it which indicate that any such consents, licences and filings are likely to be revoked or varied in whole or in part, save in each case to the extent that absence of any such consent, licence or filing or revocation or variation of any such consent, licence or filing does not and could not reasonably be expected to have a Material Adverse Effect.

19.18	Taxation

(a)	It is not overdue in the filing of any Tax returns and it has duly and punctually paid and discharged all Taxes imposed upon it or its assets within the time period allowed without incurring penalties save, in each case, to the extent that failure to do so does not have and is not reasonably likely to have a Material Adverse Effect.

(b)	No claims are being or are to its knowledge reasonably likely to be asserted against it or any of its Subsidiaries with respect to Taxes which are reasonably likely to be determined adversely to it or to such Subsidiary and which, if so adversely determined, would have or be reasonably likely to have a Material Adverse Effect.

19.19	Information Package

(a)	The material statements of fact in relation to the assets, financial condition and operations of the Business and the Group contained in the Information Package were true, complete and accurate in all material respects at the date ascribed thereto in the Information Package.

(b)	The opinions and views expressed given by or on behalf of any member of the Group for the purposes of the Information Package were arrived at after careful consideration and were based on reasonable grounds.

(c)	All projections and forecasts contained in the Information Package were based upon assumptions (including assumptions as to the future performance of the Business, inflation, price increases and efficiency gains) which Management carefully considered and considered to be fair and reasonable as at the date of the relevant report or document containing the projection.

(d)	So far as it is aware (after reasonable enquiry), nothing has occurred or been omitted from the Information Package and no information has been given or withheld that results in the material factual information contained in the Information Package being untrue or misleading in any material respect.

19.20	Environmental Warranties

Save as expressly disclosed in the Environmental Disclosure Schedule:

(a)	it, and each of its Subsidiaries, are and have at all times been, in compliance with all Environmental Laws and all Environmental Approvals necessary in connection with the ownership and operation of their respective businesses are in full force and effect, in each case where failure to do so would have, or be reasonably likely to have, a Material Adverse Effect;

(b)	to the best of its knowledge and belief having made due and careful enquiry, there are no circumstances which could reasonably be expected to prevent it or any of its Subsidiaries being in compliance with any Environmental Law, including, without limitation, obtaining or being in compliance with any Environmental Approvals, in each case where failure to do so could reasonably be expected to have a Material Adverse Effect;

(c)	there are no past or present acts or omissions of it or (to the best of its knowledge and belief having made due and careful enquiry) events, state of facts or circumstances which have resulted in (or could reasonably be expected to result in) any third party (including a regulatory authority) taking any action or making any claim against it or any of its Subsidiaries under any Environmental Laws including remedial action (in particular in relation to contaminated land) or the revocation, suspension, variation or non renewal of any Environmental Approval, where such action or claim could reasonably be expected to have a Material Adverse Effect;

(d)	neither it nor any of its Subsidiaries has notice of any complaints, demands, civil claims, enforcement proceedings, requests for information, or of any action required by any regulatory authority and there are no investigations pending or threatened in relation to the failure of it or any of its Subsidiaries to obtain any Environmental Approval or comply with Environmental Law in any such case which has or is reasonably likely to have a Material Adverse Effect; and

neither it, nor any of its Subsidiaries, has any actual or contingent contractual obligation in respect of liabilities arising under Environmental Laws or otherwise in connection with matters pertaining to the Environment, in each case which has or is reasonably likely to have a Material Adverse Effect.

19.21	Insurance

It and each of its Subsidiaries have in place insurances complying with the requirements of paragraph (a) of Clause 22.7 (Insurance) and no act, omission, event or default has occurred which has rendered or could reasonably be expected to render any policies of insurance taken out by it void or voidable to an extent or in a manner which could reasonably be expected to be materially adverse to the interests of the Finance Parties under the Finance Documents.

19.22	No breach of laws

It has not (and none of its Subsidiaries has) breached any law or regulation which breach has or is reasonably likely to have a Material Adverse Effect.

19.23	Group Structure Chart

The Group Structure Chart delivered to the Agent pursuant to Part I of Schedule 2 (Conditions Precedent) is true, complete and accurate in all material respects.

19.24	U.S. Governmental Regulation

(a)	It is not an “investment company” or an “affiliated person” of an “investment company” as such terms are defined in the United States Investment Company Act of 1940 or otherwise subject to regulation under the United States Federal Power Act or the United States Investment Company Act of 1940.

(b)	It is not subject to regulation under any other federal or state statute or regulation which may limit its ability to incur Financial Indebtedness under the Finance Documents or which may otherwise render all or any portion of the obligations under the Finance Documents unenforceable, in each case to an extent or in a manner which has or could reasonably be expected to have a Material Adverse Effect other than such regulations with which it has complied.

19.25	Employee Benefit Plans

(a)	Each Pension Plan maintained by or contributed to by it or any of its ERISA Affiliates is in material compliance with all applicable provisions and requirements of ERISA and the Internal Revenue Code and all other applicable laws and regulations.

(b)	No ERISA Event has occurred or is reasonably expected to occur which has or is reasonably likely to result in a Material Adverse Effect.

(c)	The present value of all accumulated benefit obligations under each Pension Plan (based on the assumptions used for the purposes of U.S. Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Pension Plan to an extent which has or is reasonably likely to result in a Material Adverse Effect.

(d)	The present value of all accumulated benefit obligations of all underfunded Pension Plans (based on the assumptions used for the purposes of U.S. Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Pension Plans to an extent which has or is reasonably likely to result in a Material Adverse Effect.

(e)	Each Single Employer Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has been determined by the U.S. Internal Revenue Service to be so qualified or is in the process of being submitted to the U.S. Internal Revenue Service for approval or will be so submitted during the applicable remedial amendment period, and, nothing has occurred since the date of such determination that would be reasonably likely to adversely affect such determination (or, in the case of a Single Employer Plan with no determination, nothing has occurred that would be reasonably likely to materially adversely affect such qualification).

(f)	There are no actions, suits or claims pending against or involving any Pension Plan (other than routine claims for benefits) or, to the knowledge of the Parent or any U.S. Group Member or any ERISA Affiliate, threatened, which would reasonably be expected to be asserted successfully against any Pension Plan and, if so asserted successfully, would reasonably be expected either singly or in the aggregate to have a Material Adverse Effect.

19.26	Margin Stock

(a)	No U.S. Group Member is engaged nor will it engage principally, or as one of its important activities, in the business of owning or extending credit for the purpose of “buying” or “carrying” any Margin Stock.

(b)	None of the proceeds of the Loans or other extensions of credit under this Agreement will be used, directly or indirectly, for the purpose of buying or carrying any Margin Stock, for the purpose of reducing or retiring any indebtedness that was originally incurred to buy or carry any Margin Stock or for any other purpose which would be likely to cause all or any Loans or other extensions of credit under this Agreement to be considered a “purpose credit” within the meaning of Regulation U or Regulation X.

(c)	No U.S. Group Member or any agent acting on its behalf has taken or will take any action which would be likely to cause the Finance Documents to violate any regulation of the Board of Governors of the Federal Reserve System of the United States.

19.27	Anti-Terrorism Laws

(a)	Except as permitted in paragraph (b) of Clause 22.32 (Conflict of Laws), none of the Obligors or, to the knowledge of any of the Obligors, any of their Affiliates, is in violation of any laws relating to terrorism or money laundering (“Anti-Terrorism Laws”), including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”), and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56.

(b)	No Obligor or, to the knowledge of any of the Obligors, any of their Affiliates, or their respective brokers or other agents acting or benefiting in any capacity in connection with the Facilities, is any of the following:

(i)	A person or entity that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(ii)	A person or entity owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(iii)	A person or entity with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism law;

(iv)	A person or entity that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; or

(v)	A person or entity that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list.

(c)	No Obligor or, to the knowledge of any Obligor, any of its brokers or other agents acting in any capacity in connection with the Facilities, except as permitted in paragraph (b) Clause 22.32 (Conflict of Laws) (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in paragraph (b) above, (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

(d)	No Obligor (nor any of its Subsidiaries) has or intends to use the proceeds from any Utilisation of a Facility (and/or the proceeds from any utilisation of a Bilateral Facility) for any business activities relating to Iran, Myanmar (Burma), North Korea, Sudan, Cuba, and Syria or for any business activities relating to other countries that are subject to economic and trade sanctions as communicated by the Agent (or a Lender via the Agent) to the Obligors’ Agent. Further, no Obligor (nor any of its Subsidiaries) has or intends to use the proceeds from any Utilisation of a Facility (and/or the proceeds from any utilisation of a Bilateral Facility) for any business activities that are subject to sanctions or embargoes imposed by the Swiss State Secretariat for Economic Affairs, the United Nations and the European Union (including, without limitation, engaging in any business activities with persons named on any sanctions list issued by any person authorised by the Swiss State Secretariat for Economic Affairs, the United Nations or the European Union).

19.28	Repetition

The Repeating Representations are deemed to be made by each Obligor (by reference to the facts and circumstances then existing) on:

(a)	the date of each Utilisation Request and the first day of each Interest Period; and

(b)	in the case of an Additional Obligor, the day on which the relevant company becomes (or it is proposed that the relevant company becomes) an Additional Obligor,

except that the representations in paragraph (b) of Clause 19.8 (Security Interests) shall not be deemed to be made on any date falling on or after the Security Release Date.

20.	INFORMATION UNDERTAKINGS

The undertakings in this Clause 20 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

20.1	Financial statements

The Parent shall supply to the Agent in sufficient copies for all the Lenders:

(a)	as soon as the same become available, but in any event within 120 days after the end of each of its financial years, its audited consolidated financial statements for that financial year;

(b)	as soon as the same become available, but in any event within 180 days after the end of each of its financial years, the audited financial statements of each Obligor (if statutory accounts are produced for such company) other than Innospec GmbH and Innospec Alchemy for that financial year;

(c)	as soon as the same become available, but in any event within 180 days after the end of each of its financial years, if they have been audited, the audited financial statements, or if they have not been audited, the unaudited financial statements of Innospec Alchemy for that financial year;

(d)	as soon as the same become available, but in any event within 45 days after the end of each quarter of each of its financial years its consolidated unaudited financial statements for that financial quarter.

20.2	Compliance Certificate

(a)	The Parent shall supply to the Agent, with each set of financial statements delivered pursuant to paragraphs (a) and (d) of Clause 20.1 (Financial statements), a Compliance Certificate:

(i)	(if applicable) setting out (in reasonable detail) computations as to compliance with Clause 21 (Financial covenants), as at the date as at which those financial statements were drawn up; and

(ii)	(in the case of the audited financial statements) confirming, among other things, which companies constitute Material Group Companies and details required by paragraph (c) of Clause 22.23 (Guarantors and Security).

(b)	Each Compliance Certificate and certificate delivered to paragraph (b) above shall be signed by Management.

20.3	Requirements as to financial statements

(a)	Each set of financial statements delivered by the Parent pursuant to Clause 20.1 (Financial statements) shall be certified by a director of the relevant company as fairly representing its financial condition as at the date as at which those financial statements were drawn up.

(b)

All financial statements of the Parent delivered or to be delivered to the Agent under this Agreement shall be prepared in accordance with the Approved Accounting Principles and shall include (in the case of any consolidated financial statements of the Parent) a consolidated cashflow statement. If as a result of a change in accounting principles such financial statements are required to be prepared on a different basis (and that difference is or could reasonably be expected to be relevant to the calculation of the financial ratios under this Agreement or otherwise material to the interests of the Finance Parties under this Agreement):

(i)	the Obligors’ Agent shall, as soon as reasonably practicable after becoming aware of that change, so advise the Agent;

(ii)	on request of the Agent, the Obligors’ Agent and the Agent (on behalf of the Lenders) shall negotiate in good faith with a view to agreeing such amendments to Clause 21 (Financial covenants) and/or the definitions of any or all of the terms used therein as are necessary to give the Lenders comparable protection to that contemplated at the date of this Agreement;

(iii)	if amendments satisfactory to the Lenders are agreed by the Obligors’ Agent and the Agent in writing within 30 days of such notification to the Agent, those amendments shall take effect in accordance with the terms of that agreement; and

(iv)	if such amendments are not so agreed within 30 days, within 15 days after the end of that 30 day period, the Obligors’ Agent shall either:

(A)	deliver to the Agent, in reasonable detail and in a form reasonably satisfactory to the Agent, details of all such adjustments as need to be made to the relevant financial statements in order to bring them into line with Approved Accounting Principles (any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as so adjusted); or

(B)	ensure that the relevant financial statements are prepared in accordance with Approved Accounting Principles.

20.4	Operating Budget

The Parent shall, as soon as reasonably practicable and in any event not more than 80 days after the beginning of each of its financial years (commencing with the financial year beginning 1 January 2009) deliver to the Agent (in sufficient copies for the Lenders) its Operating Budget (in substantially the format used by the Parent in its most recent operating budget prior to the date of this Agreement or (if different) in a format and with a level of information satisfactory to the Agent (acting reasonably)) for such financial year.

20.5	Information: miscellaneous

The Parent shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests):

(a)	all documents dispatched by the Parent to its shareholders (or any class of them) or its creditors generally at the same time as they are dispatched;

(b)	promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any member of the Group, and which would, if adversely determined, have or be reasonably likely to have a Material Adverse Effect; and

(c)	promptly, such further information regarding the financial condition, business and operations of any member of the Group as any Finance Party (through the Agent) may reasonably request, except to the extent that disclosure of the information would breach any law, regulation, stock exchange requirement or duty of confidentiality.

20.6	Notification of default

(a)	Each Obligor shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

(b)	Promptly upon a request by the Agent, the Parent shall supply to the Agent a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

20.7	Use of websites

(a)	The Parent may satisfy its obligation under this Agreement to deliver any information in relation to those Lenders who accept this method of communication by posting this information onto an electronic website designated by the Parent and the Agent (the “Designated Website”) if:

(i)	the Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;

(ii)	both the Parent and the Agent are aware of the address of and any relevant password specification for the Designated Website; and

(iii)	the information is in a format previously agreed between the Parent and the Agent.

If any Lender does not agree to the delivery of information electronically then the Agent shall notify the Parent accordingly and the Parent shall supply the information to the Agent (in sufficient copies for each relevant Lender) in paper form. In any event the Parent shall supply the Agent with at least one copy in paper form of any information required to be provided by it.

(b)	The Agent shall supply each relevant Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Parent and the Agent.

(c)	The Parent shall promptly upon becoming aware of its occurrence notify the Agent if:

(i)	the Designated Website cannot be accessed due to technical failure;

(ii)	the relevant password specifications for the Designated Website change;

(iii)	any new information which is required to be provided under this Agreement is posted onto the Designated Website;

(iv)	any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or

(v)	the Parent becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.

If the Parent notifies the Agent under paragraph (c)(i) or paragraph (c)(v) above, all information to be provided by the Parent under this Agreement after the date of that notice shall be supplied in paper form unless and until the Agent and the relevant Lenders are satisfied that the circumstances giving rise to the notification are no longer continuing.

(d)	Any Lender may request, through the Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website. The Parent shall comply with any such request within ten Business Days.

20.8	“Know your customer” checks

(a)	If:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(ii)	any change in the status of an Obligor or the composition of the shareholders of an Obligor after the date of this Agreement; or

(iii)	a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer,

obliges the Agent or any Lender (or, in the case of paragraph (iii) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new Lender) in order for the Agent, such Lender or, in the case of the event described in paragraph (iii) above, any prospective new Lender to carry out and be satisfied with the results of all necessary “know your customer” or other checks in relation to any relevant person pursuant to the transactions contemplated in the Finance Documents.

(b)

Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied with the results of all necessary “know your customer” or other checks on Lenders or prospective new Lenders pursuant to the transactions contemplated in the Finance Documents.

(c)	The Company shall, by not less than 10 Business Days’ prior written notice to the Agent, notify the Agent (which shall promptly notify the Lenders) of its intention to request that one of its Subsidiaries becomes an Additional Obligor pursuant to Clause 25 (Changes to the Obligors).

(d)	Following the giving of any notice pursuant to paragraph (c) above, if the accession of such Additional Obligor obliges the Agent or any Lender to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Company shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective new Lender) in order for the Agent or such Lender or any prospective new Lender to carry out and be satisfied with the results of all necessary “know your customer” or other checks in relation to any relevant person pursuant to the accession of such Subsidiary to this Agreement as an Additional Obligor.

20.9	ERISA-Related Information

The Obligors’ Agent shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests):

(a)	promptly and in any event within fifteen days after any U.S. Group Member or any ERISA Affiliate files a Schedule B (or such other schedule as contains actuarial information) to IRS Form 5500 in respect of a Pension Plan with Unfunded Pension Liabilities, a copy of such IRS Form 5500 (including the Schedule B);

(b)	promptly and in any event within thirty days after any U.S. Group Member or any ERISA Affiliate knows or has reason to know that any ERISA Event which, individually or when aggregated with any other ERISA Event, would reasonably be expected to have a Material Adverse Effect has occurred, the written statement of the Chief Financial Officer of such U.S. Group Member or ERISA Affiliate, as applicable, describing such ERISA Event and the action, if any, which it proposes to take with respect to such ERISA Event and a copy of any notice filed with the PBGC or the IRS pertaining to such ERISA Event; provided that, in the case of ERISA Events under paragraphs (c) and (h) of its definition, the thirty day period set forth above shall be a ten day period, and, in the case of ERISA Events under paragraph (e) of its definition, in no event shall notice be given later than the occurrence of the ERISA Event; and

(c)

promptly, and in any event within thirty days, after becoming aware that there has been (A) a material increase in Unfunded Pension Liabilities, taking into account only Pension Plans with positive Unfunded Pension Liabilities; (B) a material increase in potential withdrawal liability under Section 4201 of ERISA, if the U.S. Group Member and its ERISA Affiliates were to completely or partially withdraw from all Multiemployer Plans; (C) the adoption of, or the commencement of contributions to, any Pension Plan subject to Section 412 of the Code by any Obligor or any ERISA Affiliate; or (D) the adoption of any amendment to a Pension Plan subject to Section 412 of the Code which results in a material increase in contribution obligations of any Obligor, the detailed written description of such Pension Plan from the Chief Financial Officer of each affected U.S. Group Member or ERISA Affiliate, as applicable.

20.10	Notification of Settlement

On the date of settlement of any claim, litigation or threatened litigation where the amount of settlement (including costs), or any amount in respect of a fine, penalty or disgorgement of profit in respect of such settlement, payable by the Group exceeds $5,000,000 or its equivalent against any member of the Group the Parent shall notify the Agent of the details of such settlement (or fine, penalty or disgorgement of profit, as the case may be) and shall within 10 Business Days provide the Agent with a certificate setting out (in reasonable detail) projections and computations which show that each of the requirements of Clause 21 (Financial covenants) will be complied with for the Relevant Periods ending on each Quarter Date falling within the immediately succeeding 6 Month period following the then most recently ended Relevant Period.

21.	FINANCIAL COVENANTS

21.1	Financial definitions

In this Clause 21 and in this Agreement:

“Borrowings” means, at any time, the outstanding principal, capital or nominal amount for or in respect of Indebtedness for Borrowed Money.

“EBIT” means, in respect of any period, the consolidated net income of the Group for such period:

(a)	before any deduction of corporation tax or other taxes on income or gains;

(b)	before any deduction for interest expense (as shown in the relevant accounts);

(c)	before any inclusion of interest income (as shown in the relevant accounts);

(d)	excluding extraordinary or exceptional items of a non-recurring nature including:

(i)	Restructuring Charges, costs and fees incurred in connection with any acquisition (but not consideration paid or payable in respect of such acquisition) and one-off costs and expenses (excluding any pecuniary fine, penalty or disgorgement of profits) associated with any litigation or proceeding that commenced on or prior to the date of this Agreement;

(ii)	any pecuniary fine, penalty or disgorgement of profits or other payment made by a member of the Group in settlement of any litigation or proceeding where such litigation or proceeding commenced on or prior to the date of this Agreement;

(iii)	adjustments to compensate for the impact of U.S. GAAP acquisition accounting policies; and

(iv)	gains or losses or any foreign exchange or derivative instrument (other than those accounted for on a hedge accounting basis) other than the cash impact on closing out the relevant instrument,

provided that the maximum amount of extraordinary or exceptional items referred to in sub paragraph (i) of this paragraph (d) which may be excluded under this paragraph (d) in respect of any financial year of the Parent shall not exceed $10,000,000 or its equivalent in aggregate;

(e)	after deducting (to the extent otherwise included) the amount of net income (or adding back the loss) of any member of the Group (other than the Parent) which is attributable to any third party (not being a member of the Group) which is a shareholder in such member of the Group;

(f)	after deducting (to the extent otherwise included) any gain over book value arising in favour of a member of the Group on the disposal of any asset (not being any disposals made in the ordinary course of trading) during such period and any gain arising on any revaluation of any asset during such period;

(g)	after adding back (to the extent otherwise deducted) any loss against book value incurred by a member of the Group on the disposal of any asset (not being any disposals made in the ordinary course of trading) during such period and any loss on any revaluation of any asset during such period; and

(h)	after substituting pension income statement charges/(credits) for current service costs in accordance with U.S. GAAP as in force at the date of this Agreement.

“EBITDA” means, in respect of any period, EBIT for such period adding back (to the extent deducted in calculating EBIT) depreciation and amortisation of tangible and intangible assets.

“Interest” means interest and amounts in the nature of interest paid or payable in respect of any Indebtedness for Borrowed Money of any member of the Group excluding any interest paid or payable on Indebtedness for Borrowed Money between any member of the Group and any other member of the Group but including, without limitation:

(a)	the interest element of capital leases;

(b)	discount and acceptance fees payable (or deducted) in respect of any Indebtedness for Borrowed Money;

(c)	fees payable in connection with the issue or maintenance of any bond, letter of credit, guarantee or other assurance against financial loss which constitutes Indebtedness for Borrowed Money and is issued by a third party on behalf of a member of the Group (for the avoidance of doubt, this does not include any payment or amortisation of arrangement fees or other up-front fees payable under or in connection with this Agreement or any Fee Letter);

(d)	repayment and prepayment penalties or premiums payable or incurred in repaying or prepaying any Indebtedness for Borrowed Money; and

(e)	commitment, utilisation and non-utilisation fees payable or incurred in respect of Indebtedness for Borrowed Money.

“Interest Payable” means, in respect of any period, the aggregate of:

(a)	Interest accrued (whether or not paid or capitalised) during that period; and

(b)	the amount of the discount element of any Indebtedness for Borrowed Money amortised during such period;

in each case, as an obligation of any member of the Group during that period and calculated on the basis that:

(i)	the amount of Interest accrued will be increased by an amount equal to any amount payable by members of the Group under hedging agreements in relation to that period; and

(ii)	the amount of Interest accrued will be reduced by an amount equal to any amount payable to members of the Group under hedging agreements in relation to that period.

“Interest Receivable” means, in respect of any period, the amount of interest (which for this purpose shall include all interest and amounts in the nature of interest, including (without limitation) amounts of the type described in paragraphs (a) to (e) (inclusive) of the definition of “Interest” above) accrued due (whether or not received) to members of the Group (other than by other members of the Group) during such period.

“Net Interest” means, in respect of any period, the amount of Interest Payable during that period less the amount of Interest Receivable during that period.

“Quarter Date” means each of 31 March, 30 June, 30 September and 31 December.

“Relevant Period” means each period of twelve months ending on the last day of each Quarter Date.

“Total Net Debt” means, at any time, the aggregate outstanding principal or capital amount of all Indebtedness for Borrowed Money of the Group calculated on a consolidated basis, but, for the avoidance of doubt, (1) excluding any Indebtedness for Borrowed Money between any member of the Group and any other member of the Group and (2) excluding Relevant Indebtedness in respect of any guarantee or documentary letter of credit issued by a bank or financial institution and (3) subtracting the aggregate amount of cash at hand and at bank and Cash Equivalents of the Group at such time provided that:

(a)	in the case of capital leases referred to in the definition of Financial Indebtedness, only the capitalised value of any items falling thereunder as determined in accordance with Approved Accounting Principles shall be included; and

(b)	in the case of guarantees referred to in the definition of Financial Indebtedness, any items falling thereunder shall not be included to the extent relating to indebtedness of another member of the Group already included in this calculation.

21.2	Financial Condition

The Parent shall ensure that:

(a)	Leverage: The ratio of Total Net Debt on the last day of each Relevant Period ending on each Quarter Date falling after the date of this Agreement to EBITDA for the Relevant Period ending on such Quarter Date (subject to Clause 21.3 (Financial Testing)) shall not be greater than 2.5:1.

(b)	Interest Cover: The ratio of EBITDA to Net Interest in respect of each Relevant Period shall not be less than 4.0:1.

21.3	Financial testing

(a)	The financial covenants set out in Clause 21.2 (Financial Condition) shall be tested by reference to each of the financial statements delivered pursuant to paragraphs (a) or (b) of Clause 20.1 (Financial Statements) and/or each Compliance Certificate delivered pursuant to Clause 20.2 (Compliance Certificate).

(b)	For the purpose of testing the ratio set out in paragraph (a) of Clause 21.2 (Financial Condition) and the definition of Leverage Ratio, EBITDA for a Relevant Period shall also:

(i)	(where an acquisition of any business or shares permitted pursuant to paragraph (b) of Clause 22.18 (Acquisitions and Investments) and paragraph (c) of Clause 22.17 (Joint Ventures and Minority Investments) (a “Relevant Permitted Acquisition”) has been made on a date (the “Acquisition Date”) during that Relevant Period) have added to it an amount representing the Parent’s good faith estimate (as certified to the Agent by Management together with reasonable supporting evidence and calculations) of the EBITDA contribution of the shares or business comprising the Relevant Permitted Acquisition for the period from the start of that Relevant Period to the Acquisition Date but only to the extent that such amount would be included in the consolidated profit and loss statement of the Group and for this purpose, the definitions of EBIT and EBITDA in Clause 21.1 (Financial Definitions) shall be applied, mutatis mutandis, to the company(ies) or business comprising the Relevant Permitted Acquisition;

(ii)

(where a disposal of all or substantially all of the shares or all or substantially all of the assets of a member of the Group (each a “Relevant Disposal”) has been made by a member of the Group on a date (the “Disposal Date”) during that Relevant Period) have deducted from it an amount representing the Parent’s good faith estimate (as certified to the Agent by the Management together with reasonable supporting evidence and calculations) of EBITDA attributable to the company(ies) or business comprising the Relevant Disposal for the period from the start of that Relevant Period to the Disposal Date and for this purpose the definitions of EBIT and EBITDA in Clause 21.1 (Financial Definitions) shall be applied, mutatis mutandis, to the company(ies) or business comprising the Relevant Disposal.

22.	GENERAL UNDERTAKINGS

The undertakings in this Clause 22 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

22.1	Authorisations

Each Obligor shall promptly:

(a)	obtain, comply with and do all that is necessary to maintain in full force and effect; and

(b)	supply certified copies to the Agent of,

any Authorisation required under any law or regulation of its jurisdiction of incorporation to enable it to perform its obligations under the Finance Documents and to ensure the legality, validity, (subject to the Legal Reservations) enforceability or admissibility in evidence in its jurisdiction of incorporation of any Finance Document.

22.2	Compliance with laws and maintenance of authorities

Each Obligor will, and will procure that each of its Subsidiaries (other than a Dormant Company) will:

(a)	do all such things as are necessary to maintain its corporate existence;

(b)	ensure that it has the right and is duly qualified to conduct its business and will obtain and maintain all material consents and make all material filings necessary for the conduct of such business and take all steps necessary to ensure that the same are in full force and effect except where failure to do so could not reasonably be expected to have a Material Adverse Effect; and

(c)	comply with all laws, regulations and directives binding upon it except where failure to be in compliance could not reasonably be expected to have a Material Adverse Effect.

22.3	Negative pledge

(a)	No Obligor shall (and each Obligor shall ensure that none of its Subsidiaries will) create or permit to subsist any Security over any of its assets.

(b)	No Obligor shall (and each Obligor shall ensure that none of its Subsidiaries will):

(i)	sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by an Obligor or any other member of the Group;

(ii)	sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(iii)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(iv)	enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(c)	Paragraph (a) and (b) above do not apply to:

(i)	liens arising solely by operation of law and in the ordinary course of trading;

(ii)	rights of set-off existing in the ordinary course of trading activities between any member of the Group and its respective suppliers or customers;

(iii)	rights of set-off arising by operation of law or by contract by virtue of the provision to any member of the Group of clearing bank facilities, cash pooling facilities, overdraft facilities or hedging facilities permitted under this Agreement;

(iv)	any retention of title to goods supplied to any member of the Group where such retention is required by the supplier in the ordinary course of its trading activities and on its standard terms and the goods in question are supplied on credit;

(v)	Security (except for any Security expressed to be created as a floating charge) (or a transaction (“Quasi Security”) described in paragraph (b) above) arising under:

(A)	finance leases, hire purchase, conditional sale agreements, or other agreements for the acquisition of assets on deferred payment terms permitted under Clause 22.15 (Leasing Arrangements);

(B)	factoring agreements or sale and lease back arrangements permitted under Clause 22.20 (Factoring and Sale and Leasebacks),

and only to the extent such Security or Quasi Security is granted by the relevant Obligor over assets comprised within or constituted by such arrangements;

(vi)	Security arising under the Security Documents;

(vii)	Security or Quasi Security existing at the time of acquisition on or over any asset acquired by it after the date of this Agreement or, in the case of a person which becomes a member of the Group after the date of this Agreement, any Security or Quasi Security existing on or over its assets when it became a member of the Group, in each case, if:

(A)	such Security or Quasi Security was not created in contemplation of or in connection with that acquisition or, as the case may be, it becoming a member of the Group;

(B)	the principal amount secured has not been increased in contemplation of or in connection with that acquisition or, as the case may be, it becoming a member of the Group; and

(C)	such Security or Quasi Security is removed or discharged within 6 months of the date of such acquisition or, as the case may be, the date on which such person becomes a member of the Group;

(viii)	any Security or Quasi Security to which the Majority Lenders have given their prior written consent;

(ix)	inchoate Security for taxes, assessments or governmental charges or levies not yet due and payable and Security for taxes, assessments or governmental charges or levies, which are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with U.S. GAAP, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the assets subject to any such Security;

(x)	Security imposed by any court pursuant to a judgment or award not resulting in an Event of Default and in respect of which the relevant Group Company shall in good faith be initiating an appeal or proceedings for review in respect of which the court has granted a subsisting stay of execution pending such appeal or proceedings;

(xi)

Security (other than any Security imposed by ERISA) (a) imposed by law or deposits made in connection therewith in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, (b) incurred in the ordinary course of business (or in the case of trade contracts in the ordinary course of trading) to secure the performance of tenders, statutory obligations (other than excise taxes), surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) or (c) arising by virtue of deposits made in the ordinary course of business to secure liability for premiums to insurance carriers; provided that (I) with respect to paragraphs (a), (b) and (c) hereof, such Security is for amounts not yet due and payable or, to the extent such amounts are so due and payable, such amounts are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with U.S. GAAP, which proceedings for orders entered in connection with such proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Security, and (II) to the extent such Security is not imposed by law, such Security shall in no event encumber any property other than cash and Cash Equivalents which have been deposited with such security holder or has otherwise been subordinated to the Security securing the Secured Obligations hereunder pursuant to a landlord security waiver and access agreement;

(xii)	Security in favour of customs and revenues authorities which secure payment of customs duties in connection with the importation of goods to the extent required by law;

(xiii)	any Security or Quasi Security securing indebtedness the principal amount of which (when aggregated with the principal amount of any other indebtedness which has the benefit of Security or Quasi Security given by any member of the Group other than any permitted under paragraphs (i) to (xii) above) does not exceed $10,000,000 (or its equivalent in another currency or currencies) at any time.

22.4	Disposals

(a)	No Obligor shall (and each Obligor shall ensure that none of its Subsidiaries will), enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset.

(b)	Paragraph (a) above does not apply to any sale, lease, transfer or other disposal:

(i)	of assets (other than the Key Properties and shares in any Obligor) made in the ordinary course of trading of the disposing entity;

(ii)	of assets (other than the Key Properties and shares in any Obligor) in exchange for other assets comparable or superior as to type and quality;

(iii)	of assets (other than Key Properties and shares in any Obligor) which are obsolete for the purpose for which such assets are normally utilised or which are no longer required for the purpose of the Business;

(iv)

of assets (including, without limitation, the Key Properties) by any member of the Group to an Obligor provided that if such disposal is prior to the Security Release Date and is of assets which are secured pursuant to a Security Document immediately prior to such disposal it remains secured under a Security Document immediately after such disposal;

(v)	of assets from a member of the Group which is not an Obligor to any other member of the Group;

(vi)	of cash or the disposal of Cash Equivalents by any member of the Group:

(A)	in the ordinary course of its business for any purpose not prohibited under the Finance Documents; or

(B)	in any other manner permitted under the Finance Documents.

(vii)	of assets of or shares in a member of the Group (other than shares in any Obligor) on arm’s length terms where the business of that Subsidiary is not required for the operation of the Business and such business has been, or is in the process of being, wound down or terminated;

(viii)	of assets (other than Key Properties or shares in any Obligor) where the net disposal proceeds of such assets are reinvested (by the member of the Group making such a disposal) in other assets of a similar nature and value;

(ix)	leases of assets (including real estate) which are not (in the reasonable opinion of the member of the Group granting such lease) required for the efficient running of its business on arm’s length terms to third parties and the term of such lease is not more than 6 years (or if it is more than 6 years is capable of being terminated at the option of the lessor at least every 6 years during its term);

(x)	to which the Majority Lenders have given their prior written consent;

(xi)	of receivables disposed of in connection with factoring transactions permitted pursuant to paragraph (b) of Clause 22.20 (Factoring and Sale and Leasebacks);

(xii)	of assets (other than Key Properties or shares in any Obligor) by way of contribution in kind where such disposal is a Permitted Acquisition;

(xiii)	of assets (other than Key Properties or shares in any Obligor) to Joint Ventures or Minority Investments to the extent permitted pursuant to paragraph (c) of Clause 22.17 (Joint Ventures and Minority Investments);

(xiv)	of assets (other than Key Properties or shares in any Obligor) where the aggregate fair market value of the assets so sold, leased, transferred or otherwise disposed of by members of the Group (which are not permitted to be disposed of pursuant to paragraphs (i) to (xiii) above) in any financial year of the Parent does not exceed $10,000,000 (or its equivalent in other currencies), provided that the aggregate fair market value of assets sold, leased, transferred or otherwise disposed of by U.S. Obligors after the date of this Agreement (1) to members of the Group that are not U.S. Obligors shall not exceed $10,000,000 (or its equivalent in other currencies) at any time; and (2) which are permitted to be disposed of pursuant to paragraphs (i) to (xiv) above shall not exceed $10,000,000 (or its equivalent in other currencies) in any financial year of the Parent.

(c)	Any asset disposed of prior to the Security Release Date in accordance with sub-paragraph (iv) of paragraph (b) above which is subject to fixed Security under a Security Document at the time of disposal shall be subject to equivalent fixed Security under a Security Document following disposal and the relevant Obligor will take all steps (if any) necessary to create, perfect or register such Security and will deliver to the Agent such evidence as the Agent shall reasonably require of due execution of the relevant Security Document together with a legal opinion satisfactory to the Agent (acting reasonably).

(d)	No disposal shall be permitted by this Clause 22.4 which is prohibited by Clause 22.21 (Holding Company).

22.5	Merger

(a)	No Obligor shall (and each Obligor shall ensure that none of the Subsidiaries will) enter into any amalgamation, demerger, merger or corporate reconstruction unless the Majority Lenders have given their prior written consent thereto save that a member of the Group may merge with another member of the Group pursuant to a solvent re-organisation provided that:

(i)	if an Obligor merges with any member of the Group that is not an Obligor that Obligor shall be the surviving entity;

(ii)	no such merger shall be permitted prior to the Security Release Date if it would reasonably be expected to be prejudicial to any Transaction Security (Transaction Security over shares shall not be prejudiced solely as a result of the release of Transaction Security over such shares and the retaking of Security over the shares of the merged entity); and

(iii)	the surviving entity of any such merger would be liable for the obligations of the entity it has merged with.

(b)	Paragraph (a) above does not apply to any disposal permitted under Clause 22.4 (Disposals) or to any Permitted Acquisition.

22.6	Change of business

(a)	The Parent shall procure that no substantial change is made to the general nature of the business of the Group taken as a whole from that carried on at the date of this Agreement (and taking into account Permitted Acquisitions).

(b)	Notwithstanding the terms of paragraph (a) of this Clause 22.6 (Change of Business) the Parent shall procure that:

(i)	Innospec GmbH shall not at any time conduct any business other than owning shares in Alcor Chemie; and

(ii)	Innospec Alchemy shall not at any time conduct any business other than the provision of the loan facility to OBOAdler Company Limited.

22.7	Insurance

(a)	The Parent will ensure that insurances in respect of all the material assets and material business and material potential liabilities of an insurable nature of the Group as a whole, in each case in a manner and to an extent considered by the Group to be reasonably prudent, are effected and thereafter maintained with reputable insurers of good standing. Such insurances must:

(i)	provide cover against all risks which are normally insured against by other companies owning or possessing similar assets or carrying on similar business as the Group as a whole;

(ii)	be in such amounts as would in the circumstances be reasonably prudent for the Group as a whole taking into account the size and nature of the business carried on, and the assets owned, by the Group as a whole and the jurisdictions in which such businesses are carried on and such assets located;

(iii)	in the case of Material Insurances, be (in relation to those Material Insurances in place as at the date of this Agreement within 30 days of the date of this Agreement and, in relation to any Material Insurances put in place after the date of this Agreement, at the time they are put in place) in the name of the Parent or the Joint Names of the Parent and/or the owner of the relevant assets and, if in place prior to the Security Release Date, note the interest of the Security Agent and for each of the Material Insurances in place prior to the Security Release Date only:

(A)	provide that the insurance shall not be rendered void, voidable or unenforceable by reason of any non-disclosure by the Security Agent, that the insurer will give not less than 28 days written notice to the Security Agent of any intention to avoid such insurance and that the Security Agent shall not in any circumstances be liable for the relevant premium; and

(B)

contain a loss payee clause providing that following the written declaration by the Agent that an Event of Default has occurred which is continuing, all moneys payable in excess of $2,500,000 (or its equivalent in other currencies) shall (unless otherwise instructed by the Security Agent) be paid to (or to the order of) the Security Agent (for application in accordance with Clause 29.11 (Application of Proceeds by Security Agent), which shall alone be entitled to give a good discharge therefore,

provided that following the Security Release Date no Material Insurance policy in place prior to or put in place after the Security Release Date shall be required to contain the terms set out in paragraphs (a)(iii)(A) and (B) above.

(b)	The Parent will:

(i)	supply to the Agent upon reasonable notice copies of each Material Insurance, together with the current premium receipts relating thereto (or, if copies of such insurance are not then available a letter from the relevant insurance broker in such brokers’ usual form confirming in reasonable detail the matters covered by any such insurance, the financial limits to that cover, the members of the Group to which such cover relates, that the premiums relating to such insurance which are due have been paid and, prior to the Security Release Date in respect of all Material Insurances then in place, confirming compliance with paragraphs (a)(iii)(A) and (B) above in respect of such Material Insurances;

(ii)	promptly notify the Agent in writing of any material change to its cover in respect of Material Insurances from time to time; and

(iii)	promptly notify the Agent in writing of any claim under any of its Material Insurance which is for, or is reasonably likely to result in a claim under such policy for, an amount in excess of $5,000,000 (or its equivalent in other currencies).

22.8	Taxation

Each Obligor shall (and each Obligor shall ensure that each of its Subsidiaries will) duly and punctually pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties (save to the extent that (a) payment is being contested in good faith and adequate provision or reserves are being maintained for those Taxes or (b) failure to make such payment could not reasonably be expected to have a Material Adverse Effect).

22.9	Hedging Arrangements

(a)	Each Obligor will ensure, and each Hedging Bank agrees, that prior to the Security Release Date:

(i)	any Hedging Agreement to which it is at any time party will be in the form of the ISDA 1992 Master Agreement or the ISDA 2002 Master Agreement, as the case may be, and will provide for “Second Method” (that is, two way payments) in the event of a termination of any hedging transaction entered into under such Hedging Agreement whether upon a Termination Event or an Event of Default (as defined therein);

(ii)	if any hedging transaction under any Hedging Agreement to which any Obligor is a party is terminated prior to the Security Release Date and a settlement amount or other amount falls due from a Hedging Bank to any Obligor then, if any of the Transaction Security has become enforceable, that amount shall be paid by such Hedging Bank to the Security Agent and treated as proceeds of enforcement of the Transaction Security for application in the order prescribed by Clause 29.11 (Application of Proceeds by Security Agent);

(iii)	each Hedging Agreement (and any amendment to any Hedging Agreement) shall be delivered to the Agent as soon as reasonably practicable after it has been entered into;

(iv)	the Hedging Agreements to which they are party will not (unless the Majority Lenders have otherwise consented in writing) be amended, varied or supplemented in a manner which would result in:

(A)	any payment under any such Hedging Agreement being required to be made by an Obligor earlier than the date originally provided for in the relevant Hedging Agreement; or

(B)	any Obligor becoming liable to make an additional payment (or increase an existing payment) under any such Hedging Agreement which liability does not arise from the original provisions of that Hedging Agreement, if, in either case, that would be inconsistent with the requirements of this Clause 22.9.

(b)	Each Hedging Bank undertakes that it will not (unless the Majority Creditors have otherwise consented in writing) demand (other than as may be necessary in order to exercise any right to terminate or close out any hedging transaction as provided in and permitted under paragraph (c) below) payment, prepayment or repayment of, or any distribution in respect of, or on account of, any of the obligations of the relevant Obligor to it under any Hedging Agreement to which it is party in cash or in kind except:

(i)	for payments arising under the original terms of any Hedging Agreement to which it is party (without regard to any amendments made after the date of such Hedging Agreement prohibited by paragraph (a)(iv) of this Clause 22.9); and/or

(ii)	for the proceeds of enforcement of the Security Documents received and applied in the order permitted by Clause 29.11 (Application of Proceeds by Security Agent); and/or

(iii)	payments due under any Hedging Agreement to which it is a party which has been terminated or closed-out by the relevant Obligor or by the relevant Hedging Bank (and if by the relevant Hedging Bank such termination or close out is permitted under paragraph (c) below).

(c)	Each Hedging Bank undertakes that it will not (unless the Majority Creditors have otherwise consented in writing) exercise any right to terminate or close out any hedging transaction under any Hedging Agreements to which it is party prior to its stated maturity (whether by reason of the Obligor counterparty becoming a Defaulting Party or Affected Party thereunder (each as defined therein) or otherwise) unless:

(i)	such Obligor has defaulted on a payment due under such Hedging Agreement, after allowing for any required notice and any applicable days of grace, and such default continues for more than 21 days after notice of such default being given to the Agent; or

(ii)	an Illegality, a Tax Event or a Tax Event upon Merger (each as defined in the ISDA 1992 Master Agreement or the ISDA Master Agreement 2002, as the case may be) has occurred; or

(iii)	the Agent has served a notice under Clause 23.18 (Acceleration) or any circumstances which would constitute an Event of Default under Clauses 23.6 (Insolvency) or 23.7 (Insolvency proceedings) of this Agreement (as in force at the date of this Agreement) has occurred; or

(iv)	all Loans have been prepaid or repaid in full and the Lenders are no longer under any obligation to participate in further Loans; or

(v)	there is a prepayment of Facility A pursuant to Clause 8 (Prepayment, Cancellation and Increase); provided that the Hedging Bank may only exercise its right to terminate or close out that element of the hedging transaction (if any) which corresponds to the amount so prepaid; or

(vi)	the parties to the Hedging Agreement have voluntarily agreed to close out any hedging transaction in that Hedging Agreement.

(d)	Each Hedging Bank will, promptly after the Agent has served a notice under Clause 23.18 (Acceleration), exercise any and all rights it may have to terminate the hedging transactions under each Hedging Agreement to which it is party, unless the Agent (acting on the instructions of the Majority Creditors) otherwise agrees or requires.

(e)	Each Hedging Bank agrees that (unless the Majority Creditors have otherwise agreed in writing) it will not enforce any Transaction Security or require any other person to enforce the same in respect of amounts owing under any Hedging Agreement to which it is party.

The provisions of this Clause 22.9 shall cease to apply after the Loans have been prepaid or repaid in full and the Lenders are under no obligation to participate in further Loans.

22.10	Intentionally deleted

Intentionally deleted.

22.11	Arm’s Length Transactions

(a)	No Obligor will, and each Obligor will procure that none of its Subsidiaries will, enter into any arrangement or transaction (an “Affiliate Transaction”) with any of its Affiliates or any shareholder of it or any of its Affiliates (each a “Connected Person”), unless:

(i)	the terms of that Affiliate Transaction are no less favourable to the relevant member of the Group than those terms that could be obtained at the time of that Affiliate Transaction in arm’s length dealings with a person who is not such a Connected Person; or

(ii)	that Affiliate Transaction (together with any other Affiliate Transaction which is related thereto, whether entered into at the same time or over a period of time) involves an amount not exceeding $1,000,000.

(b)	Paragraph (a) shall not prohibit:

(i)	disposals permitted under Clause 22.4 (Disposals);

(ii)	intercompany credit or loans permitted under Clause 22.14 (Loans) and Financial Indebtedness permitted under Clause 22.12 (Indebtedness);

(iii)	arrangements or transactions where the party receiving the benefit of the transaction being on less than arm’s length terms is an Obligor (a) which has prior to the Security Release Date entered into Security Documents constituting Security over all or substantially all of its assets, or (b) following the Security Release Date, is a Guarantor hereunder;

(iv)	arrangements or transactions approved by the Majority Lenders;

(v)	arrangements or transactions where the party suffering the disadvantage of the transaction being on less than arm’s length terms is not an Obligor;

(vi)	issues of shares or relevant securities (as defined in Section 80(2) Companies Act 1985) by one member of the Group to another member of the Group;

(vii)	intra-Group mergers permitted pursuant to Clause 22.5 (Merger);

(viii)	intra-Group guarantees permitted pursuant to Clause 22.13 (Guarantees);

(ix)	Share Capital Redemptions permitted pursuant to Clause 22.19 (Restriction on Redemption and Acquisition of own Shares);

(x)	customary fees paid to non-officer directors of a Group Company and customary indemnities in favour of non-executive directors of a Group Company (if applicable); and

(xi)	dividends from Subsidiaries to the Parent for the payment of taxes, costs and expenses (including salaries).

22.12	Indebtedness

No Obligor will, and each Obligor will procure that none of its Subsidiaries will, incur or agree to incur or permit to subsist any Financial Indebtedness other than Permitted Indebtedness. For this purpose, “Permitted Indebtedness” means:

(a)	Financial Indebtedness which arises under any Finance Document (subject, in the case of Bilateral Facilities, to paragraph (e) below);

(b)	Financial Indebtedness permitted by Clauses 22.13 (Guarantees), 22.14 (Loans), 22.15 (Leasing Arrangements) and 22.16 (Permitted Hedging Transactions);

(c)	Financial Indebtedness incurred under unsecured settlement facilities (including, without limitation, electronic banking systems, international payments, daylight exposure and UK three day settlement facilities) entered into by any member of the Group in the ordinary course of its business to enable it to effect its payment obligations;

(d)	any Financial Indebtedness to which the Majority Lenders have given their prior written consent;

(e)	Financial Indebtedness incurred under the Bilateral Facilities provided that the aggregate amount of Bilateral Outstandings (but excluding for these purposes liabilities incurred or outstanding under hedging facilities) does not at any time exceed $40,000,000 (or its equivalent in other currencies);

(f)	Financial Indebtedness to the extent it is applied immediately following being incurred in repayment and cancellation of Financial Indebtedness outstanding and then only to the extent that such Financial Indebtedness does not exceed such outstanding Financial Indebtedness to which it is being applied in repayment thereof; and

(g)	any Financial Indebtedness not falling within paragraphs (a) to (f) above, the aggregate principal amount of which for the Group taken as a whole does not at any time exceed $20,000,000 (or its equivalent in other currencies). For the purpose of determining whether the monetary limit in this paragraph (g) has been exceeded any guarantee, indemnity or counter-indemnity obligation in respect of Financial Indebtedness falling within this paragraph (g) shall not be double-counted.

22.13	Guarantees

No Obligor will and each Obligor will procure that none of its Subsidiaries will, grant or agree to grant or permit to subsist any guarantee by it, other than a Permitted Guarantee. For this purpose, “Permitted Guarantee” means:

(a)	guarantees given by a Group Company in respect of the obligations of another Group Company which would, if it were a loan by that Group Company to the other Group Company be permitted under any of paragraphs (a) to (f) of Clause 22.14 (Loans);

(b)	guarantees given by any Group Company in the ordinary course of business in respect of any obligations other than Financial Indebtedness of any other Group Company;

(c)	guarantees contained in or given in respect of this Agreement;

(d)	any guarantee in respect of the obligations of Joint Ventures or Minority Investments to the extent permitted pursuant to paragraph (c) of Clause 22.17 (Joint Ventures and Minority Investments);

(e)	any guarantee to which the Majority Lenders have given their prior written consent;

(f)	any endorsement of a negotiable instrument for deposit or collection in the ordinary course of trading; or

(g)	any guarantees not falling within paragraphs (a) to (f) (inclusive) above, the maximum aggregate actual or contingent liability under which the Group taken as a whole does not at any time exceed $10,000,000 (or its equivalent in other currencies).

22.14	Loans

No Obligor will and each Obligor will procure that none of its Subsidiaries will, make or agree to make or permit to be outstanding any loans or grant or agree to grant any credit other than:

(a)	credit arising in the ordinary course of its trading activities;

(b)	loans made or credit given by an Obligor to any other Obligor or by a member of the Group which is not an Obligor to another member of the Group which is not an Obligor;

(c)	loans made or credit given by an Obligor to any Group Company (other than an Obligor) which is a direct or indirect wholly-owned Subsidiary of the Parent;

(d)	loans made or credit given by a member of the Group which is not an Obligor which is a direct or indirect wholly-owned Subsidiary to a Group Company which is a direct or indirect wholly-owned Subsidiary of the Parent;

(e)	loans made or credit given by a member of the Group which is not an Obligor to any Obligor which is a direct or indirect wholly-owned Subsidiary of the Parent;

(f)	loans made or credit given by an Obligor to a Non-Wholly Owned Subsidiary of such Obligor to the extent that such loans or credit do not cause the limit at paragraph (b)(viii)(E) of Clause 22.18 (Acquisitions and Investments) for the relevant financial year to be exceeded;

(g)	loans made or credit given pursuant to any cash pooling arrangements entered into by any Group Company in the ordinary course of its day to day banking arrangements;

(h)	any loan or credit to which the Majority Lenders have given their prior written consent;

(i)	loans made to Joint Ventures or Minority Investments to the extent permitted pursuant to paragraph (c) of Clause 22.17 (Joint Ventures and Minority Investments);

(j)	any loans made to employees or directors in the ordinary course of business or in connection with any employee share scheme or incentive plan provided that the aggregate principal amount of all such loans and credit permitted pursuant to this paragraph (j) does not at any time exceed $5,000,000 (or its equivalent in other currencies);

(k)	any loan made by Innospec Alchemy to OBOAdler Company Limited; or

(l)	loans made or credit given by an Obligor to any Group Company (other than an Obligor) not falling within paragraphs (a) to (j) above (inclusive), where the aggregate principal amount does not exceed $20,000,000 (or its equivalent in other currencies) in any financial year of the Parent.

22.15	Leasing Arrangements

No Obligor will, and each Obligor will procure that none of its Subsidiaries will, enter into or have outstanding any Financial Indebtedness of a type described in paragraph (d) or (j) of the definition of “Financial Indebtedness” in Clause 1.1 (Definitions) (which, for the avoidance of doubt, shall not include operating leases) except where the aggregate capital element of all future rentals during any financial year of the Parent under all such Financial Indebtedness (determined in accordance with U.S. GAAP) does not exceed $5,000,000 (or its equivalent in other currencies).

22.16	Permitted Hedging Transactions

No Obligor will, and each Obligor will procure that none of its Subsidiaries will, enter into any interest rate swap, cap, ceiling, collar or floor or any currency swap, futures, foreign exchange or commodity contract or option other than:

(a)	the Hedging Agreements; or

(b)	for hedging interest rate, currency or commodity exposure entered into by a member of the Group in the ordinary course of its business (and not for speculative purposes).

22.17	Joint Ventures and Minority Investments

No Obligor will, and each Obligor will procure that none of its Subsidiaries will, (except with the prior written consent of the Majority Lenders), enter into or permit to subsist any Joint Venture or Minority Investment other than:

(a)	any Joint Venture or Minority Investment subsisting at the date of this Agreement; or

(b)	commercial contracts entered into in the ordinary course of trading not involving the acquisition of shares or similar investments or interests in partnerships; or

(c)	the acquisition of shares, stocks, securities or other interests in any Joint Venture or Minority Investment or the transfer of assets and/or the making of loans to a Joint Venture or Minority Investment or the giving of guarantees in respect of the obligations of a Joint Venture or Minority Investment, the aggregate amount of which does not exceed $15,000,000 in any financial year of the Parent and to the extent such investment does not cause the limit at paragraph (b)(viii)(E) of Clause 22.18 (Acquisitions and Investments) for the relevant financial year to be exceeded.

22.18	Acquisitions and Investments

(a)	No Obligor will, and each Obligor shall procure that none of its Subsidiaries will:

(i)	acquire any business or acquire any Subsidiary or the whole or substantially the whole of the assets of any other person or enter into any agreement so to do; or

(ii)	own any interest in any share or equity related investment,

in each case, without the prior written consent of the Majority Lenders.

(b)	Paragraph (a) will not apply to:

(i)	acquisitions by a member of the Group of any shares or partnership interests in entities which are at the date of this Agreement (and which at the relevant time remain) its Subsidiaries or in any Subsidiary formed after the date of this Agreement;

(ii)	any investment in Joint Ventures or Minority Investments which are at the date of this Agreement (and which at the relevant time remain) its Joint Venture or Minority Investment provided that such investment is on arm’s length terms or is made under the terms of any agreement in existence on the date of this Agreement;

(iii)	any acquisition by a member of the Group pursuant to a disposal permitted under paragraph (b)(ii) of Clause 22.4 (Disposals) and any acquisition from net disposal proceeds as contemplated by paragraph (b)(viii) of Clause 22.4 (Disposals);

(iv)	any acquisition of Cash Equivalents for treasury management purposes;

(v)	(to the extent permitted by paragraph (c) of Clause 22.17 (Joint Ventures and Minority Investments)) an investment in a Joint Venture or Minority Investment;

(vi)	acquisitions of existing members of the Group by other members of the Group and incorporation of companies as part of a reorganisation permitted pursuant to Clause 22.5 (Merger);

(vii)	investments in securities of trade creditors or customers in the ordinary course of business and consistent with such Group Company’s past practices that are received in settlement of bona fide disputes pursuant to any plan or reorganisation or liquidation or similar arrangement upon bankruptcy or insolvency; and

(viii)	any other acquisition of any business, assets or shares where such acquisition satisfies the following criteria:

(A)	if it is an acquisition of a business or assets (other than shares), such business (or the business for which such assets are to be used) is similar to or connected with (or related to the development of) the Business;

(B)	if it is an acquisition of shares, such shares are in a limited liability company which will, upon such acquisition, become a Subsidiary of the Parent;

(C)	the business, assets or shares being acquired have generated positive earnings before interest tax, depreciation and amortisation for a period of 12 months before the acquisition is due to become effective;

(D)	the total consideration (both cash and non-cash, including the amount of indebtedness assumed by the purchaser or any other member of the Group, the amount of indebtedness remaining in the assets acquired and the amount of any deferred purchase price) for such acquisition does not exceed $20,000,000 (or its equivalent in other currencies);

(E)	the total consideration (both cash and non-cash, including the amount of indebtedness assumed by the purchaser or any other member of the Group, the amount of indebtedness remaining in the assets acquired and any deferred purchase price) when aggregated with (a) all acquisitions which have been made pursuant to this paragraph (viii); (b) the amount of loans or credit given pursuant to paragraph (e) of Clause 22.14 (Loans), and (c) the amount of investments in Joint Ventures or Minority Investments made pursuant to paragraph (c) of Clause 22.17 (Joint Ventures and Minority Investments), in each case in the financial year in which such acquisition or investment is proposed to be made does not exceed $30,000,000 (or its equivalent in other currencies);

(F)	in connection with the making of that acquisition, no member of the Group shall incur any liability (whether contractual or otherwise) (an “ancillary liability”) where that ancillary liability has or could reasonably be expected to have a Material Adverse Effect; and

(G)	at the time of such acquisition no Event of Default is continuing or would occur as a result of such acquisition.

22.19	Restriction on Redemption and Acquisition of Own Shares

The Parent will not directly or indirectly redeem, purchase, retire or otherwise acquire for consideration any shares, stock or warrants issued by it or set apart any sum for any such purpose (other than for the purpose of any Employee Share Scheme) or otherwise reduce its capital, in each case without the consent of the Majority Lenders, provided that the Parent may purchase or otherwise acquire any stock issued by it without such consent if (and only if) each of the following conditions is met:

(a)	the Parent is satisfied that it will be in compliance with paragraph (a) of Clause 21.2 (Financial Condition) if that purchase or other acquisition is made;

(b)	the Parent has not received notice from the Agent certifying that a Default has occurred and is continuing.

22.20	Factoring and Sale and Leasebacks

No Obligor will, and each Obligor will procure that none of its Subsidiaries will:

(a)	(other than in the ordinary course of trading) sell or otherwise dispose of any asset on terms whereby such asset is or may be leased to or re-acquired or acquired by it or any Group Company; or

(b)	sell or otherwise dispose of any receivable (other than where the receivable has been fully written off in the accounts of the relevant Group Company in accordance with U.S. GAAP or UK GAAP (as applicable)) except where the consideration for such receivables does not exceed $10,000,000 (or its equivalent in other currencies) in aggregate outstanding at any time during the term of the Facilities and such sale or disposal is without any general right of recourse to any Obligor.

22.21	Holding Company

The Parent shall not:

(a)	carry on any trading activities related to the Business or otherwise (other than insignificant trading activities); or

(b)	own any assets required for use in the Business (other than insignificant assets or shares in its Subsidiaries, Minority Investments, cash, Cash Equivalents or intra-Group receivables).

22.22	Environmental Undertakings

Each Obligor will, and will procure that each of its Subsidiaries will:

(a)	comply with the terms and conditions of all Environmental Approvals and all Environmental Laws applicable to it where failure so to do would have or be reasonably likely to have a Material Adverse Effect and will implement reasonable procedures to monitor compliance and contain liability under any Environmental Laws;

(b)	promptly upon receipt of the same after the date of this Agreement, notify the Agent of any claim, notice or other communication served on it in respect of or if it becomes aware of:

(i)	any suspension, revocation or material variation of any Environmental Approval applicable to it (save where such suspension or revocation arises by reason of and is immediately followed by the issue of an Environmental Approval in substantially the same terms) which would have or be reasonably likely to have a Material Adverse Effect; or

(ii)	any breach of any Environmental Laws by a member of the Group which has or is reasonably likely to have a Material Adverse Effect; or

(iii)	any material unbudgeted investment by a member of the Group required to maintain, acquire or renew any Environmental Approval; or

(iv)	the issue of any enforcement or prohibition or similar notice by a regulatory authority or receipt by any member of the Group of any complaint, demand, civil claim or enforcement proceeding which has or is reasonably likely to have a Material Adverse Effect; and

(c)	use all reasonable endeavours to prevent any acts, omissions, events, state of facts or circumstances occurring or being exacerbated which could result in any third party taking any action or making any claim against any member of the Group under any Environmental Laws where any such action or claim could reasonably be expected to have a Material Adverse Effect.

22.23	Guarantors and Security

(a)	The Parent shall ensure that (taking into account paragraph (e) below) any member of the Group which is not a Guarantor which is or becomes a Material Group Company (other than Novoktan GmbH and subject to paragraph (m) below, Innospec Deutschland GmbH) shall, as soon as reasonably practicable but in any event within three Months after becoming a Material Group Company, become an Additional Guarantor in accordance with Clause 25.4 (Additional Guarantors).

(b)

The Parent shall ensure that (taking into account paragraph (e) below) at all times the aggregate (without double counting) of (i) EBITDA of the Guarantors (“Guarantor EBITDA”) and (ii) gross assets of the Guarantors (determined in each case by reference to the most recent annual unconsolidated financial statements of each of the Guarantors delivered pursuant to Clause 20.1 (Financial Statements) and, prior to the first such financial statements being so delivered, by reference to the most recent annual unconsolidated financial statements of each of the Guarantors) shall equal or exceed 75 per cent. of (as appropriate) (1) consolidated EBITDA and (2) consolidated gross assets (as applicable) of the Group (as determined by reference to the most recent annual consolidated financial statements of the Parent delivered pursuant to Clause 20.1 (Financial Statements) and, prior to the first such financial statements being delivered, by reference to the Original Financial Statements of the Parent.

(c)	Within 120 days after the last day of each of its financial years (commencing with its financial year ended 31 December 2008) the Parent shall deliver to the Agent:

(i)	a certificate addressed to the Agent signed by two directors or equivalent officers of the Parent confirming that the Parent is in compliance with paragraph (b) above and paragraph (f) below in relation to the financial year of the Parent ending immediately prior to the delivery of such certificate; or

(ii)	duly executed Accession Letter(s) in relation to a Subsidiary (or Subsidiaries) of the Parent acceding as Guarantor(s) together with the documents and other evidence set out in Part II of Schedule 2 (Conditions Precedent), each in a form and substance satisfactory to the Agent, such Subsidiary (or Subsidiaries) to be such that, if taken into account as a Guarantor (or Guarantors) for the purposes of determining compliance with paragraph (b) above in relation to the financial year of the Parent ending immediately prior to the delivery of such documents, would result in the Parent being in compliance with such paragraph (b) in respect of such financial year.

(d)	For these purposes, the calculation of Guarantor EBITDA and gross assets shall be made in accordance with U.S. GAAP and in relation to any Guarantor shall be made on an unconsolidated basis and Guarantor EBITDA shall be calculated on the same basis as EBITDA in Clause 21.1 (Financial definitions) but adjusted so that it is on an unconsolidated basis applicable to the relevant Guarantor only.

(e)	The Parent shall not be required to meet any of the requirements of paragraphs (a), (b) or (c) above or (f) or (g) below to the extent that it satisfies the Agent (acting reasonably) that it (or a relevant Subsidiary which would otherwise meet such requirements) cannot meet such requirements:

(i)	by reason of legal or regulatory impediment which are beyond its or any member of the Group’s control (acting reasonably) (including, but not limited to, prohibitions relating to financial assistance or lack of corporate benefit); or

(ii)	without becoming liable to pay taxes, duties or other amounts which, in the opinion of the Agent (on Majority Lenders’ instructions, acting reasonably), are disproportionate to the value or practical benefit of the Security or guarantee; or

(iii)	because directors of the relevant Subsidiary would be subject to (a) a material risk of civil liability or (b) a reasonably possible risk of any criminal liability based on the advice of its legal counsel if such Subsidiary was to provide a guarantee and/or Security for the Facilities; or

(iv)	in the case of any Non Wholly-Owned Subsidiary, by reason of any applicable restriction contained in any relevant constitutional document, shareholders’ agreement, joint venture agreement or similar agreement.

The Parent shall use reasonable endeavours to ensure that relevant members of the Group do all that is necessary in order to ensure that such relevant members of the Group can become Additional Guarantors.

(f)	The Parent shall ensure that (taking into account paragraph (e) above and paragraphs (g) and (h) below) at all times prior to the Security Release Date Guarantors required to meet the requirements of paragraph (b) above have each provided Transaction Security in accordance with the provisions of this Agreement and that all such Transaction Security remains, subject to the provisions of the Finance Documents, in place until released on the Security Release Date or otherwise in accordance with the terms of the Finance Documents.

(g)	If required by the Agent (and to the extent permitted under applicable law), each entity which is to become an Additional Obligor prior to the Security Release Date shall enter into Security Documents(s) in favour of the Security Agent for the benefit of the Finance Parties (or, if applicable, directly in favour of the Finance Parties) over all its assets, business and undertaking as Security for all indebtedness under the Finance Documents, such Security to provide (to the extent permissible and practicable under applicable law) equivalent security over such assets, business and undertaking (together “Relevant Assets”) as granted to the Security Agent (or, as applicable, the Finance Parties) by Group Companies with similar Relevant Assets incorporated in the same jurisdiction as such Additional Obligor and, if such Additional Obligor is incorporated in a jurisdiction in which no other Group Company incorporated in that jurisdiction with similar Relevant Assets has granted Security. The Security Documents shall be in such form and substance as (following consultation with the Obligors’ Agent) may be reasonably required by the Agent (having due regard to the practicality and costs involved in taking any such Security).

(h)	Notwithstanding the provisions of paragraph (g) above, if a proposed Additional Obligor is required to become an Additional Guarantor prior to the Security Release Date as a result of the provisions of paragraph (a) above and without such Additional Obligor providing Transaction Security other Guarantors which together satisfy the requirements of paragraph (b) above have all provided Transaction Security in accordance with the provisions of this Agreement (which Transaction Security continues to remain in place) then such proposed Additional Obligor shall not be required to give any Transaction Security.

(i)

As soon as reasonably practicable following the receipt by the Security Agent of a request from the Parent after the Security Release Date, the Security Agent and each other Finance Party to whom an Obligor has granted Transaction

Security (the “Security Beneficiaries”) shall release without recourse or warranty the Charged Property held by the Obligors from the Transaction Security and shall execute any assignments, transfers, releases or other documents and make all filings that are necessary to release the Charged Property from the Transaction Security. The Security Agent shall at the request of the Obligors’ Agent issue certificates of non crystallization of any floating charges granted pursuant to the Security Documents.

(j)	From and including the Security Release Date, no entity that becomes an Additional Obligor pursuant to the provisions of paragraph (a) above shall be required to grant Security over any of its assets, business or undertaking for the Secured Obligations.

(k)	With effect from the Security Release Date, the following provisions of this Agreement shall cease to apply and shall be of no further force and effect:

paragraph (b)(B) of the definition of “Material Adverse Effect”, Clause 13.5 (Stamp Taxes) to the extent it relates to Transaction Security, Clause 17.3 (Enforcement Costs) to the extent it relates to Charged Property, the proviso to paragraph (b)(iv) of Clause 22.4 (Disposals), paragraph (c) of Clause 22.4 (Disposals), paragraph (a)(iii) of Clause 22.5 (Merger), the requirement to name the Security Agent in the Material Insurances pursuant to paragraph (a)(iii) of Clause 22.7 (Insurance), paragraphs (a)(iii)(A) and (B) of Clause 22.7 (Insurance) and the requirement to confirm compliance therewith pursuant to paragraph (b)(i) of Clause 22.7 (Insurance), paragraph (a)(ii) of Clause 22.9 (Hedging Arrangements), paragraph (b)(iii)(a) of Clause 22.11 (Arm’s Length Transactions), paragraphs (f), (g) and (h) of Clause 22.23 (Guarantors and Security), Clause 22.33 (Security), paragraph (c) of Clause 23.10 (Unlawfulness and Invalidity), Clause 26.5 (Certain Security held on Trust), paragraph (h) of Clause 26.9 (Majority Lenders’ Instructions), Clause 26.20 (Insurance by Security Agent), Clause 26.21 (Manner of Enforcement of Security), Clause 26.22 (Winding-up of Trust and Perpetuity Period), Clause 26.23 (Other Provisions Relating to Security Agent), Clause 29.13 (Permitted Deductions by Security Agent), Clause 35.3 (Amendments to Security Documents), Clause 35.4 (Exceptions Relating to Security) and Clause 35.5 (Releases by Security Agent).

(l)	No member of the Group that is not a U.S. Obligor shall, notwithstanding any provision to the contrary in any Finance Document, be required to give a guarantee or create any Transaction Security in respect of the obligations of any U.S. Obligor or U.S. Bilateral Borrower that would result in any “deemed dividend” to any U.S. Obligor or U.S. Bilateral Borrower pursuant to the Internal Revenue Code and the regulations promulgated and the judicial and administrative decisions rendered under it.

(m)	If at any time:

(i)	the gross assets of Innospec Deutschland GmbH account for more than seven and a half per cent. of the consolidated gross assets of the Group; or

(ii)	the EBITDA of Innospec Deutschland GmbH (“Innospec Deutschland EBITDA”) accounts for more than seven and a half per cent. of the EBITDA of the Group,

(and for this purpose the calculation of Innospec Deutschland EBITDA and gross assets, shall be calculated in accordance with paragraph (b)(i) to (iv) of the definition of Material Group Company, save for references to Subsidiary EBITDA shall be construed as references to Innospec Deutschland EBITDA and references to Subsidiary shall be construed as references to Innospec Deutschland GmbH and its Subsidiaries) then the Parent shall ensure, as soon as reasonably practicable but in any event within three Months after Innospec Deutschland GmbH first satisfying either of the tests specified in paragraphs (i) or (ii) above, Innospec Deutschland GmbH accedes to this Agreement as an Additional Guarantor in accordance with Clause 25.4 (Additional Guarantors).

22.24	Pari Passu Ranking

Each Obligor will ensure that its payment obligations under each of the Finance Documents rank and will at all times rank at least pari passu in right and priority of payment with all its other present and future unsecured and unsubordinated indebtedness (actual or contingent), except indebtedness preferred solely by operation of law.

22.25	Accounting Reference Date and Auditors

(a)	The Parent shall not change its accounting reference date from 31 December and shall not change the duration of any of its financial years unless the Majority Lenders have given their prior written consent to any such change.

(b)	The Parent shall ensure that the financial year of each of its Subsidiaries shall be the same as its own (or in the case of a Subsidiary which is acquired after the First Restatement Date, such Subsidiary changes its financial year end to coincide with the Parent’s financial year end within 3 months of such acquisition).

(c)	The Parent will not appoint any auditors for its consolidated accounts other than a recognised top 20 international accountancy firm, as defined by “The Vault” top accounting firms (www.Vault.com), except with the prior consent of the majority lenders.

22.26	Federal Reserve Regulations

The Obligors’ Agent shall procure that each Borrower which is incorporated in the U.S. will use the Facilities without violating Regulations T, U and X.

22.27	Compliance with ERISA

No Obligor shall allow, or permit any of its ERISA Affiliates to allow, (i) any Pension Plan, with respect to which any U.S. Group Member or any of its ERISA Affiliates may have any liability, to terminate, (ii) any U.S. Group Member or ERISA Affiliate to withdraw from any Pension Plan or Multiemployer Plan, (iii) any ERISA Event to occur with respect to any Pension Plan, (iv) any accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Internal Revenue Code), whether or not waived, to exist involving any of its Pension Plans, or (v) any Single Employer Plan to

fail to comply with ERISA or the related provisions of the Internal Revenue Code, to the extent that any of the events described in (i), (ii), (iii), (iv) or (v), singly or in the aggregate, could have a Material Adverse Effect.

22.28	Compliance with U.S. Regulations

No Obligor shall (and the Parent shall ensure that no other member of the Group will) become an “investment company,” or an “affiliated person” of or “promoter” or “principal underwriter” for an “investment company,” as such terms are defined in the Investment Company Act of 1940. Neither the making of the Loan, or the application of the proceeds or repayment of any Loan by any U.S. Group Member nor the consummation of the other transactions contemplated by this agreement will violate any provision of such act or any rule, regulation or order of the SEC under the Investment Company Act of 1940.

22.29	Anti-Terrorism Law

(a)	No Obligor shall (i) conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in Clause 19.27 (Anti-Terrorism Laws) above, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or any other Anti-Terrorism Law, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purposes of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law (and the Obligors shall deliver to the Lenders any certificating or other evidence requested from time to time by any Lender in its reasonable discretion, confirming such Obligor’s compliance with this Clause 22.29.

(b)	The Obligors shall not (and the Parent shall procure that no member of the Group will) use the proceeds from any Utilisation of a Facility (and/or the proceeds from any utilisation of a Bilateral Facility) for any business activities relating to Iran, Myanmar (Burma), North Korea, Sudan, Cuba, and Syria or for any business activities relating to other countries that are subject to economic and trade sanctions as communicated by the Agent (or a Lender via the Agent) to the Obligors. Further, the Obligors shall not (and the Parent shall procure that no member of the Group will) use the proceeds from any Utilisation of a Facility (and/or the proceeds from any utilisation of a Bilateral Facility) for any business activities that are subject to any sanctions or embargoes imposed by the Swiss State Secretariat for Economic Affairs, the United Nations and the European Union (including, without limitation, engaging in any business activities involving persons named on any sanctions list issued by any person authorised by the Swiss State Secretariat for Economic Affairs, the United Nations or the European Union).

22.30	Embargoed Person

At all times from the date of this Agreement through the term of the Facilities, (a) none of the funds or assets of the Obligors that are used to repay the Facilities shall constitute property of, or shall be beneficially owned directly or, to the knowledge of any Obligor, indirectly by, any person subject to sanctions or trade restrictions under United States law (“Embargoed Person” or “Embargoed Persons”) that is identified on (1) the “List of Specially Designated Nationals and Blocked Persons” maintained by the Office of Foreign Assets Control (OFAC) of the U.S. Department of the Treasury, and/or to the knowledge of any Obligor, as of the date hereof, based upon reasonable inquiry by such Obligor, on any other similar list maintained by OFAC pursuant to any authorising statute including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§1701 et seq., The Trading with the Enemy Act, 50 USC App. 1 et seq., and any Executive Order or regulation promulgated thereunder, with the result that the investment in the Obligors (whether directly or indirectly), is prohibited by law, or the Facilities made by the Lenders would be in violation of law, or (2) the Executive Order, any related enabling legislation or any other similar Executive Orders, and (b) no Embargoed Person shall have any direct interests, and to the knowledge of any Obligor, as of the date hereof, based upon reasonable inquiry by any Obligor, indirect interest of any nature whatsoever in the Obligors, with the result that the investment in the Obligors (whether directly or indirectly), is prohibited by law or the Facilities are in violation of law.

22.31	Anti-Money Laundering

At all times from the date of this Agreement throughout the term of the Facilities, to the best knowledge of each Obligor (based upon reasonable inquiry by such Obligor), none of the funds of such Obligor that are used to pay the Facilities shall be derived from any unlawful activity.

22.32	Conflict of Laws

(a)	Notwithstanding Clauses 19.27 (Anti-Terrorism Laws), 22.29 (Anti-Terrorism Law), and 22.30 (Embargoed Persons) and any other provision(s) of the Finance Documents to the contrary, the Obligors and their Affiliates as are organised under the law of countries other than the United States, and as are located in countries other than the United States, shall not be prohibited by such Clauses and provisions from conducting business or engaging in transactions with any country or person that is permitted by U.S. law for an entity outside the definition of a “United States person” under the regulations of the Office of Foreign Asset Control (OFAC) of the U.S. Department of Treasury.

(b)	In the event of a conflict between the requirements of U.S. law and the law of another country, such of the Obligors and their Affiliates as are organised under the law of countries other than the United States and are located in countries other than the United States shall be permitted to comply with the law of the country in which they are located and organised notwithstanding Clauses 19.27 (Anti-Terrorism Laws), 22.29 (Anti-Terrorism Law), 22.30 (Embargoed Persons) and 22.31 (Anti-Money Laundering), and, in the event of such conflict, no U.S. parent entity or other Group Company shall be considered to be in breach of any representations or covenants of this Agreement or any other Finance Documents.

22.33	Security

Each Obligor shall, at its own expense, take all such action and shall ensure that each of its subsidiaries shall, at its own expense, take all such action:

(a)	as the Agent or the Security Agent may require (acting reasonably) for the purpose of perfecting or protecting the Finance Parties’ rights under and preserving the Security intended to be created or evidenced by any of the Security Documents; and

(b)	as the Agent or the Security Agent may require following the making of any declaration pursuant to Clause 23.18 (Acceleration) for facilitating the realisation of any such Security or any part thereof.

22.34	Pensions

(a)	The Parent shall ensure that all pension schemes operated by or maintained for the benefit of members of the Group and/or any of their employees are fully funded based on the statutory funding objective under sections 221 and 222 of the Pensions Act 2004 and that no action or omission is taken by any member of the Group in relation to such a pension scheme which has or is reasonably likely to have a Material Adverse Effect (including, without limitation, the termination or commencement of winding-up proceedings of any such pension scheme or any member of the Group ceasing to employ any member of such a pension scheme).

(b)	Except for the Innospec Limited Pension Scheme the Parent shall ensure that no member of the Group is or has been at any time an employer (for the purposes of sections 38 to 51 of the Pensions Act 2004) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pension Schemes Act 1993) or “connected” with or an “associate” of (as those terms are used in sections 38 or 43 of the Pensions Act 2004) such an employer.

(c)	The Parent shall deliver to the Agent at such times as those reports are prepared in order to comply with the then current statutory or auditing requirements (as applicable either to the trustees of any relevant schemes or to the Parent), actuarial reports in relation to all pension schemes mentioned in (a) above.

(d)	The Parent shall promptly notify the Agent of any material change in the rate of contributions to any pension schemes mentioned in (a) above paid or recommended to be paid (whether by the scheme actuary or otherwise) or required (by law or otherwise).

(e)	Each Obligor shall immediately notify the Agent of any investigation or proposed investigation by the Pensions Regulator which may lead to the issue of a Financial Support Direction or a Contribution Notice to any member of the Group.

(f)	Each Obligor shall immediately notify the Agent if it receives a Financial Support Direction or a Contribution Notice from the Pensions Regulator.

22.35	Compliance with Non-Qualifying Bank Rules

Each Swiss Borrower shall at all times ensure that whilst it is a Borrower it complies with the Non-Qualifying Bank Rules.

23.	EVENTS OF DEFAULT

Each of the events or circumstances set out in Clause 23 is an Event of Default (save for Clause 23.18 (Acceleration)).

23.1	Non-payment

An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless the Agent is satisfied that such non-payment is due solely to administrative or technical errors or delays in the transmission of funds and payment is made within three days of its due date.

23.2	Financial covenants

Any requirement of Clause 21 (Financial Covenants) is not satisfied.

23.3	Other obligations

(a)	An Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 23.1 (Non-payment) and Clause 23.2 (Financial covenants)).

(b)	No Event of Default under paragraph (a) above in relation to Clauses 22.1 (Authorisations), 22.2 (Compliance with Laws and Maintenance of Authorities), 22.7 (Insurance) to 22.13 (Arm’s Length Transactions) (inclusive), 22.23 (Leasing Arrangements) to 22.17 (Joint Ventures and Minority Investments) (inclusive), 22.22 (Environmental Undertakings) or 22.24 (Pari Passu Ranking) to 22.33 (Security) (inclusive) (or any obligation contained in a Security Document) will occur if the failure to comply is capable of remedy and is remedied within 14 days of the earlier of the Agent giving notice to the Obligors’ Agent or the relevant Obligor becoming aware of the failure to comply.

23.4	Cross default

(a)	Any Financial Indebtedness of any member of the Group is not paid when due nor within any originally applicable grace period.

(b)	Any Financial Indebtedness of any member of the Group is validly declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)	Any commitment for any Financial Indebtedness of any member of the Group is validly cancelled or suspended by a creditor of any member of the Group as a result of an event of default (however described).

(d)	Any creditor of any member of the Group becomes entitled to declare any Financial Indebtedness of any member of the Group due and payable prior to its specified maturity as a result of an event of default (however described).

(e)	No Event of Default will occur under this Clause 23.4 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above is less than $5,000,000 (or its equivalent in any other currency or currencies).

23.5	Misrepresentation

(a)	Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

(b)	No Event of Default will occur under paragraph (a) above if the circumstances giving rise to the incorrect or misleading representation or statement are capable of remedy and are remedied within 14 days of the earlier of the Agent giving notice to the Obligors’ Agent or the relevant Obligor being aware of those circumstances.

23.6	Insolvency

(a)	A member of the Group (other than a Dormant Company) is unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

(b)	The value of the assets of any Material Group Company is less than its liabilities (taking into account contingent and prospective liabilities).

(c)	A moratorium is declared in respect of any indebtedness of any Material Group Company.

23.7	Insolvency proceedings

Any corporate action, legal proceedings or other formal procedure or step or, in respect of any proceedings initiated under the Enterprise Act 2002, any procedure or step is taken in relation to:

(a)	the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Obligor or Material Group Company other than a solvent liquidation or reorganisation of any member of the Group which is not an Obligor;

(b)	a composition, compromise, assignment or arrangement with creditors generally or any class of creditors of any Obligor or Material Group Company;

(c)	the appointment of a liquidator (other than in respect of a solvent liquidation of a member of the Group which is not an Obligor), receiver, receiver or manager, administrator, administrative receiver, compulsory manager or other similar officer in respect of any Obligor or Material Group Company or any of its assets; or

(d)	enforcement of any Security over any asset of any member of the Group,

or any analogous procedure or step is taken in any jurisdiction. No Event of Default will occur under this Clause 23.7 if the Majority Lenders (acting reasonably) are satisfied that the relevant corporate action, legal proceedings or other procedure (together, the “Relevant Action”) is of a frivolous or vexatious nature, is being contested in good faith and by appropriate proceedings by the relevant member of the Group and that it is reasonably likely that such Relevant Action will be set aside, dismissed or withdrawn within 14 days of being taken or instituted (or such other period which the Majority Lenders agree reflects a realistic time by which such a Relevant Action can be set aside, dismissed or withdrawn) unless prior to such time a binding court order is made in respect of any matters set out in paragraphs (a), (b) or (c) above.

23.8	Creditors’ process

(a)	Any expropriation, attachment, sequestration, distress, execution or enforcement of any Security affects any asset or assets of a Material Group Company having an aggregate value greater than $5,000,000 (or its equivalent in other currencies).

(b)	No Event of Default under paragraph (a) above will occur if:

(i)	that member of the Group is, in good faith, contesting the expropriation, attachment, sequestration, distress, execution or enforcement by appropriate proceedings diligently pursued with a reasonable prospect of success; and

(ii)	if those proceedings were adversely determined against that member of the Group, such expropriation, attachment, sequestration, distress, execution or enforcement could not reasonably be expected to have a Material Adverse Effect; and

(iii)	the expropriation, attachment, sequestration, distress, execution or enforcement is discharged within 30 days.

23.9	Ownership of Material Group Companies

A Material Group Company (other than the Parent) is not or ceases to be a wholly-owned Subsidiary of the Parent.

23.10	Unlawfulness and Invalidity

(a)	It is or becomes unlawful under any applicable jurisdiction for an Obligor to perform any of its obligations under the Finance Documents (in circumstances or to an extent which could reasonably be expected to have a Material Adverse Effect) or any Transaction Security created or expressed to be created or evidenced by the Security Documents ceases to be effective.

(b)

Any provision of any Finance Document is or becomes invalid or (other than by reason of matters referred to in the Legal Reservations) unenforceable for any reason or the validity or enforceability of any provision of any Finance Document shall at any time be contested by any party thereto (other than a Finance Party), in each case to an extent or in a manner which could reasonably be expected to be materially adverse to the interests of the Finance Parties under the Finance Documents.

(c)	Any Security Document fails or ceases to provide (other than by reason of matters referred to in the Legal Reservations) effective Security over the assets in respect of which Security was intended to be created by that Security Document in a manner and to an extent which could reasonably be expected to be materially adverse to the interests of the Finance Parties under the Finance Documents.

23.11	Repudiation

An Obligor repudiates a Finance Document or evidences in writing an intention to repudiate a Finance Document or any Transaction Security.

23.12	Cessation of Business

A Material Group Company ceases, or threatens or proposes to cease, to carry on all or a substantial part of its business, except:

(a)	in consequence of any reorganisation, reconstruction or amalgamation permitted under this Agreement; or

(b)	as may result from any disposal of assets or wind-down of business activities not otherwise prohibited by the terms of this Agreement; or

(c)	as previously approved in writing by the Majority Lenders.

23.13	Litigation

Any litigation, arbitration, or administrative or regulatory proceeding is commenced by or against a member of the Group which could reasonably be expected to be adversely determined against the relevant member of the Group and, if so determined, could reasonably be expected to have a Material Adverse Effect.

23.14	Auditor’s Qualification

The auditors of the Parent qualify their report on the audited consolidated accounts of the Parent in any manner which is, in the reasonable opinion of the Majority Lenders, materially adverse in the context of the Finance Documents.

23.15	Environmental

(a)	Any material liability is imposed on any of the Finance Parties as a consequence of the Finance Parties being party to the Finance Documents, which liability results from any change or change in the interpretation of any applicable Environmental Laws (in each case, after the First Restatement Date).

(b)	Any change in applicable Environmental Laws results in the rights of any person against a member of the Group ranking ahead of the rights of any Finance Party in a manner which is materially prejudicial to the interests of any Finance Party.

(c)	Any discovery or finding that an Operating Property or any part thereof is or is likely to be, in such a condition in relation to the Environment as would impose an actual or contingent liability on a member of the Group which:

(i)	is not contemplated by the Environmental Disclosure Schedule and which has or is reasonably likely to have a Material Adverse Effect; or

(ii)	is contemplated by the Environmental Disclosure Schedule, but exceeds the amount so contemplated to an extent which has or is reasonably likely to have a Material Adverse Effect.

23.16	Material adverse change

At any time there occurs an event or circumstance which, in the reasonable opinion of the Majority Lenders, has, or is reasonably likely to have, a Material Adverse Effect.

23.17	ERISA

Any ERISA Event shall have occurred, or Clause 22.27 (Compliance with ERISA) shall be breached, and the liability of a U.S. Group Member or its ERISA Affiliates, either individually or in the aggregate, related to such ERISA Event or breaches, individually or when aggregated with all other ERISA Events, and all such breaches would have or would be reasonably expected to have a Material Adverse Effect.

23.18	Acceleration

On and at any time after the occurrence of an Event of Default which is continuing the Agent may, and shall if so directed by the Majority Lenders, by notice to the Obligors’ Agent:

(a)	cancel the Total Commitments whereupon they shall immediately be cancelled; and/or

(b)	declare that all or part of the Loans, together with accrued interest, and all other amounts accrued under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or

(c)	declare that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders; and/or

(d)	exercise, or direct the Security Agent to exercise, any or all of its rights, remedies, powers or discretions under any of the Finance Documents (provided that the Agent is not obliged to direct the Security Agent to take any enforcement action in relation to the Transaction Security unless the Majority Creditors have so directed the Agent).

23.19	U.S. Insolvency

At any time after the occurrence of an Event of Default under Clause 23.6 (Insolvency) or Clause 23.7 (Insolvency Proceedings) in respect of any U.S. Borrower, the Loans made to such U.S. Borrower shall be immediately due and payable without notice from the Agent (together with accrued interest and commission and any other sums then owed by such U.S. Borrower under this Agreement).

SECTION 9

CHANGES TO PARTIES

24.	CHANGES TO THE FINANCE PARTIES

24.1	Assignments and transfers by the Lenders

Subject to this Clause 24, a Lender (the “Existing Lender”) may:

(a)	assign any of its rights; or

(b)	transfer by novation any of its rights and obligations,

under any Finance Document to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the “New Lender”) (but not to a member of the Group or an Affiliate of a member of the Group).

24.2	Conditions of assignment or transfer

(a)	The consent of the Parent is required for an assignment or transfer by an Existing Lender, unless the assignment or transfer is:

(i)	to another Lender or an Affiliate of a Lender; or

(ii)	made at a time when the occurrence of an Event of Default is continuing.

(b)	The consent of the Parent to an assignment or transfer must not be unreasonably withheld or delayed. The Parent will be deemed to have given its consent five Business Days after the Existing Lender has requested it unless consent is expressly refused by the Parent within that time.

(c)	The consent of the Parent to an assignment or transfer must not be withheld solely because the assignment or transfer may result in an increase to the Mandatory Cost.

(d)	An assignment will only be effective on:

(i)	receipt by the Agent of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties as it would have been under if it was an Original Lender; and

(ii)	performance by the Agent of all “know your customer” or other checks relating to any person that it is required to carry out in relation to such assignment to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender.

(e)	A transfer will only be effective if the procedure set out in Clause 24.5 (Procedure for transfer) is complied with.

(f)	If:

(i)	a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(ii)	as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 9.5 (Minimum Interest) or Clause 13 (Tax Gross-up and Indemnities) or Clause 14 (Increased costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.

24.3	Assignment or transfer fee

The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of £2,000.

24.4	Limitation of responsibility of Existing Lenders

(a)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)	the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

(ii)	the financial condition of any Obligor;

(iii)	the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or

(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

(b)	Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(i)	has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

(ii)	will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)	Nothing in any Finance Document obliges an Existing Lender to:

(i)	accept a re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this Clause 24; or

(ii)	support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.

24.5	Procedure for transfer

(a)	Subject to the conditions set out in Clause 24.2 (Conditions of assignment or transfer) a transfer is effected in accordance with paragraph (b) below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

(b)	The Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender upon its completion of all “know your customer” or other checks relating to any person that it is required to carry out in relation to the transfer to such New Lender.

(c)	On the Transfer Date:

(i)	to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another shall be cancelled (being the “Discharged Rights and Obligations”);

(ii)	each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

(iii)	the Agent, the Security Agent, the Arranger, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Security Agent, the Arranger and the Existing Lender shall each be released from further obligations to each other under this Agreement; and

(iv)	the New Lender shall become a Party as a “Lender”.

24.6	Copy of Transfer Certificate to Company

The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate, send to the Company a copy of that Transfer Certificate.

24.7	Disclosure of information

Any Lender may disclose to any of its Affiliates and any other person:

(a)	to (or through) whom that Lender assigns or transfers (or may potentially assign or transfer) all or any of its rights and obligations under this Agreement;

(b)	with (or through) whom that Lender enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, this Agreement or any Obligor; or

(c)	to whom, and to the extent that, information is required to be disclosed by any applicable law or regulation,

any information about any Obligor, the Group and the Finance Documents as that Lender shall consider appropriate if, in relation to paragraphs (a) and (b) above, the person to whom the information is to be given has entered into a Confidentiality Undertaking.

24.8	Confidentiality

Each Finance Party undertakes with each Obligor to keep confidential and not to disclose to anyone any information (including projections) relating to the Group, any member of the Group or any Finance Document, in whatever form, except:

(a)	for any information lawfully obtained from any other source, or that is or becomes public knowledge, other than as a direct or indirect result of any breach of any obligation of confidentiality; or

(b)	as permitted by Clause 24.7 (Disclosure of Information) or by a Confidentiality Undertaking envisaged by that Clause or by paragraph (b) of Clause 24.13 (Security over Lenders’ rights); or

(c)	to any of its officers, directors, employees and professional advisers; or

(d)	so long as any Security constituted by the Security Documents remains subsisting or any amounts remain outstanding under any Finance Document, to any Finance Party; or

(e)	as required by the provisions of any Finance Document.

24.9	Accession Of Bilateral Banks

The Parent shall procure that any person which is, or is to be, a Bilateral Bank and which person is not also a Lender will accede to this Agreement as a Bilateral Bank by executing an Accession Letter.

24.10	Accession Of Hedging Banks

The Parent shall procure that any person which is, or is to be, a Hedging Bank and which person is not also a Lender will accede to this Agreement as a Hedging Bank by executing an Accession Letter.

24.11	Accession of New Lenders

The Parent shall procure that any person which is, or is to be, an Additional Lender and which is not also a Lender will accede to this Agreement as an Additional Lender by executing an Accession Letter.

24.12	Additional Limitation

Notwithstanding the foregoing provisions, if a Swiss Borrower is a party to this Agreement:

(a)	no Lender may assign or transfer any of its rights or obligations under this Agreement, if as a result of such assignment or transfer a Swiss Borrower would be in breach of the Non-Qualifying Bank Rules; and

(b)	the consent of any Swiss Borrower is required for an assignment or transfer by an Existing Lender, unless the assignment or transfer is to a Qualifying Bank or is made at a time after the occurrence of an Event of Default is continuing. The Swiss Borrower may not withhold or delay its consent to any such assignment or transfer if the Non-Qualifying Bank Rules are met at the time at which such consent is sought. The Borrower will be deemed to have given its consent five Business Days after the Existing Lender has requested it unless consent is expressly refused by the Swiss Borrower within that time.

24.13	Security over Lenders’ rights

(a)	In addition to the other rights provided to Lenders under this Clause 24.13, each Lender may without consulting with or obtaining consent from any Obligor at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

(i)	any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and

(ii)	in the case of any Lender which is a fund, any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as Security for those obligations or securities, except that no such charge, assignment or Security shall:

(i)	release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Lender as a party to any of the Finance Documents; or

(ii)	require any payments to be made by an Obligor or grant to any person any more extensive rights than those required to be made or granted to the relevant Lender under the Finance Documents.

(b)

Any Lender may disclose to any of its Affiliates and any other person with (or through) whom that Lender enters into (or may potentially enter into) any securitisation (or similar transaction of broadly equivalent economic effect) of that Lender’s rights or obligations under the Finance Documents, information about the size and term of the Facilities and the name of each of the Obligors as that Lender shall consider appropriate.

25.	CHANGES TO THE OBLIGORS

25.1	Assignment and transfers by Obligors

No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

25.2	Additional Borrowers

(a)	Subject to compliance with the provisions of paragraphs (c) and (d) of Clause 20.8 (“Know your customer” checks), the Parent may request that any of its wholly owned Subsidiaries becomes an Additional Borrower. The Subsidiary shall become an Additional Borrower if:

(i)	that Subsidiary:

(A)	is a limited liability company incorporated in England;

(B)	is a U.S. Guarantor and formed or incorporated in a jurisdiction that is the same as a jurisdiction in which an existing U.S. Borrower is formed or incorporated; or

(C)	all the Lenders approve the addition of that Subsidiary;

(ii)	the Obligors’ Agent delivers to the Agent a duly completed and executed Accession Letter;

(iii)	the Subsidiary is (or becomes) a Guarantor prior to or concurrently with becoming a Borrower;

(iv)	in the case of a Subsidiary that is a U.S. Guarantor, such Subsidiary agrees and acknowledges that it shall not make any Utilisations under the Facilities other than Utilisations under the U.S. Facility;

(v)	(if applicable) the Subsidiary is in compliance with the Non-Qualifying Bank Rules prior to or concurrently with becoming a Swiss Borrower;

(vi)	the Obligors’ Agent confirms that no Default is continuing or would occur as a result of that Subsidiary becoming an Additional Borrower; and

(vii)	the Agent has received all of the documents and other evidence listed in Part II of Schedule 2 (Conditions Precedent) in relation to that Additional Borrower, each in form and substance satisfactory to the Agent.

(b)	The Agent shall notify the Obligors’ Agent and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part II of Schedule 2 (Conditions Precedent).

25.3	Resignation of a Borrower

(a)	The Parent may request that a Borrower ceases to be a Borrower by delivering to the Agent a Resignation Letter.

(b)	The Agent shall accept a Resignation Letter and notify the Parent and the Lenders of its acceptance if:

(i)	no Default is continuing or would result from the acceptance of the Resignation Letter (and the Parent has confirmed this is the case); and

(ii)	the Borrower is under no actual or contingent obligations as a Borrower under any Finance Documents,

whereupon that company shall cease to be a Borrower and shall have no further rights or obligations under the Finance Documents.

25.4	Additional Guarantors

(a)	Subject to compliance with the provisions of paragraphs (c) and (d) of Clause 20.8 (“Know your customer” checks), the Parent may request that any of its wholly owned Subsidiaries become an Additional Guarantor. That Subsidiary shall become an Additional Guarantor if:

(i)	the Parent delivers to the Agent a duly completed and executed Accession Letter; and

(ii)	the Agent has received all of the documents and other evidence listed in Part II of Schedule 2 (Conditions Precedent) in relation to that Additional Guarantor, each in form and substance satisfactory to the Agent.

(b)	The Agent shall notify the Parent and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part II of Schedule 2 (Conditions Precedent).

25.5	Repetition of Representations

Delivery of an Accession Letter constitutes confirmation by the relevant Subsidiary that the Repeating Representations are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

25.6	Resignation of a Guarantor

(a)	The Parent may request that a Guarantor (other than the Parent or Innospec Finance) ceases to be a Guarantor by delivering to the Agent a Resignation Letter.

(b)	The Agent shall accept a Resignation Letter and notify the Parent and the Lenders of its acceptance if:

(i)	no Default is continuing or would result from the acceptance of the Resignation Letter (and the Parent has confirmed this is the case);

(ii)	all the Lenders have consented to the Parent’s request; and

(iii)	the provisions of paragraph (b) of Clause 22.23 (Guarantors and Security) would be complied with immediately after the acceptance of the Resignation Letter (and the Parent has confirmed this is the case together with supporting confirmation from its auditors).

SECTION 10

THE FINANCE PARTIES

26.	ROLE OF THE AGENT, SECURITY AGENT AND THE ARRANGER

26.1	Appointment of the Agent

(a)	Each of the Arranger and the Lenders appoints the Agent to act as its agent under and in connection with the Finance Documents.

(b)	Each of the Arranger and the Lenders authorises the Agent to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

26.2	Duties of the Agent and Security Agent

(a)	The Agent and the Security Agent shall promptly forward to a Party the original or a copy of any document which is delivered to it in its capacity as Agent or Security Agent for that Party by any other Party.

(b)	If the Agent or the Security Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the Lenders.

(c)	The Agent shall promptly notify the Lenders of any Default arising under Clause 23.1 (Non-payment).

(d)	The Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.

26.3	Role of the Arranger

Except as specifically provided in the Finance Documents, the Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document.

26.4	No fiduciary duties

(a)	Nothing in this Agreement constitutes the Agent or the Arranger as a trustee or fiduciary of any other person.

(b)	Neither the Agent nor the Arranger nor the Security Agent shall be bound to account to any Lender, Bilateral Bank or Hedging Banks for any sum or the profit element of any sum received by it for its own account.

(c)	The Security Agent shall not have or be deemed to have any duty, obligation or responsibility to, or a relationship of trust or agency with any Obligor.

26.5	Certain Security held on Trust

(a)	The Security Agent declares that it shall hold the Transaction Security on trust for the Finance Parties on the terms contained in this Agreement.

(b)	Each of the Parties agrees that the Security Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is a party (and no others shall be implied).

(c)	The Finance Parties shall not have any independent power to enforce, or have recourse to, any of the Transaction Security or to exercise any rights or powers pursuant to the Security Documents except through the Security Agent.

(d)	The rights, powers and discretions conferred upon the Security Agent by this Agreement shall be supplemental to the Trustee Act 1925 and the Trustee Act 2000 and in addition to any which may be vested in the Security Agent by general law or otherwise.

26.6	Disapplication

Section 1 of the Trustee Act 2000 shall not apply to the duties of the Security Agent in relation to the trusts constituted by this Agreement. Where there are any inconsistencies between the Trustee Act 1925 and the Trustee Act 2000 and the provisions of this Agreement, the provisions of this Agreement shall, to the extent allowed by law, prevail and, in the case of any inconsistency with the Trustee Act 2000, the provisions of this Agreement shall constitute a restriction or exclusion for the purposes of that Act.

26.7	Business with the Group

The Agent and the Arranger may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

26.8	Rights and discretions of the Agent and Security Agent

(a)	The Agent and Security Agent may rely on:

(i)	any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

(ii)	any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

(b)	The Agent and the Security Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders or, as trustee or security agent for the Finance Parties) that:

(i)	no Default has occurred (unless, in the case of the Agent, it has actual knowledge of a Default arising under Clause 23.1 (Non-payment));

(ii)	any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised; and

(iii)	any notice or request made by the Obligors’ Agent (including, without limitation, any Utilisation Request or Selection Notice) is made on behalf of and with the consent and knowledge of all the Obligors.

(c)	If the Security Agent receives any instructions or directions from the Agent to take any action in relation to the Transaction Security, the Security Agent may assume that all applicable conditions under the Finance Documents for taking that action have been satisfied.

(d)	The Agent and the Security Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

(e)	The Agent and the Security Agent may act in relation to the Finance Documents through its personnel and agents.

(f)	The Agent and the Security Agent may disclose to any other Party any information it reasonably believes it has received as Agent or Security Agent under this Agreement.

(g)	Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor the Arranger nor the Security Agent is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

26.9	Majority Lenders’ instructions

(a)	Unless a contrary indication appears in a Finance Document, the Agent and Security Agent shall (i) act in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from acting or exercising any right, power, authority or discretion vested in it as Agent or as Security Agent) and (ii) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with such an instruction of the Majority Lenders.

(b)	Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders will be binding on all the Lenders.

(c)	The Agent and the Security Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders or, if appropriate, the Majority Creditors) (including any instruction to begin any legal actions or proceedings arising out of or in connection with the Finance Documents) until it has received any indemnification and/or security that it may in its absolute discretion require (whether by way of payment in advance or otherwise) for all costs, losses and liabilities which it may incur in bringing such action or proceedings.

(d)	In the absence of instructions from the Majority Lenders, (or, if appropriate, the Lenders or, if appropriate, the Majority Creditors) the Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.

(e)	The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document.

(f)	The Security Agent shall be entitled to request instructions, or clarification of any direction, from the Majority Lenders (or, if appropriate, the Lenders or, if appropriate, the Majority Creditors) as to whether, and in what manner, it should exercise or refrain from exercising any rights, powers and discretions and the Security Agent may refrain from acting unless and until those instructions or clarification are received by it.

(g)	The Security Agent may, in the absence of any instructions to the contrary, take such action in the exercise of any of its duties under the Finance Documents which in its absolute discretion it considers to be for the protection and benefit of all of the Finance Parties.

(h)	The Security Agent may, and shall if so directed by the Agent at any time after receipt by the Security Agent of notice pursuant to Clause 23.18 (Acceleration), enforce the Transaction Security in accordance with the terms of the Security Documents. The Security Agent may take such action as in its sole discretion it thinks fit to enforce the Transaction Security.

26.10	Responsibility for documentation

Neither the Agent nor the Arrangers nor the Security Agent:

(a)	is responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Agent, the Arranger, the Security Agent, an Obligor or any other person given in or in connection with any Finance Document or the transactions contemplated by the Finance Documents;

(b)	is responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document, the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document or the Transaction Security; or

(c)	is not responsible or liable for the exercise of, or the failure to exercise, any judgement, discretion or power given to it by or in connection with any of the Finance Documents, the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, the Finance Documents or the Transaction Security.

26.11	Excluded Obligations

Notwithstanding anything to the contrary expressed or implied in the Finance Documents, the Security Agent shall not:

(a)	be bound to enquire as to (i) whether or not any Default has occurred or (ii) the performance, default or any breach by an Obligor of its obligations under any of the Finance Documents;

(b)	subject to Clause 28 (Sharing among the Finance Parties) and Clause 29.16 (Equalisation Payments), be bound to account to any other Finance Party for any sum or the profit element of any sum received by it for its own account;

(c)	be bound to disclose to any other person (including but not limited to any Finance Party) (i) any confidential information or (ii) any other information if disclosure would, or might in its reasonable opinion, constitute a breach of any law or be a breach of fiduciary duty;

(d)	be under any obligations other than those which are specifically provided for in the Finance Documents; or

(e)	have or be deemed to have any duty, obligation or responsibility to, or relationship of trust or agency with, any Obligor.

26.12	Exclusion of liability

(a)	Without limiting paragraph (b) below (and without prejudice to the provisions of paragraph (e) of Clause 29.10 (Disruption to Payment Systems etc.), neither the Agent nor the Security Agent will be liable for any losses to any person or any liability arising as a result of taking or refraining from taking any action in relation to any Finance Documents or the Transaction Security, unless directly caused by its gross negligence or wilful misconduct.

(b)	No Party may take any proceedings against any officer, employee or agent of the Agent or Security Agent in respect of any claim it might have against the Agent or Security Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document or the Transaction Security and any officer, employee or agent of the Agent may rely on this Clause. Any third party referred to in this paragraph (b) may enjoy the benefit of and enforce the terms of this paragraph in accordance with the provisions of the Contracts (Rights of Third Parties) Act 1999.

(c)	The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.

(d)	The Security Agent shall not be liable for any shortfall which arises on the enforcement of any of the Transaction Security.

(e)	The Security Agent shall not be liable for any failure to:

(i)	require the deposit with it of any deed or document certifying, representing or constituting the title of any Obligor to any of the Charged Property;

(ii)	obtain any licence, consent or other authority for the execution, delivery, legality, validity, enforceability or admissibility in evidence of any of the Finance Documents or the Transaction Security;

(iii)	register, file or record or otherwise protect any of the Security (or the priority of any of the Transaction Security) under any applicable laws in any jurisdiction or to give notice to any person of the execution of any of the Finance Documents or of the Transaction Security;

(iv)	take, or to require any of the Obligors to take, any steps to perfect its title to any of the Charged Property or to render the Transaction Security effective or to secure the creation of any ancillary Security under the laws of any jurisdiction; or

(v)	require any further assurances in relation to any of the Security Documents.

(f)	Nothing in this Agreement shall oblige the Agent to carry out any “know your customer” or other checks in relation to any person on behalf of any Finance Party and each Finance Party confirms to the Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent.

26.13	Lenders’ and Bilateral Banks’ indemnity to the Agent/Security Agent

Each Lender and Bilateral Bank shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent or the Security Agent (as the case may be), within three Business Days of demand, against any cost, loss or liability incurred by the Agent or the Security Agent (as the case may be) (otherwise than by reason of the Agent’s (or, as the case may be, the Security Agent’s) gross negligence or wilful misconduct) in acting as Agent or Security Agent under the Finance Documents (unless the Agent or Security Agent has been reimbursed by an Obligor pursuant to a Finance Document). In this Clause 26.13 Total Commitments shall include the Bilateral Commitments.

26.14	Resignation of the Agent/Security Agent

(a)	The Agent may resign and appoint one of its Affiliates acting through an office in the United Kingdom as successor by giving notice to the Lenders and the Parent.

(b)	Each of the Agent and the Security Agent may resign by giving notice to the Lenders and the Obligors’ Agent, in which case the Majority Lenders (after consultation with the Parent) may appoint a successor Agent or Security Agent (as the case may be).

(c)	If the Majority Lenders have not appointed a successor Agent or Security Agent (as the case may be) in accordance with paragraph (b) above within 30 days after notice of resignation was given, the Agent (after consultation with the Obligors’ Agent) may appoint a successor Agent or Security Agent (as the case may be) (acting through an office in the United Kingdom).

(d)

The retiring Agent or retiring Security Agent (as the case may be) shall, at its own cost, make available to the successor Agent or Security Agent (as the case may be) such documents and records and provide such assistance as the successor Agent or Security Agent (as the case may be) may reasonably request for the purposes of performing its functions as Agent or Security Agent (as the case may be) under the Finance Documents.

(e)	The Agent’s or the Security Agent’s resignation notice shall only take effect upon the appointment of a successor.

(f)	Upon the appointment of a successor, the retiring Agent or Security Agent (as the case may be) shall be discharged from any further obligation as Agent or Security Agent (as the case may be) in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 26. Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(g)	After consultation with the Obligors’ Agent, the Majority Lenders may, by notice to the Agent or Security Agent (as applicable), require it to resign in accordance with paragraph (b) above. In this event, the Agent or Security Agent (as applicable) shall resign in accordance with paragraph (b) above.

(h)	The Majority Lenders may, by notice to the Security Agent, require it to resign in accordance with paragraph (b) above. In this event, the Security Agent shall resign in accordance with paragraph (b) above.

26.15	Confidentiality

(a)	In acting as agent or trustee for the Finance Parties, the Agent shall be regarded as acting through its agency division and the Security Agent shall be regarded as acting through its trustee division (if separate from its agency division) each of which shall be treated as a separate entity from any other of its divisions or departments.

(b)	If information is received by another division or department of the Agent or Security Agent, it may be treated as confidential to that division or department and the Agent or (as the case may be) the Security Agent shall not be deemed to have notice of it.

(c)	Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent, the Security Agent nor the Arranger are obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would or might in its reasonable opinion constitute a breach of any law or a breach of a fiduciary duty.

26.16	Relationship with the Lenders, Bilateral Banks and Hedging Banks

(a)	The Agent and Security Agent may treat each Lender as a Lender, entitled to payments under this Agreement and acting through its Facility Office unless it has received not less than five Business Days’ prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b)	Each Lender shall supply the Agent with any information required by the Agent in order to calculate the Mandatory Cost in accordance with Schedule 4 (Mandatory Cost Formulae).

(c)	The Agent and Security Agent may treat each Bilateral Bank as a Bilateral Bank entitled to payments in respect of the relevant Bilateral Facility unless it has (in its capacity as Agent or Security Agent) received notice in writing to the contrary from that Bilateral Bank.

(d)	The Agent and Security Agent may treat each Hedging Bank as a Hedging Bank entitled to payments in respect of the relevant Hedging Agreement unless it has (in its capacity as Agent or Security Agent) received notice in writing to the contrary from that Hedging Bank.

26.17	Credit appraisal by the Lenders

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Finance Party confirms to the Agent, the Security Agent and the Arranger that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)	the financial condition, status and nature of each member of the Group;

(b)	the legality, validity, effectiveness, adequacy or enforceability of any Finance Document, any Transaction Security and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or any Transaction Security;

(c)	whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(d)	the adequacy, accuracy and/or completeness of any information provided by the Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(e)	the right or title of any person in or to, or the value or sufficiency of any part of, the Charged Property, the priority of any Transaction Security or the existence of any Security affecting the Charged Property.

26.18	Reference Banks

If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Agent shall (in consultation with the Parent) appoint another Lender or an Affiliate of a Lender to replace that Reference Bank.

26.19	Deduction from amounts payable by the Agent

If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

26.20	Insurance by Security Agent

The Security Agent shall not be under any obligation to insure any of the Charged Property, to require any other person to maintain any insurance or to verify any obligation to arrange or maintain insurance contained in the Finance Documents. The Security Agent shall not be responsible for any loss which may be suffered by any person as a result of the lack of or inadequacy of any such insurance. Where the Security Agent is named on any insurance policy as an insured party, it shall not be responsible for any loss which may be suffered by reason of, directly or indirectly, its failure to notify the insurers of any material fact relating to the risk assumed by such insurers or any other information of any kind, unless any Finance Party shall have requested it to do so in writing and the Security Agent shall have failed to do so within fourteen days after receipt of that request.

26.21	Manner of enforcement of Security

Each of the Obligors waives, to the extent permitted under applicable law, all rights it may otherwise have to require that the Transaction Security be enforced in any particular order or manner or at any particular time or that any sum received or recovered from any person, or by virtue of the enforcement of any Transaction Security or any other Security, which is capable of being applied in or towards discharge of any of the Secured Obligations is so applied.

26.22	Winding-up of Trust and Perpetuity Period

If the Security Agent, with the approval of the Majority Lenders, determines that (a) all of the Secured Obligations and all other obligations secured by any of the Security Documents, have been fully and finally discharged and (b) none of the Finance Parties is under any commitment, obligation or liability (whether actual or contingent) to make Loans or provide other financial accommodation to any Obligor pursuant to the Finance Documents, the trusts set out in this Agreement shall be wound up. At that time unless already released on the Security Release Date, the Security Agent shall release, without recourse or warranty, all of the Transaction Security then held by it and the rights of the Security Agent under each of the Security Documents, at which time each of the Security Agent, the Agent, the Finance Parties and the Obligors shall be released from its obligations in respect of these trusts and the Transaction Security (save for those which arose prior to such winding-up). The perpetuity period under the rule against perpetuities, if applicable to this Agreement, shall be the period of eighty years from the date of this Agreement.

26.23	Other Provisions relating to Security Agent

(a)	The Security Agent shall be entitled to carry out all dealings with the Finance Parties through the Agent, to give to the Agent any notice or other communication required to be given by the Security Agent to the Finance Parties and to rely on a certificate from the Agent as to the amount owed to any of the Finance Parties or by any Obligor.

(b)	The Security Agent may place (at the cost of the Obligors) any of the Finance Documents and any other documents relating to the Transaction Security in any safe custody selected by the Security Agent or with any financial institution, any company whose business includes the safe custody of documents or any firm of lawyers of good repute and the Security Agent shall not be responsible for, or be required to insure against, any loss incurred in connection with that deposit.

(c)	The Security Agent may accept without enquiry, and shall not be obliged to investigate, such right and title as each of the Obligors may have to any of the Charged Property and shall not be liable for or bound to require any Obligor to remedy any defect in its right or title.

(d)	The Security Agent may refrain from doing anything which in its opinion will or may be contrary to any relevant law, directive or regulation of any jurisdiction which would or might otherwise render it liable to any person, and the Security Agent may do anything which is, in its opinion, necessary to comply with any such law, directive or regulation.

26.24	Delegation and Additional Trustees

(a)	The Security Agent may at any time delegate by power of attorney or otherwise to any person for any period, all or any of the rights, powers and discretions vested in it by any of the Finance Documents and such delegation may be made upon such terms and conditions (including the power to sub-delegate) and subject to such restrictions as the Security Agent may think fit in the interest of the Finance Parties and it shall not be bound to supervise, or be in any way responsible for any loss incurred by reason of any misconduct or default on the part of any such delegate or sub-delegate; and

(b)	The Security Agent may at any time appoint (and subsequently remove) any person to act as a separate trustee or as a co-trustee jointly with it (a) if it considers such appointment to be in the interests of the Finance Parties or (b) for the purposes of conforming to any legal requirements, restrictions or conditions which the Security Agent deems to be relevant or (c) for obtaining or enforcing any judgement in any jurisdiction, and the Security Agent shall give prior notice to the Obligors’ Agent and the Agent of any such appointment. Any person so appointed (subject to the terms of this Agreement) shall have such rights, powers and discretions (not exceeding those conferred on the Security Agent by this Agreement) and such duties and obligations as are conferred or imposed by the instrument of appointment. The remuneration the Security Agent may pay to any such person, and any costs and expenses incurred by such person in performing its functions pursuant to that appointment shall, for the purposes of this Agreement, be treated as costs and expenses incurred by the Security Agent.

27.	CONDUCT OF BUSINESS BY THE FINANCE PARTIES

No provision of this Agreement will:

(a)	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

28.	SHARING AMONG THE FINANCE PARTIES

28.1	Payments to Lenders

If a Finance Party (a “Recovering Finance Party”) receives or recovers any amount from an Obligor other than in accordance with Clause 29 (Payment mechanics) and applies that amount to a payment due under the Finance Documents then:

(a)	the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery, to the Agent;

(b)	the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 29 (Payment mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

(c)	the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 29.5 (Partial payments).

28.2	Redistribution of payments

The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) in accordance with Clause 29.5 (Partial payments).

28.3	Recovering Lender’s rights

(a)	On a distribution by the Agent under Clause 28.2 (Redistribution of payments), the Recovering Finance Party will be subrogated to the rights of the Finance Parties which have shared in the redistribution.

(b)	If and to the extent that the Recovering Finance Party is not able to rely on its rights under paragraph (a) above, the relevant Obligor shall be liable to the Recovering Finance Party for a debt equal to the Sharing Payment which is immediately due and payable.

28.4	Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)

each Finance Party which has received a share of the relevant Sharing Payment pursuant to Clause 28.2 (Redistribution of payments) shall, upon request of the Agent, pay to the Agent for account of that Recovering Finance Party an amount equal to its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay); and

(b)	that Recovering Finance Party’s rights of subrogation in respect of any reimbursement shall be cancelled and the relevant Obligor will be liable to the reimbursing Finance Party for the amount so reimbursed.

28.5	Exceptions

(a)	This Clause 28 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor.

(b)	A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)	it notified the other Finance Parties of the legal or arbitration proceedings; and

(ii)	the other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice or did not take separate legal or arbitration proceedings.

(c)	This Clause 28 shall not apply to the extent that the Recovering Finance Party is a Bilateral Bank or a Hedging Bank and the amounts recovered are amounts which are owing under a Bilateral Facility or, as the case may be, a Hedging Agreement and are received at a time when no notice has been served by the Agent under Clause 23.18 (Acceleration).

SECTION 11

ADMINISTRATION

29.	PAYMENT MECHANICS

29.1	Payments to the Agent

(a)	On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)	Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in a Participating Member State or London) with such bank as the Agent specifies.

29.2	Distributions by the Agent

Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 29.3 (Distributions to an Obligor) and Clause 29.4 (Clawback) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days’ notice with a bank in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre of a Participating Member State or London).

29.3	Distributions to an Obligor

The Agent may (with the consent of the Obligor or in accordance with Clause 30 (Set-off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

29.4	Clawback

(a)	Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)	If the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

29.5	Partial payments

(a)	Save in the circumstances described in paragraph (c) below, if the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

(i)	first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent, the Security Agent and the Arranger under the Finance Documents;

(ii)	secondly, in or towards payment pro rata of any accrued interest or commission due but unpaid under this Agreement;

(iii)	thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

(iv)	fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b)	The Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(ii) to (iv) above.

(c)	If after the service of a notice by the Agent under Clause 23.18 (Acceleration) or pursuant to the provisions of Clause 29.11 (Application of Proceeds by Security Agent) the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor or a Bilateral Borrower (other than an Obligor) under the Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor or Bilateral Borrower (other than an Obligor), as the case may be, under the Finance Documents in the following order:

(i)	first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent, the Security Agent and the Arranger under the Finance Documents;

(ii)	secondly, in or towards payment pro rata of any accrued interest or commission due but unpaid under the Finance Documents;

(iii)	thirdly, in or towards payment pro rata of any principal due but unpaid under the Finance Documents (including without limitation provisions of cash cover in respect of contingent liabilities and payments due under the Bilateral Facilities and Hedging Agreements); and

(iv)	fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents,

provided that the amount applied by the Agent in respect of the obligations of the Bilateral Borrowers incorporated in the U.S. shall not exceed the aggregate amount received by the Agent from, or in respect of the assets of, the Obligors incorporated in the U.S.

(d)	The Agent shall, if so directed by the Majority Creditors, vary the order set out in paragraphs (c)(ii) to (iv) above provided that any such variation shall be subject to the proviso to paragraph (c) of Clause 29.5 (Partial Payments).

(e)	Paragraphs (a), (b), (c) and (d) above will override any appropriation made by an Obligor.

29.6	No set-off by Obligors

All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

29.7	Business Days

(a)	Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	During any extension of the due date for payment of any principal or an Unpaid Sum under this Agreement interest is payable on the principal at the rate payable on the original due date.

29.8	Currency of account

(a)	Subject to paragraphs (b) to (e) below, the Base Currency is the currency of account and payment for any sum due from an Obligor under any Finance Document.

(b)	A repayment of a Loan or Unpaid Sum or a part of a Loan or Unpaid Sum shall be made in the currency in which that Loan or Unpaid Sum is denominated on its due date.

(c)	Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued.

(d)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(e)	Any amount expressed to be payable in a currency other than the Base Currency shall be paid in that other currency.

(f)	For the purpose of or pending the discharge of any of the Secured Obligations the Security Agent may convert any moneys received or recovered by it from one currency to another, at the spot rate at which the Security Agent is able to purchase the currency in which the Secured Obligations are due with the amount received. The obligations of any Obligor to pay in the due currency shall only be satisfied to the extent of the amount of the due currency purchased after deducting the costs of conversion.

29.9	Change of currency

(a)	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)	any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Parent); and

(ii)	any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

(b)	If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Parent) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the London interbank market and otherwise to reflect the change in currency.

29.10	Disruption to Payment Systems etc.

If either the Agent determines (in its discretion) that a Disruption Event has occurred or the Agent is notified by the Parent that a Disruption Event has occurred:

(a)	the Agent may, and shall if requested to do so by the Parent, consult with the Parent with a view to agreeing with the Parent such changes to the operation or administration of the Facilities as the Agent may deem necessary in the circumstances;

(a)	the Agent shall not be obliged to consult with the Parent in relation to any changes mentioned in paragraph (a) if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(b)	the Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

(c)	any such changes agreed upon by the Agent and the Parent shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 35 (Amendments and Waivers);

(d)	the Agent shall not be liable for any damages, costs or losses whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 29.10; and

(e)	the Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above.

29.11	Application of Proceeds by Security Agent

All moneys from time to time received or recovered by the Security Agent or Receiver (a) in connection with the realisation or enforcement of all or any part of the Transaction Security or (b) pursuant to a Recovery by a Relevant Bilateral Bank pursuant to Clause 29.16 (Equalisation Payments) shall be held by the Security Agent on trust to apply them as soon as the Security Agent in its sole discretion determines to be reasonably practicable, to the extent permitted by applicable law (subject to the provisions of this Clause and notwithstanding any purported appropriation by any Obligor), in the following order of priority:

(a)	in discharging any sums owing to the Security Agent (in its capacity as trustee), any Receiver or any Delegate;

(b)	in payment to the Agent, on behalf of the Finance Parties, for application towards the discharge of all sums due and payable by any Obligor or Bilateral Borrower (other than an Obligor) under any of the Finance Documents in the order set out in paragraph (c) of Clause 29.5 (Partial Payments);

(c)	if none of the Obligors or Bilateral Borrowers (other than Obligors), is under any further actual or contingent liability under any Finance Document, in payment to any person to whom the Security Agent is obliged to pay in priority to any Obligor or Bilateral Borrower (other than an Obligor); and

(d)	the balance, if any, in payment to the relevant Obligor.

29.12	Investment of Proceeds by Security Agent

Prior to the application of the proceeds of the Transaction Security in accordance with Clause 29.11 (Application of Proceeds by Security Agent) the Security Agent may, at its discretion, hold all or part of those proceeds in an interest bearing suspense or impersonal account(s) in the name of the Security Agent or Agent with such financial institution (including itself) for so long as the Security Agent shall think fit (the interest being credited to the relevant account) pending the application from time to time of those monies at the Security Agent’s discretion in accordance with the provisions of this Clause 29.

29.13	Permitted Deductions by Security Agent

Prior to the Security Release Date the Security Agent shall be entitled (a) to set aside by way of reserve amounts required to meet and (b) to make and pay, any deductions and withholdings (on account of Taxes or otherwise) which it is or may be required by any applicable law to make from any distribution or payment made by it under this Agreement, and to pay all Taxes which may be assessed against it in respect of any of the Charged Property, or as a consequence of performing its duties, or by virtue of its capacity as Security Agent under any of the Finance Documents or otherwise (other than in connection with its remuneration for performing its duties under this Agreement).

29.14	Discharge of Secured Obligations

Each of the Obligors agrees that the Secured Obligations shall only be discharged to the extent of the receipts by or recoveries of the Security Agent pursuant to the enforcement of the Transaction Security. Any payment to be made in respect of the Secured Obligations by the Security Agent may be made to the Agent and any payment so made shall be a good discharge to the extent of such payment, to the Security Agent.

29.15	Sums received by Obligors

If any of the Obligors receives any sum which, pursuant to any of the Finance Documents, should have been paid to the Security Agent, that sum shall be held by that Obligor on trust for the Finance Parties and shall promptly be paid to the Security Agent for application in accordance with this Clause.

29.16	Equalisation Payments

(a)	If at any time after the delivery of a notice by the Agent under Clause 23.18 (Acceleration) any Relevant Bilateral Bank makes a Recovery in respect of any sum owed by the relevant Bilateral Borrower whether directly or by set-off or by any other means which, if such sum had been recovered by the Relevant Bilateral Bank from an Obligor, would have fallen to be dealt with under Clause 29.11 (Application of Proceeds by Security Agent) then:

(i)	such Relevant Bilateral Bank will notify details of such Recovery to the Security Agent within 3 Business Days;

(ii)	the Security Agent will then determine in good faith the amount by which such Recovery exceeds the amount which such Relevant Bilateral Bank would have received had such Recovery been affected by the Security Agent from an Obligor pursuant to the Security Documents and applied as provided in Clause 29.11 (Application of Proceeds by Security Agent);

(iii)	such Relevant Bilateral Bank will pay an amount (the “Equalisation Sharing Payment”) equal to the excess to the Security Agent, retaining the balance in pro tanto satisfaction of the amount due to it;

(iv)	the Security Agent shall treat the excess as if it were a Recovery from an Obligor pursuant to the relevant Security Documents and shall deal with it in accordance with Clause 29.11 (Application of proceeds by Security Agent) (taking into account the amount withheld by the Relevant Bilateral Bank in paragraph (iii) above).

(b)	On a distribution by the Security Agent under paragraph (a), the Relevant Bilateral Bank will be subrogated to the rights of the Finance Parties which have shared in the redistribution.

(c)	If and to the extent that the Relevant Bilateral Bank is not able to rely on its rights under paragraph (b) above, the relevant Obligor shall be liable to the Relevant Bilateral Bank for a debt equal to the Equalisation Sharing Payment which is immediately due and payable.

30.	SET-OFF

Save as otherwise provided in Clause 22.9 (Hedging Arrangements), whilst an Event of Default is continuing a Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

31.	NOTICES

31.1	Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

31.2	Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)	in the case of the Parent and Innospec Finance, that identified with its name below;

(b)	in the case of each Finance Party or any other Original Obligor, that notified in writing to the Agent on or prior to the date on which it becomes a Party; and

(c)	in the case of the Agent and the Security Agent, that identified with its name below,

or any substitute address, fax number or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days’ notice.

31.3	Delivery

(a)	Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(i)	if by way of fax, when received in legible form; or

(ii)	if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address,

and, if a particular department or officer is specified as part of its address details provided under Clause 31.2 (Addresses), if addressed to that department or officer.

(b)

Any communication or document to be made or delivered to the Agent or the Security Agent will be effective only when actually received by the Agent or the Security Agent (as the case may be) and then only if it is expressly marked for the attention of the department or officer identified with the Agent’s (or, as applicable, Security Agent’s) signature below (or any substitute department or officer as the Agent or the Security Agent (as the case may be) shall specify for this purpose).

(c)	All notices from or to an Obligor shall be sent through the Agent.

(d)	Any communication or document made or delivered to the Obligors’ Agent in accordance with this Clause will be deemed to have been made or delivered to each of the Obligors.

(e)	All notices to a Lender from the Security Agent shall be sent through the Agent.

31.4	Notification of address and fax number

Promptly upon receipt of notification of an address and fax number or change of address or fax number pursuant to Clause 31.2 (Addresses) or changing its own address or fax number the Agent shall notify the other Parties.

31.5	Electronic communication

(a)	Any communication to be made between the Agent or the Security Agent and a Lender under or in connection with the Finance Documents may be made by electronic mail or other electronic means, if the Agent, the Security Agent and the relevant Lender:

(i)	agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

(ii)	notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(iii)	notify each other of any change to their address or any other such information supplied by them.

(b)	Any electronic communication made between the Agent or the Security Agent and a Lender will be effective only when actually received in readable form and in the case of any electronic communication made by a Lender or the Security Agent to the Agent only if it is addressed in such a manner as the Agent or the Security Agent shall specify for this purpose.

31.6	English language

(a)	Any notice given under or in connection with any Finance Document must be in English.

(b)	All other documents provided under or in connection with any Finance Document must be:

(i)	in English; or

(ii)	if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

32.	CALCULATIONS AND CERTIFICATES

32.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

32.2	Certificates and Determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

32.3	Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the London interbank market differs, in accordance with that market practice.

33.	PARTIAL INVALIDITY

If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

34.	REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of any of the Finance Parties or the Arranger, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

35.	AMENDMENTS AND WAIVERS

35.1	Required consents

(a)	Subject to Clause 35.2 (Exceptions) any term of the Finance Documents (other than the Security Documents, the Bilateral Facilities and the Hedging Agreements) may be amended or waived only with the consent of the Majority Lenders and the Obligors and any such amendment or waiver will be binding on all Parties.

(b)	The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause.

35.2	Exceptions

(a)	An amendment or waiver that has the effect of changing or which relates to:

(i)	the definition of “Majority Lenders” or “Majority Creditors” in Clause 1.1 (Definitions);

(ii)	an extension to the date of payment of any amount under the Finance Documents;

(iii)	a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable;

(iv)	an increase in or an extension of any Commitment or Total Commitment;

(v)	a change to the Borrowers or Guarantors other than in accordance with Clause 25 (Changes to the Obligors);

(vi)	any provision which expressly requires the consent of all the Lenders;

(vii)	Clause 2.3 (Lenders’ rights and obligations), Clause 24 (Changes to the Finance Parties) or this Clause 35; or

(viii)	paragraph (d) of 19.27 (Anti-terrorism laws) and paragraph (b) of Clause 22.29 (Anti-terrorism laws).

(ix)	Clause 29.11 (Application of Proceeds by Security Agent),

shall not be made without the prior consent of all the Lenders.

(b)	An amendment or waiver which has the effect of changing or which relates to any provision in this Agreement relating to the terms of any Bilateral Facility or Hedging Agreement or the rights of a Bilateral Bank or Hedging Bank thereunder may not be affected without the consent of the relevant Bilateral Bank or Hedging Bank (as the case may be).

(c)	An amendment or waiver which relates to the rights or obligations of the Agent, the Security Agent or the Arranger may not be made without the consent of the Agent, the Security Agent or the Arranger (as the case may be).

(d)	An amendment or waiver that has the effect of changing or which relates to any provision which expressly requires the consent of the Majority Creditors, shall not be made without the prior consent of the Majority Creditors.

35.3	Amendments to Security Documents

Subject to Clause 35.4 (Exceptions relating to Security), the Security Agent may prior to the Security Release Date, if authorised by the Majority Lenders, amend the terms of, waive any of the requirements of, or grant consents under, any of the Security Documents, any such amendment, waiver or consent being binding on all the Parties.

35.4	Exceptions relating to Security

(a)	Prior to the Security Release Date, the prior consent of all of the Lenders is required to authorise any amendment of any Security Document which would affect the nature or the scope of the Charged Property or the manner in which proceeds of enforcement are distributed.

(b)	No waiver or amendment of any Security Document may impose any new or additional obligations on any person without the consent of that person.

35.5	Releases by Security Agent

Upon a disposal of any of the Charged Property prior to the Security Release Date (a) pursuant to the enforcement of the Transaction Security by a Receiver or the Security Agent or (b) if such disposal is permitted by paragraph (b) of Clause 22.4 (Disposals) of this Agreement or any other provision of the Finance Documents, the Security Agent shall (at the cost of the Obligor) release that property from the Transaction Security and is authorised to execute, without the need for any further authority from the Finance Parties, any release of the Transaction Security or other claim over that asset and to issue any certificates of non-crystallisation of floating charges that may be required or desirable.

35.6	Amendments by Obligors’ Agent

The Obligors’ Agent (acting on behalf of each of the Obligors) may agree any amendment to or modification of the provisions of any of the Finance Documents or any schedule thereto, or grant any waiver or consent in relation thereto and the Obligors will be bound by any such amendment or modification.

35.7	Amendment to correct Manifest Error

The Agent may agree with the Obligors’ Agent (acting on behalf of each of the Obligors) any amendment to or the modification of the provisions of any of the Finance Documents or any schedule thereto, which is necessary to correct a manifest error and the Obligors will be bound by any such amendment or modification.

35.8	Amendments to Hedging Agreements

Subject to the provisions of Clause 22.9 (Hedging Arrangements), a Hedging Agreement may be amended, varied, waived or modified by agreement between the parties thereto.

35.9	Amendments to Bilateral Facilities

A Bilateral Facility may be amended, varied, waived or modified by agreement between the parties thereto.

36.	OBLIGORS’ AGENT

Each Obligor by its execution of this Agreement or an Accession Letter irrevocably authorises the Obligors’ Agent to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises:

(a)	the Obligors’ Agent on its behalf to supply all information concerning itself, its financial condition and otherwise to the relevant persons contemplated under this Agreement and to give all notices and instructions (including, in the case of a Borrower (and without limitation), Utilisation Requests and Selection Notices) on its behalf under the Finance Documents without further reference to or the consent of such Obligor; and

(b)	each Finance Party to give any notice, demand or other communication to be given to or served on such Obligor pursuant to the Finance Documents to the Obligors’ Agent on its behalf;

and in each such case such Obligor will be bound thereby as though such Obligor itself had supplied such information, given such notice and instructions or received any such notice, demand or other communication.

37.	USA PATRIOT ACT

Each Lender hereby notifies each Obligor that pursuant to the requirements of the USA Patriot Act, such Lender is required to obtain, verify and record information that identifies such Obligor, which information includes the name and address of such Obligor and other information that will allow such Lender to identify such Obligor in accordance with the USA Patriot Act.

38.	COUNTERPARTS

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

39.	PUBLICITY

All publicity in connection with the Facilities shall be managed by the Arrangers in consultation with the Parent. If any member of the Group is obliged as a matter of applicable law or regulation to disclose any information relating to the Facilities it shall be permitted to do so and shall provide to the Agent details of that disclosure prior to making that disclosure.

SECTION 12

GOVERNING LAW AND ENFORCEMENT

40.	GOVERNING LAW

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

41.	ENFORCEMENT

41.1	Jurisdiction of English courts

(a)	The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement and any non-contractual obligations arising out of or in connection with this Agreement regarding the existence, validity or termination of this Agreement or the consequence of its nullity) (a “Dispute”).

(b)	The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)	This Clause 41.1 is for the benefit of the Finance Parties only. As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

41.2	Service of process

Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales):

(a)	irrevocably appoints Innospec Finance (whose address for service is “Innospec Manufacturing Park, Oil Sites Road, Ellesmere Port, Cheshire CH65 4EY, Fax: 0151 348 5756”) as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

(b)	agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

42.	WAIVER OF JURY TRIAL

Each of the parties to this Agreement irrevocably waives trial by jury in any action or proceeding with respect to any Finance Document.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

THE ORIGINAL PARTIES

Part I

The Original Obligors

Name of Original Borrower	Jurisdiction of Incorporation and registration number (or equivalent, if any)
Innospec Limited	England, 344359
Innospec Fuel Specialties Limited	England, 3316334
Innospec Finance Limited	England, 5330706
Innospec Developments Limited	England, 3516662
Innospec Inc	Delaware, U.S.A.
Innospec Fuel Specialties LLC	Delaware, U.S.A.

Name of Original Guarantor	Jurisdiction of Incorporation and registration number (or equivalent, if any)
Innospec Limited	England, 344359
Innospec Fuel Specialties Limited	England, 3316334
Innospec Developments Limited	England, 3516662
OboAdler Company Limited	England, 3760777
Innospec Trading Limited	England, 3516648
Innospec Holdings Limited	England, 4109325
Innospec International Limited	England, 3316194
Innospec (Plant) Limited	England, 873396
Innospec Finance Limited	England, 5330706
Innospec Alchemy	England, 4998182
Innospec Widnes Limited	England, 04178371
Innospec GmbH	Switzerland, CH-170.4.004.645-1
Alcor Chemie Vertriebs GmbH	Switzerland, CH-170.4.002.974-7

Name of Original Guarantor	Jurisdiction of Incorporation and registration number (or equivalent, if any)
Innospec Inc.	Delaware, U.S.A.
Innospec Fuel Specialties LLC	Delaware, U.S.A.
Innospec Active Chemicals LLC	Georgia, U.S.A.

Part II

The Original Lenders

Name of Original Lender	Facility A Commitment ($)	Facility B Commitment ($)
Barclays Bank PLC	11,250,000	22,500,000
Clydesdale Bank PLC trading as Yorkshire Bank	11,250,000	22,500,000
Lloyds TSB Bank plc	11,250,000	22,500,000
National Westminster Bank Plc	11,250,000	22,500,000
Credit Suisse	5,000,000	10,000,000
TOTAL	50,000,000	100,000,000

Part III

The Original Bilateral Banks

Name of Original Bilateral Bank

Barclays Bank PLC

Credit Suisse

Lloyds TSB Bank plc

National Westminster Bank Plc

Part IV

The Hedging Banks

Name of Original Hedging Bank

Barclays Bank PLC

Clydesdale Bank PLC trading as Yorkshire Bank

Bank of Scotland plc (acting through its Treasury Division)

Lloyds TSB Bank plc

National Australia Bank Limited

SCHEDULE 2

CONDITIONS PRECEDENT

Part I

Conditions precedent to initial Utilisation

1.	Corporate Documents

(a)	A copy of the constitutional documents of each Original Obligor.

(b)	A copy of a resolution of the board of directors (or equivalent thereof) of each Original Obligor:

(i)	approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

(i)	authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

(ii)	authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request and Selection Notice) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

(c)	A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above.

(d)	A certificate of the Parent (signed by a member of Management or a director) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on any Original Obligor to be exceeded.

(e)	To the extent not otherwise provided above, the constitutive documents of any member of the Group incorporated in England and Wales or the U.S. whose shares are subject to Security under any of the Security Documents together with any resolutions of the shareholders of such member of the Group adopting such changes to the constitutive documents of such member of the Group as the Agent shall have reasonably required (prior to the date of this Agreement) to, among other things, remove any restriction on any transfer of shares or partnership interests (or equivalent) in such member of the Group pursuant to any enforcement of any of such Security Documents.

(f)	A copy of a good standing certificate with respect to each U.S. Group Member which is an Original Guarantor, issued as of a recent date by the Secretary of State or other appropriate official of such U.S. Group Member’s jurisdiction of incorporation or organisation

(g)	A certificate of an authorised signatory of the relevant Original Obligor certifying that each copy document relating to it specified in this paragraph 1 of

Part I of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

2.	Finance Documents

The Fee Letters, duly executed.

3.	Legal opinions

(a)	A legal opinion of Clifford Chance LLP, legal advisers to the Arranger and the Agent in England as to English law, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

(b)	A legal opinion of Clifford Chance LLP, legal advisers to the Arranger and the Agent as to the laws of Delaware, U.S., substantially in the form distributed to the Original Lenders prior to signing this Agreement.

(c)	A legal opinion of King and Spalding LLP, legal advisers to the Arranger and the Agent as to the laws of the Georgia, U.S., substantially in the form distributed to the Original Lenders prior to signing this Agreement.

(d)	A legal opinion of Bär & Karrer, the legal advisers to the Arranger and the Agent as to Swiss law, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

4.	Security

(a)	The Debentures, duly executed.

(b)	The Swiss Assignment Agreement, duly executed.

(c)	The U.S. Security Documents, duly executed.

(d)	The English Share Pledge, duly executed.

(e)	The Swiss Share Pledge, duly executed.

5.	Perfection of Security

(a)	Key Properties - Registration:

(i)	The results of HM Land Registry searches in favour of the Agent on the appropriate forms against all of the registered titles comprising each Key Property giving not less than 21 days priority beyond the date each Key Property became subject to the terms of the relevant Finance Documents and showing no adverse entries.

(ii)

An undertaking from Hammonds LLP (legal counsel to Innospec) to (subject to receipt of (1) the original Key Property Debentures following registration at Companies House (2) evidence of registration of the Key Property Debentures at Companies House and (3) executed releases of the existing Security relating to the Original Facilities Agreement): (a) within the priority periods afforded by the Land Registry searches (or such longer periods as granted by the Land Registry) make applications to the Land Registry on the appropriate forms together with the payment of the Land Registry fees to release such existing Security and to register the Security created in respect of each Key Property under the Finance Documents (including the restrictions and obligations to make further advances referred to in the Key Property Debentures) against the relevant title number for each Key Property (b) give notice of the Key Property Debentures to the landlords of all leasehold Key Properties (c) use reasonable endeavours to deal promptly with any requisitions raised by the Land Registry in connection with the applications mentioned above and (d) hold any title deeds that come into their possession to the order of the Security Agent.

(b)	All original share certificates and related stock transfer forms executed in blank in relation to shares subject to the Security Documents to the extent appropriate under applicable law.

(c)	Executed notices of assignment/charge (to be dated the date that is the first Utilisation Date) of any contracts specifically identified in the Security Documents and any bank accounts listed in the Security Documents.

(d)	All insurance policies relating to Material Insurances in force as at the date of the first Utilisation under this Agreement or, if not available, broker’s letters confirming the matters specified in paragraph (b)(i) of Clause 22.7 (Insurance).

6.	Other documents and evidence

(a)	The Original Financial Statements of the Parent.

(b)	The Group Structure Chart.

(c)	Information Package.

(d)	Environmental Disclosure Schedule.

(e)	Evidence that upon the date that the first Loan is made:

(i)	all Financial Indebtedness arising under or in connection with the Original Facilities Agreement will be immediately repaid in full and all commitments under the Original Facilities Agreement cancelled; and

(ii)	all of the existing Security relating to the Original Facilities Agreement will be immediately released and the relevant reassignments have been made.

(f)	Evidence that the fees, costs and expenses then due pursuant to Clause 12 (Fees) and Clause 17 (Costs and Expenses) have been paid or will be paid.

(g)	A certificate of solvency signed by the chief financial officer of each Original Obligor incorporated in the U.S.

(h)	Evidence that the Original Guarantors satisfy the requirements of paragraph (b) of Clause 22.23 (Guarantors and Security) (by reference to the EBITDA and gross asset analysis based on the Q3 forecast used in the Information Package).

(i)	A certificate, signed by Management, confirming that the ratio of Total Net Debt on the last day of the financial quarter ending September 2008 to EBITDA for the twelve month period ending on the last day of the financial quarter ending September 2008 was not more than 1.0:1.0 for the twelve month period ending on the last day of the financial quarter ending September 2008.

(j)	Documentation and other evidence as is reasonably requested by the Agent or the Lenders in order for the Agent and the Lenders to carry out and be satisfied with the results of all necessary “know your customer” or other checks on each Obligor pursuant to the transactions contemplated in the Finance Documents.

Part II

Conditions Precedent required to be

delivered by an Additional Obligor

1.	An Accession Letter, duly executed by the Additional Obligor and the Parent.

2.	A copy of the constitutional documents of the Additional Obligor.

3.	A copy of a resolution of the board of directors of the Additional Obligor:

(a)	approving the terms of, and the transactions contemplated by, the Accession Letter and the Finance Documents and resolving that it execute the Accession Letter;

(b)	authorising a specified person or persons to execute the Accession Letter on its behalf; and

(c)	authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices (including, in relation to an Additional Borrower, any Utilisation Request or Selection Notice) to be signed and/or despatched by it under or in connection with the Finance Documents.

4.	A specimen of the signature of each person authorised by the resolution referred to in paragraph 3 above.

5.	Where the Agent’s relevant counsel deems such to be either necessary or desirable either in place of or in addition to the resolution referred to in paragraph (b) above, a certificate or extract from a public commercial registry or other evidence setting out the names and signatures of the persons authorised to sign, on behalf of the Additional Obligor, each Finance Document to which such company is or is to be a party and any documents to be delivered by such company pursuant to any of the Finance Documents.

6.	Where the Agent’s relevant counsel deems such to be either necessary or desirable, either a copy of a resolution signed by all the holders of the issued shares in such company or a resolution of the supervisory board, work council or equivalent supervisory body of the Additional Obligor, approving the terms of, and the transactions contemplated by, the Finance Documents to which that company is a party.

7.	A certificate of the Additional Obligor (signed by a director) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on it to be exceeded.

8.	A certificate of an authorised signatory of the Additional Obligor certifying that each copy document listed in this Part II of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of the Accession Letter.

9.	A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by the Accession Letter or for the validity and enforceability of any Finance Document.

10.	If available, the latest audited financial statements of the Additional Obligor.

11.	A legal opinion of the legal advisers to the Arranger and the Agent in England.

12.	If the Additional Obligor is incorporated in a jurisdiction other than England and Wales, a legal opinion of the legal advisers to the Arranger and the Agent in the jurisdiction in which the Additional Obligor is incorporated.

13.	If the proposed Additional Obligor is incorporated in a jurisdiction other than England and Wales, evidence that the process agent specified in Clause 41.2 (Service of process), if not an Obligor, has accepted its appointment in relation to the proposed Additional Obligor.

14.	If the Additional Obligor is acceding to this Agreement prior to the Security Release Date, such Security Document(s) executed by the Additional Obligor in favour of the Security Agent for the benefit of the Finance Parties (or, if applicable, directly in favour of the Finance Parties) as the Agent shall have required in accordance with the provisions of Clause 22.23 (Guarantors and Security).

15.	(To the extent permissible under applicable law and in relation to an Additional Obligor acceding to this Agreement prior to the Security Release Date) an executed Security Document by the immediate Holding Company of such Additional Obligor over the entire issued share capital of such Additional Obligor held by such Holding Company.

16.	If the Additional Obligor is formed in any state of the United States of America, a certificate of solvency signed by the Chief Financial Officer of such Additional Obligor and a copy of a good standing certificate with respect to that Additional Obligor issued as of a recent date by the Secretary of State or other appropriate official of that Additional Obligor’s jurisdiction of formation.

17.	If the Additional Obligor is acceding to this Agreement prior to the Security Release Date and where the Agent’s relevant counsel reasonably deems such to be either necessary or advisable and to the extent practicable (taking into account the commercial benefit for the Finance Parties and the burden on the Obligors), any recordings, filings or other action required to perfect the Security purported to be created by the Security Documents referred to above (including, without limitation, delivery of share certificates and stock transfer forms executed in blank in relation to pledged shares, noting of pledges on share registers, application for registration of security and notices of assignment).

18.	The constitutive documents of any member of the Group whose shares are subject to Security under any of the Security Documents referred to above in the form required by the Agent together with any resolutions of the shareholders of such member of the Group adopting such changes to the constitutive documents of such member of the Group as the Agent shall have reasonably required to, among other things, remove any restriction on any transfer of shares or partnership interests (or equivalent) in such member of the Group pursuant to any enforcement of any of such Security Documents.

SCHEDULE 3

REQUESTS

Part I

Utilisation Request

From: [Borrower/Obligors’ Agent]

To:     [Agent]

Dated:

Dear Sirs

Innospec Inc. - U.S.$150,000,000 Facilities Agreement dated [•] 2009

(the “Facility Agreement”)

1.	We wish [Name of Borrower] to borrow a Loan on the following terms:

Proposed Utilisation Date:	[ ] (or, if that is not a Business Day, the next Business Day)

Facility to be utilised:	Facility B

Tranche to be utilised:	[Tranche B1] [Tranche B2]*

Currency of Loan:	[ ]

Amount:	[ ] or, if less, the Available Facility

Interest Period:	[ ]

2.	We confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Utilisation Request.

3.	The proceeds of this Loan should be credited to [account].

[4/5] This Utilisation Request is irrevocable.

Yours faithfully

authorised signatory for

[the Obligors’ Agent on behalf of]

[name of relevant Borrower]

*	Select the Tranche to be utilised and delete reference to the other Tranche.

Part II

Selection Notice

Applicable to a Facility A Loan

From:	[Borrower/Obligors’ Agent]

To:	[Agent]

Dated:

Dear Sirs

Innospec Inc. - U.S.$150,000,000 Facilities Agreement dated [—] 2009

(the “Facility Agreement”)

1.	We refer to the following Facility A Loan[s] in [identify currency] with an Interest Period ending on [ ]*.

2.	[We request that the above Facility A Loan[s] be divided into [ ] Facility A Loans with the following Base Currency Amounts and Interest Periods:] **

or

[We request that the next Interest Period for the above Facility A Loan[s] is [    ]].***

3.	We request that the above Facility A Loan[s] [is]/[are] [denominated in the same currency for the next Interest Period]/[denominated in the following currencies: [ ]. As this results in a change of currency we confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Selection Notice. The proceeds of any change in currency should be credited to [account].] .

4.	This Selection Notice is irrevocable.

Yours faithfully

authorised signatory for
[the Obligors’ Agent on behalf of] [name of relevant Borrower]

*	Insert details of all Facility A Loans in the same currency which have an Interest Period ending on the same date.
**	Use this option if division of Facility A Loans is requested.
***	Use this option if sub-division is not required.

SCHEDULE 4

MANDATORY COST FORMULAE

1.	The Mandatory Cost is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank or (c) the requirements of the Swiss National Bank and / or FINMA.

2.	On the first day of each Interest Period (or as soon as possible thereafter) the Agent shall calculate, as a percentage rate, a rate (the “Additional Cost Rate”) for each Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Agent as a weighted average of the Lenders’ Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Loan) and will be expressed as a percentage rate per annum.

3.	The Additional Cost Rate for any Lender lending from a Facility Office in a Participating Member State or in Switzerland will be the percentage notified by that Lender to the Agent. This percentage will be certified by that Lender in its notice to the Agent to be its reasonable determination of the cost (expressed as a percentage of that Lender’s participation in all Loans made from that Facility Office) of complying with the minimum reserve requirements of the European Central Bank and / or the Swiss National Bank and / or FINMA in respect of Loans made from that Facility Office.

4.	The Additional Cost Rate for any Lender lending from a Facility Office in the United Kingdom will be calculated by the Agent as follows:

(a)	in relation to a sterling Loan:

(b)	in relation to a Loan in any currency other than sterling:

Where:

A	is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

B	is the percentage rate of interest (excluding the Margin and the Mandatory Cost and, if the Loan is an Unpaid Sum, the additional rate of interest specified in paragraph (a) of Clause 9.3 (Default interest)) payable for the relevant Interest Period on the Loan.

C	is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

D	is the percentage rate per annum payable by the Bank of England to the Agent on interest bearing Special Deposits.

E	is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Agent as being the average of the most recent rates of charge supplied by the Reference Banks to the Agent pursuant to paragraph 7 below and expressed in pounds per £1,000,000.

5.	For the purposes of this Schedule:

(a)	“Eligible Liabilities” and “Special Deposits” have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

(b)	“Fees Rules” means the rules on periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

(c)	“Fee Tariffs” means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate); and

(d)	“Tariff Base” has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

6.	In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5 per cent. will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

7.	If requested by the Agent, each Reference Bank shall, as soon as practicable after publication by the Financial Services Authority, supply to the Agent, the rate of charge payable by that Reference Bank to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by that Reference Bank as being the average of the Fee Tariffs applicable to that Reference Bank for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of that Reference Bank.

8.	Each Lender shall supply any information required by the Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender shall supply the following information on or prior to the date on which it becomes a Lender:

(a)	the jurisdiction of its Facility Office; and

(b)	any other information that the Agent may reasonably require for such purpose.

Each Lender shall promptly notify the Agent of any change to the information provided by it pursuant to this paragraph.

9.	The percentages of each Lender for the purpose of A and C above and the rates of charge of each Reference Bank for the purpose of E above shall be determined by the Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Lender notifies the Agent to the contrary, each Lender’s obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the same jurisdiction as its Facility Office.

10.	The Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender or Reference Bank pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.

11.	The Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender and each Reference Bank pursuant to paragraphs 3, 7 and 8 above.

12.	Any determination by the Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all Parties.

13.	The Agent may from time to time, after consultation with the Parent and the Lenders, determine and notify to all Parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank or the Swiss National Bank and / or FINMA (or, in any case, any other authority which replaces all or any of their functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all Parties.

SCHEDULE 5

FORM OF TRANSFER CERTIFICATES

Part I

To:	[ ] as Agent

From:	[The Existing Lender] (the “Existing Lender”) and [The New Lender] (the “New Lender”)

Dated:

Innospec Inc.-U.S.$150,000,000 Facilities Agreement dated [•] 2009

(the “Facility Agreement”)

1.	We refer to Clause 24.5 (Procedure for transfer):

(a)	The Existing Lender and the New Lender agree to the Existing Lender and the New Lender transferring by novation all or part of the Existing Lender’s Commitment, rights and obligations referred to in the Schedule in accordance with Clause 24.5 (Procedure for transfer).

(b)	The proposed Transfer Date is [ ].

(c)	The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 31.2 (Addresses) are set out in the Schedule.

2.	The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of Clause 24.4 (Limitation of responsibility of Existing Lenders).

3.	This Transfer Certificate is governed by English law and unless otherwise specified terms defined in the Facility Agreement shall have the same meaning in this Transfer Certificate.

THE SCHEDULE

Commitment/rights and obligations to be transferred

[insert relevant details]

[Facility Office address, fax number and attention details for notices and account details for payments,]

[Existing Lender]	[New Lender]
By:	By:

This Transfer Certificate is accepted by the Agent and the Transfer Date is confirmed as [    ].

[Agent]

By:

Part II

LMA Transfer Certificate (Par)

BANK:	Date:

TRANSFEREE:

This Transfer Certificate is entered into pursuant to (i) the agreement (the “Sale Agreement”) evidenced by the Confirmation dated                      between the Bank and the Transferee (acting directly or through their respective agents) and (ii) the Credit Agreement.

On the Transfer Date, the transfer by way of novation from the Bank to the Transferee on the terms set out herein and in the Credit Agreement shall become effective subject to:

(i)	the Sale Agreement and the terms and conditions incorporated in the Sale Agreement;

(ii)	the terms and conditions annexed hereto; and

(iii)	the schedule annexed hereto,

all of which are incorporated herein by reference.

The Bank	The Transferee
[ ]	[ ]
By:	By:

The Schedule

Credit Agreement Details:
Borrower(s):
Credit Agreement Dated
Guarantor(s):
Agent Bank:	No Yes (specify)
Security:
Total Facility Amount:
Governing Law:
Additional Information:

Transfer Details:
Name of Tranche Facility:
Nature (Revolving, Term, Acceptances Guarantee/Letter of Credit, Other):
Final Maturity:
Participation Transferred Commitment transferred[1]
Drawn Amount (details below):[1]
Undrawn Amount:[1]
Settlement Date:
Details of outstanding Credits[1]
Specify in respect of each Credit:
Transferred Portion (amount):
Tranche/Facility:
Nature:	Term Revolver Acceptance Guarantee/Letter of Credit Other (specify)
Details of other Credits are set out on the attached sheet

Administration Details
Bank’s Receiving Account:
Transferee’s Receiving Account:
Addresses
Bank	Transferee
[ ]	[ ]
Address:	Address:
Telephone:	Telephone:
Facsimile:	Facsimile:
Attn/Ref	Attn/Ref

[1]	As at the date of the Transfer Certificate

TERMS AND CONDITIONS

These are the Terms and Conditions applicable to the transfer certificate including the Schedule thereto (the “Transfer Certificate”) to which they are annexed.

1.	Interpretation

In these Terms and Conditions words and expressions shall (unless otherwise expressly defined herein) bear the meaning given to them in the Transfer Certificate, the Credit Agreement or the Sale Agreement.

2.	Transfer

The Bank requests the Transferee to accept and procure the transfer by novation of all or a part (as applicable) of such participation of the Bank under the Credit Agreement as is set out in the relevant part of the Transfer Certificate under the heading “Participation Transferred” (the “Purchased Assets”) by counter-signing and delivering the Transfer Certificate to the Agent at its address for the service of notice specified in the Credit Agreement. On the Transfer Date the Transferee shall pay to the Bank the Settlement Amount as specified in the pricing letter between the Bank and the Transferee dated the date of the Transfer Certificate (adjusted, if applicable, in accordance with the Sale Agreement) and completion of the transfer will take place.

3.	Effectiveness of Transfer

The Transferee hereby requests the Agent to accept the Transfer Certificate as being delivered to the Agent pursuant to and for the purposes of the Credit Agreement so as to take effect in accordance with the terms of the Credit Agreement on the Transfer Date or on such later date as may be determined in accordance with the terms thereof.

4.	Transferee’s Undertaking

The Transferee hereby undertakes with the Agent and the Bank and each of the other parties to the Credit Documentation that it will perform in accordance with its terms all those obligations which by the terms thereof will be assumed by it after delivery of the Transfer Certificate to the Agent and satisfaction of the conditions (if any) subject to which the Transfer Certificate is to take effect.

5.	Payments

(1) Place

All payments by either party to the other under the Transfer Certificate shall be made to the Receiving Account of that other party. Each party may designate a different account as its Receiving Account for payment by giving the other not less than five Business Days notice before the due date for payment.

(2) Funds

Payments under the Transfer Certificate shall be made in the currency in which the amount is denominated for value on the due date at such times and in such funds as are customary at the time for settlement of transactions in that currency.

6.	The Agent

The Agent shall not be required to concern itself with the Sale Agreement and may rely on the Transfer Certificate without taking account of the provisions of such agreement.

7.	Assignment of Rights

The Transfer Certificate shall be binding upon and enure to the benefit of each party and its successors and permitted assigns provided that neither party may assign or transfer its rights thereunder without the prior written consent of the other party.

8.	Governing Law and Jurisdiction

The Transfer Certificate (including, without limitation, these Terms and Conditions) shall be governed by and construed in accordance with the laws of England, and the parties submit to the non-exclusive jurisdiction of the English courts.

Each party irrevocably appoints the person described as process agent (if any) specified in the Sale Agreement to receive on its behalf service of any action, suit or other proceedings in connection with the Transfer Certificate. If any person appointed as process agent ceases to act for any reason the appointing party shall notify the other party and shall promptly appoint another person incorporated within England and Wales to act as its process agent.

SCHEDULE 6

FORM OF ACCESSION LETTER

To: [            ] as Agent

From: [Subsidiary] and [Parent]/[Bilateral Bank]/[Hedging Bank] [Additional Lender]

Dated:

Dear Sirs

Innospec Inc.-U.S.$150,000,000 Facilities Agreement dated [•] 2009

(the “Facility Agreement”)

1.	[Subsidiary]/[Bilateral Bank]/[Hedging Bank]/[Additional Lender] agrees to become an Additional [Borrower]/[Guarantor]/[Bilateral Bank]/[Hedging Bank] [Lender] and to be bound by the terms of the Facility Agreement as an Additional [Borrower]/[Guarantor] /[Bilateral Bank]/[Hedging Bank]/[Lender] pursuant to Clause [25.2 (Additional Borrowers)]/[Clause 25.4 (Additional Guarantors)]/[24.9 (Accession of Bilateral Banks)]/[24.10 (Accession of Hedging Banks)]/[[•] (Tranche 1 Increase in Facility B)]/[[•] (Tranche 2 Increase in Facility B) of the Facility Agreement. [Subsidiary] /[Bilateral Bank]/[Hedging Bank] is a company duly incorporated under the laws of [name of relevant jurisdiction].

2.	[Incorporate wording limiting the guarantee to the extent appropriate to satisfy any local legal requirements regarding corporate benefit, financial assistance etc. and to avoid any material risk of legal liability of a director of the proposed Guarantor.]

3.	[Subsidiary’s] /[Bilateral Bank’s]/[Hedging Bank’s]/[Additional Lender’s] administrative details are as follows:

Address:

Fax No:

Attention:

4.	This letter is governed by English law.

This Guarantor Accession Letter is entered into by a deed.

[Parent]	[Subsidiary]	/[Bilateral	Bank]/[Hedging
Bank]/[Additional Lender]

SCHEDULE 7

FORM OF RESIGNATION LETTER

To: [            ] as Agent

From: [resigning Obligor] and [Parent]

Dated:

Dear Sirs

Innospec Inc.-U.S.$150,000,000 Facilities Agreement dated [•] 2009

(the “Facility Agreement”)

1.	Pursuant to [Clause 25.3 (Resignation of a Borrower)]/[Clause 25.6 (Resignation of a Guarantor)], we request that [resigning Obligor] be released from its obligations as a [Borrower]/[Guarantor] under the Facility Agreement.

2.	We confirm that:

(a) no Default is continuing or would result from the acceptance of this request; and

(b) [            ]*

3.	This letter is governed by English law.

[Parent]	[Subsidiary]

By:	By:

*	Insert any other conditions required by the Facility Agreement.

SCHEDULE 8

FORM OF COMPLIANCE CERTIFICATE

To:     [        ] as Agent

From: [Parent]

Dated:

Dear Sirs

Innospec Inc. - U.S.$150,000,000 Facilities Agreement dated [—] 2009

(the “Facility Agreement”)

1.	We refer to the Facility Agreement. This is a Compliance Certificate.

2.	We confirm that:

(a)	The ratio of Total Net Debt on [Quarter Date] to EBITDA for the Relevant Period ending on such Quarter Date was [ ]:1.0 as tested against a ratio of [ ]:1.0 and therefore we are [in compliance/not in compliance] with this financial covenant.

(b)	The ratio of EBITDA to Net Interest for the Relevant Period ending on [Quarter Date] was [ ]:1.0 as tested against a ratio of [ ]:1.0 and therefore we are [in compliance/not in compliance] with this financial covenant.

3.	On the basis of the above, we confirm that the Margin in respect of Loans after your receipt of this Compliance Certificate will be [ ] per cent. per annum.

4.	[We also confirm that:

(a)	the aggregate (without double counting) EBITDA of the Guarantors for the Relevant Period ending on [ ] was [ ]% of the consolidated EBITDA of the Group for that Relevant Period;

(b)	the aggregate gross assets (without double counting) of the Guarantors as at [ ] was [ ]% of the consolidated gross assets of the Group as at such date;

(c)	Guarantors representing at least 75% of consolidated EBITDA of the Group for that relevant period and at least 75% of the consolidated gross assets of the Group as at [insert date of Relevant Period] have provided Transaction Security which continue to be in place*; and

(d)	the Material Group Companies for the purpose of paragraphs (b) and (d) of the definition of Material Group Company are as follows:

[            ]. [Note: This paragraph 4 only to be given with annual statements]

*	Delete for compliance certificates delivered in respect of periods falling after the Security Release Date.

5.	[We confirm that no Default is continuing.] [If this statement cannot be made, this certificate should identify the Default and the steps, if any, being taken to remedy it.]

Signed:
[Director/member of Management]
of
[Parent]

SCHEDULE 9

LMA FORM OF CONFIDENTIALITY UNDERTAKING

LMA CONFIDENTIALITY LETTER

FOR PRIMARY SYNDICATION

[Letterhead of Arranger]

To:

[insert name of Potential Lender]

Re: The Facilities

Parent:	Innospec Inc. (the “Parent”)

Date:	[ ] 2009

Amount:	$150,000,000

Agent:	[ ]

Dear Sirs

We understand that you are considering participating in the Facilities. In consideration of us agreeing to make available to you certain information, by your signature of a copy of this letter you agree as follows:

(A)	CONFIDENTIALITY

1.	CONFIDENTIALITY UNDERTAKING

You undertake:

1.1	to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by paragraph (A)2 below and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to your own confidential information;

1.2	to keep confidential and not disclose to anyone except as provided for by paragraph (A)2 below the fact that the Confidential Information has been made available or that discussions or negotiations are taking place or have taken place between us in connection with the Facilities; and

1.3	to use the Confidential Information only for the Permitted Purpose.

2.	PERMITTED DISCLOSURE

We agree that you may disclose such Confidential Information and such of those matters referred to in paragraph (A)1.2 above as you shall consider appropriate:

2.1	to members of the Participant Group and their officers, directors, employees, professional advisers and auditors if any person to whom the Confidential Information is to be given pursuant to this paragraph (A)2.1 is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information, except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

2.2	to any person to whom information is required or requested to be disclosed by any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation; and

2.3	with the prior written consent of us and the Parent.

3.	NOTIFICATION OF DISCLOSURE

You agree (to the extent permitted by law and regulation) to inform us:

3.1	of the circumstances of any disclosure of Confidential Information made pursuant to paragraph (A)2.2 above except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

3.2	upon becoming aware that Confidential Information has been disclosed in breach of this letter.

4.	RETURN OF COPIES

If you do not participate in the Facilities and we so request in writing, you shall return all Confidential Information supplied to you by us and destroy or permanently erase (to the extent technically practicable) all copies of Confidential Information made by you and use all reasonable endeavours to ensure that anyone to whom you have supplied any Confidential Information destroys or permanently erases (to the extent technically practicable) such Confidential Information and any copies made by them, in each case save to the extent that you or the recipients are required to retain any such Confidential Information by any applicable law, rule or regulation or by any competent judicial, governmental, supervisory or regulatory body or in accordance with internal policy, or where the Confidential Information has been disclosed under paragraph (A)2.2 above.

5.	CONTINUING OBLIGATIONS

The obligations in this letter are continuing and, in particular, shall survive the termination of any discussions or negotiations between you and us. Notwithstanding the previous sentence, the obligations in Part A of this letter shall cease on the earlier of (a) the date on which you become a party to the Facility Agreement or (b) twelve months after the date of this letter.

6.	NO REPRESENTATION; CONSEQUENCES OF BREACH, ETC

You acknowledge and agree that:

6.1

neither we nor any of our officers, employees or advisers (each a “Relevant Person”) (i) make any representation or warranty, express or implied, as to, or assume any responsibility for, the accuracy, reliability or completeness of any of the Confidential Information or any other information supplied by us or any member of the Group or the assumptions on which it is based or (ii) shall be under any obligation to update or correct any inaccuracy in the Confidential Information or any other information supplied by us or any member of the

Group or be otherwise liable to you or any other person in respect of the Confidential Information or any such information; and

6.2	we or members of the Group may be irreparably harmed by the breach of the terms of this letter and damages may not be an adequate remedy; each Relevant Person or member of the Group may be granted an injunction or specific performance for any threatened or actual breach of the provisions of this letter by you.

7.	ENTIRE AGREEMENT; NO WAIVER; AMENDMENTS, ETC

7.1	This letter constitutes the entire agreement between us in relation to your obligations regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

7.2	No failure or delay in exercising any right or remedy under this letter will operate as a waiver thereof nor will any single or partial exercise of any right or remedy preclude any further exercise thereof or the exercise of any other right or remedy under this letter.

7.3	The terms of this letter and your obligations under this letter may only be amended or modified by written agreement between us.

8.	INSIDE INFORMATION

You acknowledge that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and you undertake not to use any Confidential Information for any unlawful purpose.

9.	NATURE OF UNDERTAKINGS

The undertakings given by you under Part A of this letter are given to us and (without implying any fiduciary obligations on our part) are also given for the benefit of each other member of the Group.

(B)	MISCELLANEOUS

1.	THIRD PARTY RIGHTS

1.1	Subject to this paragraph (B)1 and to paragraphs (A)6 and (A)9, a person who is not a party to this letter has no right under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Act”) to enforce or to enjoy the benefit of any term of this letter.

1.2	The Relevant Persons and each member of the Group may enjoy the benefit of the terms of paragraphs (A)6 and (A)9 subject to and in accordance with this paragraph (B)1 and the provisions of the Third Parties Act.

1.3	Notwithstanding any provisions of this letter, the parties to this letter do not require the consent of any Relevant Person or any member of the Group to rescind or vary this letter at any time.

2.	GOVERNING LAW AND JURISDICTION

2.1	This letter (including the agreement constituted by your acknowledgement of its terms) (the “Letter”) and any non-contractual obligations arising out of or in connection with it

(including any non-contractual obligations arising out of the negotiation of the transaction contemplated by this Letter) are governed by English law.

2.2	The courts of England have non-exclusive jurisdiction to settle any dispute arising out of or in connection with this Letter (including a dispute relating to any non-contractual obligation arising out of or in connection with either this Letter or the negotiation of the transaction contemplated by this Letter).

3.	DEFINITIONS

In this letter (including the acknowledgement set out below):

“Arranger Group” means us, each of our holding companies and subsidiaries and each subsidiary of each of our holding companies (as each such term is defined in the Companies Act 2006) and each of our or their directors, officers and employees (including any sales and trading teams) provided that when used in this letter in respect of an Arranger it applies severally only in respect of that Arranger, each of that Arranger’s holding companies and subsidiaries, each subsidiary of each of its holding companies and each director, officer and employee (including any sales and trading teams) of that Arranger or any of the foregoing and not, for the avoidance of doubt, those of another Arranger.

“close of primary syndication” means the time we notify the parties participating as lenders of record in primary syndication as to the allocation of commitments relating to the Facilities.

“Confidential Information” means all information relating to the Parent, any Obligor, the Group, the Finance Documents and/or the Facilities which are provided to you in relation to the Finance Documents or Facilities by us or any of our affiliates or advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:

(a)	is or becomes public information other than as a direct or indirect result of any breach by you of this letter; or

(b)	is identified in writing at the time of delivery as non-confidential by us or our advisers; or

(c)	is known by you before the date the information is disclosed to you by us or any of our affiliates or advisers or is lawfully obtained by you after that date, from a source which is, as far as you are aware, unconnected with the Group and which, in either case, as far as you are aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality.

“Facility Agreement” means the facility agreement entered into or to be entered into in relation to the Facilities.

“Facility Interest” means a legal, beneficial or economic interest acquired or to be acquired expressly and specifically in or in relation to the Facilities, whether as initial lender or by way of assignment, transfer, novation, sub-participation (whether disclosed, undisclosed, risk or funded) or any other similar method.

“Finance Documents” means the documents defined in the Facility Agreement as Finance Documents.

“Group” means the Parent and its subsidiaries for the time being (as such term is defined in the Companies Act 2006).

“Obligor” means a borrower or a guarantor under the Facility Agreement.

“Participant Group” means you, each of your holding companies and subsidiaries and each subsidiary of each of your holding companies (as each such term is defined in the Companies Act 2006).

“Permitted Purpose” means considering and evaluating whether to enter into the Facilities.

Please acknowledge your agreement to the above by signing and returning the enclosed copy.

Yours faithfully

For and on behalf of

[Arranger]

To:	[Arranger]
The Parent and each other member of the Group

We acknowledge and agree to the above:

For and on behalf of
[Potential Lender]

SCHEDULE 10

TIMETABLES

	Loans in euro	Loans in dollars	Loans in sterling	Loans in other currencies	Loans in Same Day Dollars

Agent notifies the Parent if a currency is approved as an Optional Currency in accordance with Clause 4.3 (Conditions relating to Optional Currencies)	—	—	—	U-4	—

Delivery of a duly completed Utilisation Request (Clause 5.1 (Delivery of a Utilisation Request) or a Selection Notice (Clause 10.1 (Selection of Interest Periods))	U-3 9.00am	U-3 9.00am	U-1 9.00am	U-3 9.00am	U 9.00am

Agent determines (in relation to a Utilisation) the Base Currency Amount of the Loan, if required under Clause 5.4 (Lenders’ participation)	U-3 11.00am		U-1 11.00am	U-3 11.00am

Agent notifies the Lenders of the Loan in accordance with Clause 5.4 (Lenders’ participation)	U-3 3.00pm	U-3 3.00pm	U-1 3.00pm	U 11.00am	U 10.30am

Agent receives a notification from a Lender under Clause 6.2 (Unavailability of a currency)	U-3 5.00pm	U-3 5.00pm	U-1 5.00pm

Agent gives notice in accordance with Clause 6.2 (Unavailability of a currency)	U-2 9.30am	U-2 9.30am	U 9.30am

Agent determines amount of the Loan in Optional Currency in accordance with Clause 6.3 (Change of currency)	U-3 noon	U-3 noon	U noon

	Loans in euro	Loans in dollars	Loans in sterling	Loans in other currencies	Loans in Same Day Dollars

LIBOR/EURIBOR is fixed	Quotation Day as of 11:00 a.m. London time in respect of LIBOR Quotation Day as of 11:00 a.m. Brussels time in respect of EURIBOR	Quotation Day as of 11:00 a.m. London time in respect of LIBOR	Quotation Day as of 11:00 a.m.	Quotation Day as of 11:00 a.m.

“U” = date of utilisation or, if applicable, in the case of a Facility A Loan that has already been borrowed, the first day of the relevant Interest Period for that Loan

“U—X” = X Business Days prior to date of utilisation

SIGNATURES

THE PARENT

INNOSPEC INC.

By:

Address:	Innospec Manufacturing Park
Oil Sites Road
Ellesmere Port
Cheshire
CH65 4EY

Fax:	0151 348 5756

THE ORIGINAL BORROWERS

INNOSPEC LIMITED

By:

Address:	Innospec Manufacturing Park
Oil Sites Road
Ellesmere Port
Cheshire
CH65 4EY

Fax:	0151 348 5756

INNOSPEC FUEL SPECIALTIES LIMITED

By:

Address:	Innospec Manufacturing Park
Oil Sites Road
Ellesmere Port
Cheshire
CH65 4EY

Fax:	0151 348 5756

INNOSPEC FINANCE LIMITED

By:

Address:	Innospec Manufacturing Park
Oil Sites Road
Ellesmere Port
Cheshire
CH65 4EY

Fax:	0151 348 5756

INNOSPEC DEVELOPMENTS LIMITED

By:

Address:	Innospec Manufacturing Park
Oil Sites Road
Ellesmere Port
Cheshire
CH65 4EY

Fax:	0151 348 5756

INNOSPEC INC.

By:

Address:	Innospec Manufacturing Park
Oil Sites Road
Ellesmere Port
Cheshire
CH65 4EY

Fax:	0151 348 5756

INNOSPEC FUEL SPECIALITIES LLC

By:

Address:	Innospec Manufacturing Park
Oil Sites Road
Ellesmere Port
Cheshire
CH65 4EY

Fax:	0151 348 5756

THE ORIGINAL GUARANTORS

INNOSPEC LIMITED

By:

Address:	Innospec Manufacturing Park
Oil Sites Road
Ellesmere Port
Cheshire
CH65 4EY

Fax:	0151 348 5756

INNOSPEC FUEL SPECIALTIES LIMITED

By:

Address:	Innospec Manufacturing Park
Oil Sites Road
Ellesmere Port
Cheshire
CH65 4EY

Fax:	0151 348 5756

INNOSPEC DEVELOPMENTS LIMITED

By:

Address:	Innospec Manufacturing Park
Oil Sites Road
Ellesmere Port
Cheshire
CH65 4EY

Fax:	0151 348 5756

INNOSPEC INC.

By:

Address:	Innospec Manufacturing Park
Oil Sites Road
Ellesmere Port
Cheshire
CH65 4EY

Fax:	0151 348 5756

OBOADLER COMPANY LIMITED

By:

Address:	Innospec Manufacturing Park
Oil Sites Road
Ellesmere Port
Cheshire
CH65 4EY

Fax:	0151 348 5756

INNOSPEC TRADING LIMITED

By:

Address:	Innospec Manufacturing Park
Oil Sites Road
Ellesmere Port
Cheshire
CH65 4EY

Fax:	0151 348 5756

INNOSPEC HOLDINGS LIMITED

By:

Address:	Innospec Manufacturing Park
Oil Sites Road
Ellesmere Port
Cheshire
CH65 4EY

Fax:	0151 348 5756

INNOSPEC INTERNATIONAL LIMITED

By:

Address:	Innospec Manufacturing Park
Oil Sites Road
Ellesmere Port
Cheshire
CH65 4EY

Fax:	0151 348 5756

INNOSPEC WIDNES LIMITED

By:

Address:	Innospec Manufacturing Park
Oil Sites Road
Ellesmere Port
Cheshire
CH65 4EY

Fax:	0151 348 5756

ALCOR CHEMIE VERTRIEBS GMBH

By:

Address:	Innospec Manufacturing Park
Oil Sites Road
Ellesmere Port
Cheshire
CH65 4EY

Fax:	0151 348 5756

INNOSPEC (PLANT) LIMITED

By:

Address:	Innospec Manufacturing Park
Oil Sites Road
Ellesmere Port
Cheshire
CH65 4EY

Fax:	0151 348 5756

INNOSPEC FINANCE LIMITED

By:

Address:	Innospec Manufacturing Park
Oil Sites Road
Ellesmere Port
Cheshire
CH65 4EY

Fax:	0151 348 5756

INNOSPEC ALCHEMY

By:

Address:	Innospec Manufacturing Park
Oil Sites Road

Ellesmere Port Cheshire
CH65 4EY

Fax:	0151 348 5756

INNOSPEC GMBH

By:

Address:	Innospec Manufacturing Park
Oil Sites Road
Ellesmere Port Cheshire
CH65 4EY

Fax:	0151 348 5756

INNOSPEC FUEL SPECIALTIES LLC

By:

Address:	Innospec Manufacturing Park
Oil Sites Road
Ellesmere Port Cheshire
CH65 4EY

Fax:	0151 348 5756

INNOSPEC ACTIVE CHEMICALS LLC

By:

Address:	Innospec Manufacturing Park
Oil Sites Road
Ellesmere Port Cheshire
CH65 4EY

Fax:	0151 348 5756

THE AGENT

LLOYDS TSB BANK PLC

By:

Address:	Lloyds TSB Bank plc
Bank House
Wine Street
Bristol BS1 2AN

Telephone:	01179 233059
Fax:	0207 158 3204

Attention:	Wholesale Loans Services

THE SECURITY AGENT

LLOYDS TSB BANK PLC

By:

Address:	Lloyds TSB Bank plc
Bank House
Wine Street
Bristol BS1 2AN

Telephone:	01179 233059
Fax:	0207 158 3204

Attention:	Wholesale Loans Services

THE ARRANGER

BARCLAYS CAPITAL

By:

Address:	5, The North Colonnade
London E14 4BB

Fax:	0161 251 2161

Attention:	Alan Brown

CLYDESDALE BANK PLC TRADING AS YORKSHIRE BANK

By:

Address:	Yorkshire Bank
Floor 1, The Chancery
Spring Gardens
Manchester M2 1YB

Fax:	0161 832 5187

Attention:	Kevin Rimmer and Simon Atkinson

CREDIT SUISSE

By:

Address:	Paradeplatz 8
8001 Zurich
Switzerland

Fax:	0041 44 334 41 95

Attention:	Daniel Schaeublin

LLOYDS TSB BANK PLC, CORPORATE MARKETS

By:

Address:	Lloyds TSB Bank plc
10 Gresham Street
London EC2V 7AE

Fax:	0207 158 3297

Attention:	Atif Malik

THE ROYAL BANK OF SCOTLAND PLC
acting as agent for National Westminster Bank Plc

By:

Address:	c/o The Royal Bank of Scotland plc
Corporate Banking
10th Floor, The Plaza
100 Old Hall Street
Liverpool L3 9QJ

Fax:	0151 236 72313

Attention:	Chris Sharkey/Jan Green

THE ORIGINAL LENDERS

BARCLAYS BANK PLC

By:

Address:	7th Floor
1 Marsden Street
Manchester M2 1HW

Fax:	0161 251 2161

Attention:	Alan Brown

CLYDESDALE BANK PLC TRADING AS YORKSHIRE BANK

By:

Address:	Yorkshire Bank
Floor 1, The Chancery
Spring Gardens
Manchester M2 1YB

Fax:	0161 832 5187

Attention:	Kevin Rimmer and Simon Atkinson

CREDIT SUISSE

By:

Address:	Bahnhofstrasse 17
6300 Zug
Switzerland

Fax:	0041 41 727 93 33

Attention:	Phillipe Camenisch

LLOYDS TSB BANK PLC

By:

Address:	Lloyds TSB Bank plc
10 Gresham Street
London EC2V 7AE

Fax:	0207 158 3251

Attention:	James Ogden

NATIONAL WESTMINSTER BANK PLC
for and on behalf of National Westminster Bank Plc

By:

Address:	c/o The Royal Bank of Scotland plc
Corporate Banking
10th Floor, The Plaza
100 Old Hall Street
Liverpool L3 9QJ

Fax:	0151 236 72313

Attention:	Chris Sharkey/Jan Green

THE ORIGINAL BILATERAL BANKS

BARCLAYS BANK PLC

By:

Address:	7th Floor
1 Marsden Street
Manchester M2 1HW

Fax:	0161 251 2161

Attention:	Alan Brown

CREDIT SUISSE

By:

Address:	Bahnhofstrasse 17
6300 Zug
Switzerland

Fax:	0041 41 727 93 33

Attention:	Phillipe Camenisch

LLOYDS TSB BANK PLC

By:

Address:	Lloyds TSB Bank plc
10 Gresham Street
London EC2V 7AE

Fax:	0207 158 3251

Attention:	James Ogden

NATIONAL WESTMINSTER BANK PLC
for and on behalf of National Westminster Bank Plc

By:

Address:	c/o The Royal Bank of Scotland plc
Corporate Banking
10th Floor, The Plaza
100 Old Hall Street
Liverpool L3 9QJ

Fax:	0151 236 72313

Attention:	Chris Sharkey/Jan Green

THE ORIGINAL HEDGING BANKS

BARCLAYS BANK PLC

By:

Address:	7th Floor
1 Marsden Street
Manchester M2 1HW

Fax:	0161 251 2161

Attention:	Alan Brown

CLYDESDALE BANK PLC TRADING AS YORKSHIRE BANK

By:

Address:	Yorkshire Bank
Floor 1, The Chancery
Spring Gardens
Manchester M2 1YB

Fax:	0161 832 5187

Attention:	Kevin Rimmer and Simon Atkinson

BANK OF SCOTLAND PLC (acting through its Treasury Division)

By:

Address:	Bank of Scotland Treasury
33 Old Broad Street
London EC2N 1HZ

Fax:	020 7574 8783

Attention:	David McLean

LLOYDS TSB BANK PLC

By:

Address:	Lloyds TSB Bank plc
10 Gresham Street
London EC2V 7AE

Fax:	0207 158 3251

Attention:	James Ogden

NATIONAL AUSTRALIA BANK LIMITED ABN 12 004 044 937

By:

Address:	Yorkshire Bank
Floor 1, The Chancery
Spring Gardens
Manchester M2 1YB

Fax:	0161 832 5187

Attention:	Kevin Rimmer and Simon Atkinson